UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

WORTHINGTON INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

August 16, 2016

Dear Fellow Shareholders:

On behalf of the Board of Directors and employees of Worthington Industries, Inc. (the “Company”), I cordially invite you to participate via webcast in the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on Thursday, September 29, 2016, beginning at 2:00 p.m., Eastern Daylight Time. This year’s Annual Meeting will be a virtual meeting of shareholders which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/WOR16. You will not be able to attend the Annual Meeting in person.

Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, which you are urged to read carefully. If you participate in the Annual Meeting via the live webcast at www.virtualshareholdermeeting.com/WOR16, you may revoke your proxy and vote during the Annual Meeting, even if you have previously submitted a proxy.

We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain shareholders on the Internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record at the close of business on August 2, 2016. At the same time, we provided those shareholders with access to our online proxy materials and filed our proxy materials with the SEC. We believe furnishing proxy materials to our shareholders on the Internet will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you have received the Notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the Notice.

It is important that your common shares be represented at the Annual Meeting whether or not you are personally able to attend. Accordingly, after reading the accompanying proxy materials, please promptly submit your proxy by telephone, Internet or mail as described in the Proxy Statement or the Notice.

Your continuing interest in our Company is greatly appreciated.

Sincerely,

/s/ John P. McConnell

JOHN P. McCONNELL
Chairman of the Board and Chief Executive Officer

200 Old Wilson Bridge Rd. | Columbus, Ohio 43085

WorthingtonIndustries.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 29, 2016

Notice is hereby given that the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Worthington Industries, Inc. (the “Company”) will be held at 2:00 p.m., Eastern Daylight Time, on Thursday, September 29, 2016. This year’s Annual Meeting will be a virtual meeting of shareholders which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/WOR16. You will not be able to attend the Annual Meeting in person.

The Annual Meeting is being held for the following purposes:

(1)	To elect three directors, each to serve for a term of three years to expire at the 2019 Annual Meeting of Shareholders;

(2)	To approve the advisory resolution on executive compensation;

(3)	To approve the Second Amendment to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors; and

(4)	To ratify the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2017.

Only shareholders of record at the close of business on the record date, August 2, 2016, are entitled to notice of, and to vote at, the Annual Meeting.

We will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about August 16, 2016 to shareholders of record at the close of business on August 2, 2016. The Notice contains instructions on how to access our Proxy Statement, our 2016 Annual Report to Shareholders and the form of proxy on the Internet, as well as instructions on how to request a paper copy of the proxy materials.

By Order of the Board of Directors,

/s/ Dale T. Brinkman
Dale T. Brinkman
Secretary

Columbus, Ohio

August 16, 2016

Before you vote, access the proxy materials in one of the following ways prior to the Annual Meeting:

To view Online: Have available the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX provided in your Notice and visit: www.proxyvote.com. You may visit www.proxyvote.com 24 hours a day, seven days a week, prior to 11:59 p.m., Eastern Daylight Time, on September 28, 2016.

If you would like to receive a PAPER or E-MAIL copy:

You must request a paper or e-mail copy of the proxy materials. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

(1)     By Internet:                      www.proxyvote.com

(2)     By Telephone:                  1-800-579-1639

(3)     By E-Mail*:                      sendmaterial@proxyvote.com

*If you request proxy materials by e-mail, please send a blank e-mail including in the subject line the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX provided in your Notice. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 15, 2016 to facilitate timely delivery of the proxy materials.

200 Old Wilson Bridge Rd. | Columbus, Ohio 43085

WorthingtonIndustries.com

PROXY STATEMENT FOR THE

ANNUAL MEETING OF SHAREHOLDERS OF

WORTHINGTON INDUSTRIES, INC.

To Be Held On Thursday, September 29, 2016

TABLE OF CONTENTS

Page
Proxy Statement Summary	1

General Information	9

Security Ownership of Certain Beneficial Owners and Management	13

Corporate Governance	16

Proposal 1: Election of Directors	19

Transactions with Certain Related Persons	29

Executive Compensation	32

Compensation of Directors	62

Equity Compensation Plan Information	65

Proposal 2: Advisory Vote on Executive Compensation	66

Proposal 3: Approval of the Second Amendment to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors	68

Proposal 4: Ratification of the Selection of Independent Registered Public Accounting Firm	78

Audit Committee Matters	78

Householding of Annual Meeting Materials	80

Shareholder Proposals for 2017 Annual Meeting	81

Future Electronic Access to Proxy Materials and Annual Report	81

Annual Report on Form 10-K	82

Other Business	82

Companies Included in Comparator Group	Appendix I

Proposed Second Amendment to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors	Appendix II

i

PROXY STATEMENT SUMMARY

This summary highlights information about Worthington Industries, Inc. (“Worthington” or the “Company”) and certain information contained elsewhere in this Proxy Statement for the Company’s Annual Meeting of Shareholders (the “Annual Meeting”), which will be held on Thursday, September 29, 2016, beginning at 2:00 p.m. (EDT). This summary does not contain all of the information that you should consider in voting your common shares, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding the Company’s performance for the fiscal year ended May 31, 2016 (“Fiscal 2016”), please review the Company’s Annual Report on Form 10-K for Fiscal 2016.

Virtual Meeting: The Annual Meeting will be a virtual meeting, which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast, by visiting www.virtualshareholdermeeting.com/WOR16. You will not be able to attend the Annual Meeting in person.

HOW TO CAST YOUR VOTE:

Even if you plan to attend the Annual Meeting via the webcast, please vote as soon as possible and in any event prior to 11:59 p.m. (EDT) on September 28, 2016. You can vote in one of the following ways prior to the date of the Annual Meeting:

Internet	Telephone	Mail

Go to www.proxyvote.com: You can use the Internet 24 hours a day to transmit your voting instructions. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the web site and follow the instructions.

	Call 1-800-690-6903: You can use any touch-tone telephone. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.	If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and dating your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

VOTING MATTERS AND BOARD RECOMMENDATIONS
	Management Proposals	Board Vote Recommendation	Page Reference (for more detail)

Proposal 1:	Election of three directors each to serve for a term of three years to expire at the 2019 Annual Meeting of Shareholders	FOR each nominee	19

Proposal 2:	Approval of advisory resolution on executive compensation	FOR	66

Proposal 3:	Approval of the Second Amendment to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors	FOR	68

Proposal 4:	Ratification of selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2017	FOR	78

DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The following table provides summary information about the three director nominees and the seven continuing directors. Additional information about each nominee’s and each continuing director’s experience, qualifications, attributes and skills can be found beginning on page 20.

Name	Age	Director Since	Occupation	Board Committees (1)

Nominees Standing for Re-Election to the Board at the 2016 Annual Meeting of Shareholders
Kerrii B. Anderson	59	2010	Private Investor and Board Advisor; Former CEO & CFO, Wendy’s International, Inc.	Audit; Comp
John P. McConnell	62	1990	Chairman of the Board and Chief Executive Officer, Worthington Industries, Inc.	Executive*
Mary Schiavo	60	1998	Member, Motley Rice LLC	Audit; N&G
Directors Whose Terms Continue Until the 2017 Annual Meeting of Shareholders
Michael J. Endres	68	1999	Special Limited Partner, Stonehenge Partners, Inc.	Executive; Comp
Ozey K. Horton, Jr.	65	2011	Independent Advisor and Director Emeritus, McKinsey & Company	Comp; N&G
Peter Karmanos, Jr.	73	1997	Retired Executive Chairman of the Board and Founder, Compuware	Executive; N&G*
Carl A. Nelson, Jr.	71	2004	Independent Business Consultant	Executive; Audit*
Directors Whose Terms Continue Until the 2018 Annual Meeting of Shareholders
John B. Blystone	63	1997	Retired Chairman of the Board, President and Chief Executive Officer, SPX Corporation	Lead Independent Director; Executive; Comp*
Mark C. Davis	56	2011	Private Investor and Chief Executive Officer, Lank Acquisition Corp.	Audit
Sidney A. Ribeau	68	2000	Professor of Communications and former President, Howard University	N&G
(1)	Comp: Compensation N&G: Nominating and Governance *Denotes Committee Chair

COMMITMENT TO SHAREHOLDERS / GOVERNANCE

Worthington has long operated under a strong corporate Philosophy rooted in the golden rule with earning money for our shareholders and increasing the value of their investment as the Company’s first corporate goal. Consistent with this Philosophy and the Company’s culture, Worthington is committed to high ethical standards and sound corporate governance practices.

Strong Corporate Culture

•     Culture based on long-standing corporate Philosophy rooted in the golden rule

•     First corporate goal is to earn money for shareholders and increase the value of their investment

•     Comprehensive Corporate Governance Guidelines and Code of Conduct

Returns to Shareholders	• Dividends paid every year since going public in 1968 • Stock buy-back program
Board Independence

•     9 out of 10 directors are independent - our CEO is the only management director

•     Audit, Compensation, and Nominating and Governance Committees are composed exclusively of independent directors under NYSE corporate governance standards

Lead Independent Director

•     John B. Blystone serves as Lead Independent Director

•     Mr. Blystone serves as liaison between management and the other non-management directors, presides over executive sessions of the non-management directors and has authority to call meetings of the non-management directors

Executive Sessions	• The independent directors regularly meet in private without management • The Lead Independent Director presides at these executive sessions

Board Oversight of Risk Management

•     The Board monitors Worthington’s systematic approach to identifying and assessing enterprise risks faced by Worthington and our business units

•     The Audit Committee reviews our overall enterprise risk management policies and practices, financial, reporting and compliance risk exposures and the delegation of risk oversight responsibilities to other Board committees

•     The Compensation Committee oversees compensation risk management

Executive Compensation

•     Strong pay-for-performance philosophy

•     Executive compensation is more highly leveraged than market median – base salaries generally below market median and higher percentage of pay tied to at-risk incentive compensation

•     Goals and targets for annual and long-term incentive plans annually reviewed and set by Compensation Committee

•     Compensation Committee advised by independent compensation consultant

•     Annual “say-on-pay” advisory vote

•     Limited perquisites and benefits

•     No defined benefit pension or SERP benefits

•     Change of control equity vesting requires “double trigger” – must also have termination of employment

•     No employment contracts or change in control arrangements outside shareholder-approved incentive plans

•     Have never repriced or offered cash buy-outs of underwater options

Stock Ownership Requirements

•     Non-management directors to hold Worthington common shares valued at five times annual cash retainer

•     CEO to hold Worthington common shares valued at five times annual base salary

•     Members of executive management to hold Worthington common shares valued at a multiple of base salary, depending on position

•     No speculative trading or hedging permitted by directors, officers or other key employees of the Company

FISCAL 2016 BUSINESS PERFORMANCE AND EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS
•	The Company’s financial performance in Fiscal 2016 rebounded nicely from the fiscal year ended May 31, 2015 (“Fiscal 2015”), as the Company achieved record earnings per diluted common share.

•	Steel Processing posted a strong year despite the lower steel price environment, as the steep decline in steel prices through January resulted in inventory holding losses (where the Company is forced to sell higher priced raw material to fill orders in a declining steel price environment) until late in Fiscal 2016. The Company’s legacy Pressure Cylinder businesses, Industrial and Retail, had a good year, which offset the difficult conditions in Oil & Gas Equipment and Cryogenics, and our joint ventures, particularly WAVE, posted good results.

•	Although the Company continued to face challenging conditions in certain markets, it has taken action to meet or reduce these challenges. In Steel Processing, the Company’s inventory and price risk management practices significantly reduced the amount of inventory holding losses which could have otherwise been incurred, and with improving steel prices, the Company saw inventory holding gains in the last two months of Fiscal 2016. As low oil and gas prices have crippled demand for the Company’s Oil & Gas Equipment, the Company continued to reduce the workforce and variable costs throughout that business. In response to the weakness in the Engineered Cabs market, that business completed the closure of its Florence, South Carolina facility and moved much of its profitable business into its other two facilities.

•	Consistent with the Company’s compensation philosophy, the annual incentive compensation earned by participants continued to track the Company’s performance. As the annual results improved in Fiscal 2016, so did the Company’s annual incentive bonuses, which paid out for corporate employees at slightly in excess of 100% of target. In Fiscal 2015, lower results had caused the corporate annual incentive bonus awards to be paid out at only 70% of target.

•	Despite the improved results for Fiscal 2016, the corporate long-term cash performance awards earned for the three-year period ended Fiscal 2016 were paid out at only 70% of target and were down from the awards earned for the three-year performance period ended Fiscal 2015. The weaker results in Fiscal 2015 negatively impacted both three-year periods, but targets for the three-year period ended Fiscal 2016 had been set at higher levels. Although the Company’s stock price was $42.30 on June 30, 2016 versus $28.22 on June 24, 2015, the value of the performance shares earned for the three-year period ended May 31, 2016 was down even more than the cash award, as the targeted award was for fewer common shares since the stock price was higher when the awards were granted in June 2013 versus June 2012.

•	The Company rolled out Transformation 2.0 which is a relaunch of its first Transformation that has been so successful in the Steel Processing operating segment. The goal is to drive it throughout the Pressure Cylinders operating segment and other parts of the Company. Transformation 2.0 takes the best from the first Transformation and provides an acceleration of the playbook by using rapid Kaizen events, lean principles and value-based pricing analysis and strategies.

FISCAL 2016 EARNED INCENTIVE COMPENSATION

The following table lists, for each of Fiscal 2016, Fiscal 2015 and Fiscal 2014, the incentive compensation earned by the Company’s CEO, Chief Financial Officer (“CFO”), and the three other most highly compensated executive officers serving at the end of Fiscal 2016 (collectively, the “named executive officers” or “NEOs”) under their annual incentive bonus awards for those fiscal years and their three-year cash performance and performance share awards earned for the periods ended with such fiscal years. See the “Fiscal 2016 Summary Compensation Table” beginning on page 51 of this Proxy Statement for additional information on compensation of the NEOs.

Name and Principal Position During Fiscal 2016	Fiscal Year	Annual Incentive Bonus Earned ($)	3-year Cash Performance Award Earned ($)	3-year Performance Share Award Earned
				(# of Shares)	Value on Date Distributed ($)(1)
John P. McConnell, Chairman of the Board and Chief Executive Officer	2016	893,772	697,500	11,858	501,593
	2015	616,517	883,000	26,490	747,548
	2014	838,070	1,664,875	43,813	1,855,481
B. Andrew Rose, Executive Vice President and Chief Financial Officer	2016	508,203	418,500	4,883	206,551
	2015	350,554	529,800	10,596	299,019
	2014	476,531	613,375	12,268	519,550
Mark A. Russell, President and Chief Operating Officer	2016	642,269	418,500	4,883	206,551
	2015	443,032	529,800	10,596	299,019
	2014	602,241	853,046	17,060	722,491
Geoffrey G. Gilmore, President, The Worthington Steel Company (2)	2016	451,350 (4)	233,925	2,339	98,940
	2015	304,883	267,750	4,463	125,946
	2014	463,500	327,292	5,309	224,836
Virgil L. Winland, Senior Vice President – Manufacturing (3)	2016	407,089 (4)	160,425	1,395	59,009
(1)	Number of performance shares earned multiplied by closing common share price on the date the performance shares were distributed.

(2)	Mr. Gilmore was named President of Worthington Cylinder Corporation as of June 1, 2016.

(3)	Fiscal 2016 is the only year that Mr. Winland was as an NEO under the applicable SEC rules.

(4)	These amounts include a supplemental bonus of $6,750 paid to Mr. Gilmore and $19,586 paid to Mr. Winland for Fiscal 2016.

OVERVIEW OF EXECUTIVE COMPENSATION PROGRAM
	SHORT-TERM CASH		LONG-TERM INCENTIVE
PAY ELEMENT	BASE SALARY	ANNUAL INCENTIVE BONUS	CASH PERFORMANCE	PERFORMANCE SHARES	RESTRICTED COMMON SHARES	STOCK OPTIONS

WHO RECEIVES	NEOs and other Senior Executives

AT RISK	No	Yes

FORM OF PAYMENT	Cash			Equity

TYPE OF PERFORMANCE	Short-term emphasis		Long-term emphasis

PERFORMANCE PERIOD / VESTING PERIOD	Ongoing	1 year	3-year performance period		3-year cliff vesting	3-year incremental vesting (33% a year)

HOW PAY-OUT DETERMINED	Set or approved by Comp. Committee	Comp. Committee sets targets based on metrics (below) and potential awards. Performance determines amount earned			Comp. Committee determines size of award. Value depends on price of common shares on exercise / vesting date

MOST RECENT PERFORMANCE METRICS	n/a	EVA (BU or Corp.) EOI (BU) EPS (Corp.)	EVA (Corp.) EOI (BU) EPS (Corp.)		Stock Price	Stock Price Appreciation

VALUE OF AWARD EARNED	n/a	Formulaic - Performance v Targets		Formulaic -Performance v Targets / Market Price of Common Shares	Market Price x Common Shares	(Market Price – Exercise Price) x Common Shares

WORTHINGTON INDUSTRIES, INC.

200 Old Wilson Bridge Road

Columbus, Ohio 43085

(614) 438-3210

www.worthingtonindustries.com

PROXY STATEMENT

Dated: August 16, 2016

FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held On September 29, 2016

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Worthington Industries, Inc., an Ohio corporation (the “Company”), for use at the 2016 Annual Meeting of Shareholders to be held at 2:00 p.m., Eastern Daylight Time, on September 29, 2016 (the “Annual Meeting”). This year’s Annual Meeting will be a virtual meeting of shareholders which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/WOR16. On or about August 16, 2016, we will begin mailing to our shareholders of record at the close of business on August 2, 2016, a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Notice of Annual Meeting of Shareholders, this Proxy Statement, the form of proxy and our 2016 Annual Report to Shareholders (for the fiscal year ended May 31, 2016 (“Fiscal 2016”)).

As used in this Proxy Statement, the “Company” means Worthington Industries, Inc. or, where appropriate, Worthington Industries, Inc. and its subsidiaries. The term “common shares” means the Company’s common shares, without par value. Other than the common shares, there are no voting securities of the Company outstanding.

Purpose of the Annual Meeting

At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders included with this Proxy Statement. Specifically, the shareholders will be asked to: (1) elect three directors to the Board for three-year terms to expire at the 2019 Annual Meeting of Shareholders; (2) approve the advisory resolution on executive compensation; (3) approve the Second Amendment to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors; and (4) ratify the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2017. In addition, following the formal portion of the Annual Meeting, management of the Company will respond to questions from shareholders.

Board’s Recommendations

Subject to revocation, all forms of proxy that are properly completed and timely received will be voted in accordance with the instructions contained therein. If no instructions are given (excluding broker non-votes), the persons named as proxy holders will vote the common shares in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

•	“FOR” the election of its nominated slate of directors (see “PROPOSAL 1: ELECTION OF DIRECTORS”);

•	“FOR” the approval of the advisory resolution on executive compensation (see “PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION”);

•	“FOR” the approval of the Second Amendment to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors (see “PROPOSAL 3: APPROVAL OF THE SECOND AMENDMENT TO THE WORTHINGTON INDUSTRIES, INC. AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS”); and

•	“FOR” the ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2017 (see “PROPOSAL 4: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM”).

Shareholder Voting Rights

Only shareholders of record at the close of business on August 2, 2016 (the “Record Date”) or such shareholders’ proxies are entitled to receive notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, there were 63,115,254 common shares outstanding and entitled to vote. Each shareholder is entitled to one vote on each matter voted upon at the Annual Meeting for each common share held. Shareholders do not have cumulative voting rights in the election of directors. All voting at the Annual Meeting will be governed by our Amended Articles of Incorporation, our Code of Regulations and the General Corporation Law of the State of Ohio.

Registered Shareholders and Beneficial Shareholders

If our common shares are registered in your name directly with our transfer agent, WellsFargo Shareowner Services, you are considered, with respect to those common shares, a holder of record (which we also refer to as a “registered shareholder”). If you hold our common shares in a brokerage account or through a bank or other holder of record, you are considered the beneficial holder or beneficial owner of the common shares, which is often referred to as holding the common shares in “street name”.

Voting of Common Shares Held in “Street Name”

A “broker non-vote” occurs when a shareholder holds our common shares in “street name” through a broker or similar organization, and the shareholder does not provide the broker with instructions within the required timeframe before the Annual Meeting as to how to vote the common shares on “non-routine” matters. Under the applicable sections of the New York Stock Exchange (“NYSE”) Listed Company Manual (the “NYSE Rules”), your broker cannot vote your common shares on non-routine matters unless your broker receives instructions from you as to how to vote.

The only proposal which is considered “routine” is the ratification of the selection of the Company’s independent registered public accounting firm. The other proposals are considered “non-routine” where your broker can only vote your common shares if your broker receives instructions from you.

Your broker will send you directions on how to instruct your broker to vote your common shares. If you want your common shares to be voted on the following matters, you must instruct your broker how to vote: (i) for the election of our director nominees; (ii) for the proposal to approve the advisory resolution on executive compensation; and (iii) for the proposal to approve the Second Amendment to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors.

Attendance and Participation at the Annual Meeting

We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Any shareholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/WOR16. The webcast will start at 2:00 p.m., Eastern Daylight Time, on September 29, 2016. Shareholders may vote and submit questions while connected to the Annual Meeting on the Internet.

Instructions on how to connect and participate in the Annual Meeting, including how to demonstrate proof of ownership of our common shares, are posted at www.virtualshareholdermeeting.com/WOR16. If you do not have your 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials), you will only be able to listen to the Annual Meeting.

How to Vote and Voting Deadlines

If you are a registered shareholder, there are several ways for you to vote your common shares:

•	Vote by Internet.
Before the Date of the Annual Meeting: Go to www.proxyvote.com
You can use the Internet 24 hours a day, seven days a week, to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on September 28, 2016. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

During the Annual Meeting: Go to www.virtualshareholdermeeting.com/WOR16
You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information printed in the box marked by the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

•	Vote By Telephone. Call 1-800-690-6903
You can use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on September 28, 2016. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.

•	By Mail. If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and dating your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than September 28, 2016 to be voted at the Annual Meeting.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxy holders in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, do not return your proxy card.

If you are a beneficial owner of our common shares, you should have received a notice that directs you to the website where you can access our proxy materials as well as voting instructions from the broker or other nominee holding your common shares. You should follow the voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your common shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Common shares held beneficially may not be voted by the beneficial owner during our Annual Meeting.

How to Revoke or Change Your Vote after Submitting Your Proxy

If you are a registered shareholder, you may revoke or change your vote at any time before the final vote at the Annual Meeting by:

•	signing and returning a new proxy card with a later date – only your latest completed, signed and dated proxy card received by September 28, 2016, will be counted;

•	submitting a later-dated vote by telephone or via the Internet – only your latest telephone or Internet voting instructions received by 11:59 p.m., Eastern Daylight Time, on September 28, 2016, will be counted;

•	participating in the Annual Meeting live via the Internet and voting again; or

•	delivering a written revocation to our Secretary at 200 Old Wilson Bridge Road, Columbus, Ohio 43085, to be received no later than September 28, 2016.

If you are a beneficial owner of our common shares, you must contact the broker or other nominee holding your common shares and follow the instructions of the broker or other nominee for revoking or changing your vote.

Notice of Internet Availability of Proxy Materials

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Shareholders, this Proxy Statement and our 2016 Annual

Report to Shareholders, by providing access to such documents on the Internet. Generally, shareholders will not receive printed copies of the proxy materials unless they request them.

A Notice of Internet Availability of Proxy Materials that provides instructions for accessing our proxy materials on the Internet will be mailed directly to registered shareholders. The Notice of Internet Availability of Proxy Materials also provides instructions regarding how registered shareholders may vote their common shares on the Internet. Registered shareholders who prefer to receive a paper or e-mail copy of our proxy materials must follow the instructions provided in the Notice of Internet Availability of Proxy Materials for requesting such materials.

The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote.

A notice that directs beneficial owners of our common shares to the web site where they can access our proxy materials should be forwarded to each beneficial shareowner by the broker, bank or other holder of record who is considered the registered shareowner with respect to the common shares of the beneficial shareowner. Such broker, bank or other holder of record should also provide each beneficial owner of our common shares with instructions on how the beneficial shareowner may request a paper or e-mail copy of our proxy materials. Beneficial shareholders have the right to direct their broker, bank or other holder of record on how to vote their common shares by following the voting instructions they receive from their broker, bank or other holder of record.

To enroll in the electronic delivery service for future shareholder meetings, use your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials) to register online at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

Quorum and Tabulation of Voting Results

Tabulation of the votes cast at the Annual Meeting will be performed by Broadridge Financial Services, and such tabulation will be inspected by the inspector of election appointed by the Board for the Annual Meeting. The presence, in person or by proxy, of the holders of one-third of the outstanding common shares entitled to vote at the Annual Meeting will constitute a quorum, permitting us to conduct our business at the Annual Meeting. If you are a registered shareholder and submit a proxy, your common shares will be counted to determine whether we have a quorum even if you abstain or fail to provide voting instructions on any of the proposals described in this Proxy Statement and listed on the form of proxy. If your common shares are held in the name of your broker or other nominee, and you do not instruct your broker or other nominee how to vote your common shares, these common shares will still be counted for purposes of determining the presence or absence of a quorum for the transaction of business if your broker or other nominee submits a proxy.

Proxy Solicitation Costs

This solicitation of proxies is made by and on behalf of the Board. In addition to mailing the Notice of Internet Availability of Proxy Materials (or, if applicable, paper copies of this Proxy Statement, the Notice of Annual Meeting of Shareholders, the proxy card and our 2016 Annual Report to Shareholders) to registered shareholders as of the close of business on the Record Date, the brokers, banks and other nominees holding our common shares for beneficial owners must provide a notice as to where they can access our proxy materials to persons for whom they hold our common shares in order that such common shares may be voted. Solicitation may also be made by our directors, officers and select other Company employees telephonically, electronically or by other means of communication. Directors, officers and employees who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. In addition, the Company has retained Broadridge Financial Solutions to aid in the solicitation of proxies with respect to common shares held by broker/dealers, financial institutions and other custodians, fiduciaries and nominees, for a fee of approximately $17,000, plus out-of-pocket expenses.

The Company will reimburse Broadridge Financial Solutions, as well as broker/dealers, financial institutions and other custodians, fiduciaries and nominees, who are record holders of common shares not beneficially owned by them, for their reasonable costs in sending proxy materials to the beneficial owners of the common shares entitled to vote at the Annual Meeting. The Company will bear the costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access or telephone usage fees which may be charged to shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table furnishes as of the Record Date (unless otherwise noted below), with respect to each person known to the Company to be the beneficial owner of more than 5% of the outstanding common shares of the Company, the name and address of such owner and the number and percentage of outstanding common shares beneficially owned (as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Outstanding Common Shares (2)
John P. McConnell 200 Old Wilson Bridge Road, Columbus, OH 43085	17,692,072	(3)	27.7%
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	4,419,850	(4)	7.0%
The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	3,281,336	(5)	5.2%

(1)	Except as otherwise indicated by footnote, each named beneficial owner has sole voting power and sole dispositive power over the listed common shares.

(2)	The “Percent of Outstanding Common Shares” is based on the sum of 63,115,254 common shares outstanding on the Record Date and the number of common shares, if any, as to which the named beneficial owner has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or which will first become exercisable within 60 days after the Record Date (collectively, “Currently Exercisable Options”).

(3)	Includes 12,415,982 common shares held of record by JMAC, Inc. (“JMAC”), a private investment company substantially owned, directly or indirectly, by Mr. McConnell and members of his family. The directors of JMAC have granted Mr. McConnell sole voting and dispositive power with respect to these 12,415,982 common shares. JMAC has the right to receive the dividends from and the proceeds from the sale of such 12,415,982 common shares. Includes 2,428,312 common shares held of record by an independent corporate trustee in trust for the benefit of Mr. McConnell and his sister. The trustee has voting and dispositive power; however, the trustee’s investment decisions are subject to the prior approval or disapproval of Mr. McConnell and, accordingly, Mr. McConnell may be deemed to “share” dispositive power with the trustee. Mr. McConnell has the right to change the trustee; however, any successor trustee appointed by Mr. McConnell must be an independent corporate trustee. Includes 6,332 common shares held by Mr. McConnell as custodian for the benefit of his son. Includes 5,518 common shares held by Mr. McConnell’s wife as custodian for the benefit of her son. Includes 123,000 common shares held by The McConnell Educational Foundation for the benefit of third parties, of which Mr. McConnell is one of three trustees and shares voting and dispositive power. Mr. McConnell disclaims beneficial ownership of these 123,000 common shares. Includes 118,000 common shares held by The McConnell Family Trust of which Mr. McConnell is co-trustee and has sole voting and dispositive power. Includes 255,875 common shares held by the Margaret R. McConnell Trust, f/b/o Margaret Kollis of which Mr. McConnell is trustee and has sole voting and dispositive power. Also includes 685,001 common shares subject to Currently Exercisable Options and 74,500 restricted common shares which are subject to forfeiture restrictions. See footnote (21) to the following table for more information on the restricted common shares. As of August 2, 2016, an aggregate of 11,527,208 common shares held by JMAC, by Mr. McConnell and by the Margaret R. McConnell Trust had been pledged as security to various financial institutions, in connection with both investment and personal loans.

(4)	Information is based on Amendment No. 6 to Schedule 13G, dated January 22, 2016 and filed with the SEC on January 27, 2016, by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power as to 4,287,124 of the common shares and sole dispositive power as to 4,419,850 of the common shares reported to be beneficially owned by BlackRock, through its subsidiaries, at December 31, 2015.

(5)	Information is based on Schedule 13G dated February 10, 2016 and filed with the SEC on February 11, 2016 by The Vanguard Group, Inc. (“Vanguard”). Vanguard reported sole voting power as to 70,654 of the common shares, shared voting power as to 1,900 of the common shares, and sole dispositive power as to 3,211,782 of the common shares and shared dispositive power as to 69,554 of the common shares reported to be beneficially owned by Vanguard, through its subsidiaries, at December 31, 2015.

The following table furnishes the number and percentage of outstanding common shares beneficially owned (as determined under Rule 13d-3 under the Exchange Act) by: (a) each current director of the Company; (b) each of the Company’s director nominees; (c) each individual named in the “Fiscal 2016 Summary Compensation Table”; and (d) all current directors and executive officers of the Company as a group, in each case as of the Record Date. The address of each of the individuals identified in this table is c/o Worthington Industries, Inc., 200 Old Wilson Bridge Road, Columbus, Ohio 43085.

	Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner	Number of Common Shares Presently Held and Which Can Be Acquired Upon Exercise of Currently Exercisable Options		Percent of Outstanding Common Shares (2)	Theoretical Common Shares Credited to Bookkeeping Accounts in the Company’s Deferred Compensation Plans (3)
Kerrii B. Anderson	56,393	(4) (5)	*	3,218
John B. Blystone	148,823	(5) (6)	*	—
Mark C. Davis	44,065	(5) (7)	*	—
Michael J. Endres	200,040	(5) (8)	*	58,421
Geoffrey G. Gilmore (9)	108,882	(10)	*	5,220
Ozey K. Horton, Jr.	37,003	(5) (11)	*	—
Peter Karmanos, Jr.	147,940	(5) (12)	*	79,102
John P. McConnell (9)	17,692,072	(13)	27.7%	—
Carl A. Nelson, Jr.	88,678	(5) (14)	*	—
Sidney A. Ribeau	81,809	(5) (15)	*	16,028
B. Andrew Rose (9)	651,869	(16)	1.0%	—
Mark A. Russell (9)	727,960	(17)	1.2%	219,786
Mary Schiavo	66,356	(5) (18)	*	5,036
Virgil L. Winland (9)	240,680	(19)	*	—
All Current Directors and Executive Officers as a Group (20 people)	20,830,038	(20) (21)	32.0%	393,082

* Denotes ownership of less than 1% of the outstanding common shares.

(1)	Except as otherwise indicated by footnote, each named beneficial owner has sole voting power and sole dispositive power over the listed common shares or shares such power with his or her spouse.

(2)	The “Percent of Outstanding Common Shares” is based on the sum of (a) 63,115,254 common shares outstanding on the Record Date, and (b) the number of common shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of Currently Exercisable Options.

(3)	This column lists the theoretical common shares credited to the bookkeeping accounts of the directors or executive officers participating in the Company’s deferred compensation plans. These theoretical common shares are not included in the beneficial ownership totals. While the participants have an economic interest in these theoretical common shares, these are not actual common shares which can be voted or disposed of. Each participant’s only right with respect to the theoretical common shares is to receive a distribution, at the time provided by the applicable plan, of common shares equal to the number of theoretical common shares credited to his or her bookkeeping account(s). For further information concerning the Employee Deferral Plans, please see the discussion in the section captioned “EXECUTIVE COMPENSATION –– Compensation Discussion and Analysis –– Compensation Components –– Non-Qualified Deferred Compensation” beginning on page 47 of this Proxy Statement and for further information concerning the Director Deferral Plans, please see the discussion in the section captioned “COMPENSATION OF DIRECTORS –– Director Deferral Plans” on page 63 of this Proxy Statement.

(4)	Includes 436 common shares held by Ms. Anderson’s spouse, who has sole voting power and sole dispositive power as to the 436 common shares. Beneficial ownership of these 436 common shares is disclaimed by Ms. Anderson.

(5)	Includes for each of Ms. Anderson; Mr. Davis; Mr. Endres; Mr. Horton; Mr. Karmanos; Mr. Nelson; Dr. Ribeau; and Ms. Schiavo 4,000 restricted common shares and for Mr. Blystone 6,000 restricted common shares, which will vest on September 24, 2016. For further information concerning the terms of the restricted common shares granted to non-employee directors, see footnote (21) below.

(6)	Includes 53,250 common shares subject to Currently Exercisable Options.

(7)	Includes 20,875 common shares subject to Currently Exercisable Options.

(8)	Includes 200,040 common shares held by Mr. Endres as trustee for a living trust.

(9)	Named Executive Officer listed in the “Fiscal 2016 Summary Compensation Table” beginning on page 51 of this Proxy Statement.

(10)	Includes 45,334 common shares subject to Currently Exercisable Options. Also includes (i) 23,000 restricted common shares which will vest over time based on continued employment with the Company; and (ii) 25,000 restricted common shares which will vest only if and when both (a) the closing price of the Company’s common shares equals or exceeds $60 per share for 30 consecutive days during the five-year period ending on June 24, 2019, and (b) Mr. Gilmore has continuously remained an employee of the Company through June 24, 2019. See footnote (21) below for more information on the restricted common shares.

(11)	Includes 18,438 common shares subject to Currently Exercisable Options.

(12)	Includes 147,940 common shares held by Mr. Karmanos as trustee for a living trust.

(13)	See footnote (3) to preceding table.

(14)	Includes 39,978 common shares held by Mr. Nelson as trustee for a living trust. Includes 48,700 common shares subject to Currently Exercisable Options.

(15)	Includes 48,700 common shares subject to Currently Exercisable Options.

(16)	Includes 1,187 common shares held by Mr. Rose’s wife, who has sole voting power and sole dispositive power as to the 1,187 common shares. Beneficial ownership of these 1,187 common shares is disclaimed by Mr. Rose. Includes 21,330 common shares held by Mr. Rose as custodian for his two children. Also includes 195,667 common shares subject to Currently Exercisable Options. Also includes: (i) 39,000 restricted common shares which will vest over time based on continued employment with the Company, and (ii) 180,000 restricted common shares which vest only if and when the closing price of the Company’s common shares equals or exceeds $50 per share for 30 consecutive days during the five-year period ending June 28, 2018, and Mr. Rose has been continuously employed by the Company until the market price vesting condition occurs. See footnote (21) below for more information on the restricted common shares.

(17)	Includes 336,667 common shares subject to Currently Exercisable Options. Also includes: (i) 39,000 restricted common shares which will vest over time based on continued employment with the Company; and (ii) 180,000 restricted common shares which vest only if and when the closing price of the Company’s common shares equals or exceeds $50 per share for 30 consecutive days during the five-year period ending June 28, 2018, and Mr. Russell has been continuously employed by the Company until the market price vesting condition occurs. See footnote (21) below for more information on the restricted common shares.

(18)	Includes 21,000 common shares subject to Currently Exercisable Options.

(19)	Includes 76,667 common shares subject to Currently Exercisable Options. Also includes (i) 12,800 restricted common shares which will vest over time based on continued employment with the Company. See footnote (21) below for more information on the restricted common shares.

(20)	The number of common shares shown as beneficially owned by the Company’s current directors and executive officers as a group includes 1,888,553 common shares subject to Currently Exercisable Options and 685,700 restricted common shares. See footnote (21) below for more information on the restricted common shares. The number shown does not include any common shares issuable in connection with the performance shares awarded to NEOs and other executive officers, as to which the performance period has not ended and the applicable vesting dates have not yet occurred. The number of common shares shown for all current officers and executive officers as a group includes the common shares beneficially owned by six executive officers not individually identified.

(21)	The restricted common shares granted to executive officers and non-employee directors of the Company are held in escrow by the Company and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. Each holder of restricted common shares may exercise any voting rights associated with the restricted common shares during the restriction period. In addition, any dividends or distributions paid with respect to the common shares underlying the restricted common shares will be held by the Company in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid. For further information concerning the terms of the restricted common shares granted to non-employee directors, please see the discussion in the section captioned “COMPENSATION OF DIRECTORS –– Equity Grants” on page 63 of this Proxy Statement. For further information concerning the terms of the restricted common shares granted to executive officers, please see the discussion in the sections captioned “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Compensation Components — Long-Term Incentive Compensation — Annual Restricted Common Share Awards to Executives”, “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Compensation Components — Long-Term Incentive Compensation — Special Performance-Based/Time-Vested Restricted Common Share Awards”, “EXECUTIVE COMPENSATION — Grants of Plan-Based Awards”, “EXECUTIVE COMPENSATION — Outstanding Equity Awards at Fiscal 2016 Year-End” and “EXECUTIVE COMPENSATION — Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2017” beginning on page 44, page 45, page 54, page 56 and page 61, respectively, of this Proxy Statement. Restricted common shares held by executive officers not named in this table are not listed individually.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers and greater-than-10% beneficial owners of the Company’s outstanding common shares file reports with the SEC reporting their initial beneficial ownership of common shares and any subsequent changes in their beneficial ownership. Specific due dates for such reports have been established by the SEC and the Company is required to disclose in this Proxy Statement any late report or known failure to file a required report. To the Company’s knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required, the Company believes that during Fiscal 2016, all Section 16(a) filing requirements applicable to the Company’s directors and executive officers and greater-than-10% beneficial owners of the Company’s outstanding common shares were complied with, except Kerrii Anderson, Ozey Horton and Mark Russell each filed one Form 4 reporting one transaction late as the result of administrative error.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Upon the recommendation of the Nominating and Governance Committee, in accordance with applicable NYSE Rules, the Board has adopted the Corporate Governance Guidelines to promote the effective functioning of the Board and its committees and to reflect the Company’s commitment to high standards of corporate governance. The Board, with the assistance of the Nominating and Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they comply with all applicable requirements.

The Corporate Governance Guidelines are available on the “Corporate Governance” page of the “Investor Center” section of the Company’s web site located at www.worthingtonindustries.com.

Code of Conduct

In accordance with applicable NYSE Rules and the applicable rules and regulations of the SEC (the “SEC Rules”), the Board adopted the Worthington Industries, Inc. Code of Conduct (the “Code of Conduct”). The Code of Conduct is available on the “Corporate Governance” page of the “Investor Center” section of the Company’s web site located at www.worthingtonindustries.com.

Director Independence

Pursuant to the Corporate Governance Guidelines, a director is determined to be an independent director if he or she is independent of management and has no material relationship with the Company, either directly or indirectly as a partner, shareholder or officer of an entity that has such a relationship with the Company, as affirmatively determined by the Board. The Board observes all additional criteria for independence established by NYSE or required under SEC Rules or other applicable laws and regulations.

The Board has been advised of the nature and extent of any direct or indirect personal and business relationships between the Company (including its subsidiaries) and Kerrii Anderson, John Blystone, Mark Davis, Michael Endres, Ozey Horton, Jr., Peter Karmanos, Jr., Carl Nelson, Jr., Sidney Ribeau or Mary Schiavo, individually (each, an “Independent Director” and collectively, the “Independent Directors”), or any entities for which any Independent Director is a partner, officer, employee or shareholder. The Board has reviewed, considered and discussed such relationships, and the compensation which each Independent Director has received, directly or indirectly, from the Company, in order to determine whether each Independent Director meets the independence requirements of the Corporate Governance Guidelines, the applicable NYSE Rules and the applicable SEC Rules. The Board has affirmatively determined that (a) none of the Independent Directors has any relationship with the Company, either directly or indirectly, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship, which: (i) interfered, interferes, or may interfere, with his or her independence from management and the Company or the exercise of his or her independent judgment, (ii) would be inconsistent with a determination of independence under applicable NYSE Rules and SEC Rules, or (iii) would impair his or her independence under the Corporate Governance Guidelines; and (b) each of the Independent Directors qualifies as an “Independent Director” under the Corporate Governance Guidelines. As required by applicable NYSE Rules, the Independent Directors represent a majority of the Company’s directors. John P. McConnell does not qualify as independent under applicable NYSE Rules or SEC Rules or the Corporate Governance Guidelines because he is an executive officer of the Company.

Barring any unusual circumstances, the Board has determined that a director’s independence would not be impaired if: (a) the director is an executive officer or an employee (or his or her immediate family member is an executive officer or employee) of a company that makes payments to, or receives payments from, the Company for property or services performed in the ordinary course of business in an amount which, in any single fiscal year, does not exceed the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues; (b) the Company makes contributions to a scholastic or charitable tax exempt organization for which the director (or his or her immediate family member) serves as either a member of the board of directors or an officer if the contributions, in any single fiscal year, do not exceed the greater of $500,000 or 1% of the total contributions received by that tax exempt organization; or (c) the Company uses facilities (dining facilities, clubs, etc.) in which the director is a greater than 5% owner if charges to the Company are consistent with charges paid by unrelated third parties and are fair, reasonable and consistent with those for similar services available at similar facilities, as long as the charges do not reach other thresholds under the NYSE Rules which would disqualify a director from being independent.

The Board specifically considered a number of circumstances in the course of reaching the conclusion that the current Independent Directors qualify as independent under the Corporate Governance Guidelines as well as applicable NYSE Rules and SEC Rules, including the relevant relationships described below in the section captioned “TRANSACTIONS WITH CERTAIN RELATED PERSONS” beginning on page 29 of this Proxy Statement.

Nominating Procedures

The Board’s Nominating and Governance Committee has responsibility for providing oversight on a broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board.

When considering candidates for the Board, the Nominating and Governance Committee evaluates the entirety of each candidate’s credentials but does not have specific eligibility requirements or minimum qualifications which must be met by a Nominating and Governance Committee-recommended nominee and has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. However, the Corporate Governance Guidelines provide that the retirement age for directors is 75, and a director is to submit his or her resignation to be effective at the conclusion of his or her term ending immediately after attaining age 75. The Nominating and Governance Committee considers those factors it deems appropriate, including, but not limited to, independence, judgment, skill, diversity, strength of character, ethics, integrity, experience with businesses and organizations of comparable size or scope, experience as an executive of or adviser to public and private companies, experience and skill relative to other Board members, specialized knowledge or experience, and the desirability of the candidate’s membership on the Board and any committees of the Board. Depending on the current needs of the Board, the Nominating and Governance Committee may weigh certain factors more or less heavily. The Nominating and Governance Committee does, however, believe that all members of the Board should have strong character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflict of interest that would interfere with his or her performance as a director.

While the Board and the Nominating and Governance Committee do not have specific eligibility requirements and do not, as a matter of course, weigh any of the factors they deem appropriate more heavily than others, both the Board and the Nominating and Governance Committee believe that, as a group, the directors should have diverse backgrounds and qualifications. The Company believes that the members of the Board, as a group, have such backgrounds and qualifications.

The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including shareholder recommendations, but does not evaluate candidates differently based on the source of the recommendation. The process for seeking and vetting additional director candidates is ongoing and is not dependent upon the existence of a vacancy on the Board. Accordingly, the Board believes that this ongoing identification of qualified candidates functions as an appropriate director succession plan. Pursuant to its charter, the Nominating and Governance Committee has the authority to retain consultants and search firms to assist with the process of identifying and evaluating director candidates and to approve the fees and other retention terms for any such consultant or search firm. The Nominating and Governance Committee has never used a consultant or search firm for such purpose, and, accordingly, the Company has paid no such fees.

Shareholders may recommend director candidates for consideration by the Nominating and Governance Committee by sending the recommendation to the Chair of the Nominating and Governance Committee, in care of the Company, to the Company’s executive offices at 200 Old Wilson Bridge Road, Columbus, Ohio 43085. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation. The recommendation must also describe the qualifications, attributes, skills or other qualities possessed by the recommended director candidate. A written statement from the candidate consenting to serve as a director, if elected, and a commitment by the candidate to meet personally with Nominating and Governance Committee members must accompany any such recommendation.

The Board, taking into account the recommendations of the Nominating and Governance Committee, selects nominees for election as directors at each Annual Meeting. In addition, shareholders wishing to nominate directors for election may do so, provided they comply with the nomination procedures set forth in the Company’s Code of Regulations and applicable SEC Rules. In order to nominate an individual for election as a director at a meeting, a shareholder must give written notice of the shareholder’s intention to make such nomination. The notice must be sent to the Company’s Secretary, either delivered in person to, or mailed to and received at, the Company’s principal executive offices at 200 Old Wilson Bridge Road, Columbus, Ohio 43085 not less than 14 days or more than 50 days prior to any meeting called for the election of directors. However, if notice or public disclosure of the date of the meeting is given or made less than 21 days prior to the meeting, the shareholder notice must be received by the Company’s Secretary not later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or publicly disclosed. The Company’s Secretary will deliver any shareholder notice received in a timely manner to the Nominating and Governance Committee for review. Each shareholder notice must include the following information as to each individual the shareholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and, if known, residence address of the proposed nominee; (b) the principal occupation or employment of the proposed nominee; (c) the number of common shares of the Company beneficially owned by the proposed nominee; and (d) any other information relating to the proposed nominee that is required to be disclosed concerning nominees in proxy solicitations under applicable SEC Rules, including the individual’s written consent to be named in the proxy statement as a nominee and to serve as a director, if elected. The nominating shareholder must also provide (i) the name and address of the nominating shareholder; and (ii) the number of common shares of the Company beneficially owned by the nominating shareholder. No individual may be elected as a director unless he or she has been nominated by a shareholder in the manner described above or by the Board or the Nominating and Governance Committee.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board (the “Compensation Committee”) is currently comprised of John Blystone (Chair), Kerrii Anderson, Michael Endres and Ozey Horton, Jr. No member of the Compensation Committee is a present or past employee or officer of the Company. During Fiscal 2016 and through the date of this Proxy Statement, none of the Company’s executive officers has served on the board of directors or compensation committee (or other committee performing equivalent functions) of any other entity, one of whose executive officers served on the Company’s Board or Compensation Committee.

Communications with the Board

The Board believes it is important for shareholders and other interested persons to have a process by which to send communications to the Board and its individual members, including the Lead Independent Director. Accordingly, shareholders and other interested persons who wish to communicate with the Board, the non-management directors as a group (who are also all “Independent” Directors, as defined by the Corporate Governance Guidelines and applicable NYSE Rules), the Lead Independent Director or any other individual director may do so by addressing such correspondence to the name(s) of the specific director(s), to the “Non-Management Directors” as a whole or to the “Board of Directors” as a whole, and sending it in care of the Company, to the Company’s executive offices at 200 Old Wilson Bridge Road, Columbus, Ohio 43085. The mailing envelope must contain a clear notation indicating that the enclosed correspondence is a “Shareholder/Interested Person – Non-Management Director Communication”, “Shareholder/Interested Person – Board Communication”, “Shareholder/Interested Person – Lead Independent Director Communication”, or “Shareholder/Interested Person – Director Communication”, as appropriate. All such correspondence must identify the author as a shareholder or other interested person (identifying such interest) and clearly indicate whether the communication is directed to all members of the Board, to the non-management directors as a whole or to a certain specified individual director(s). Copies of all such correspondence will be circulated to the appropriate director(s). Correspondence marked “personal and confidential” will be delivered to the intended recipient(s) without opening. There is no screening process in respect of communications from shareholders or other interested persons. The process for forwarding communications to the appropriate Board member(s) has been approved by the Company’s Independent Directors.

Questions, complaints and concerns may also be submitted to Company directors by telephone through the Worthington Industries EthicsLine by calling 877-263-9893 inside the United States and Canada, and 770-613-6395 outside the United States.

PROPOSAL 1:  ELECTION OF DIRECTORS

There are currently ten directors – three in the class whose terms expire at the Annual Meeting and who are proposed to be re-elected for terms expiring at the Annual Meeting of Shareholders in 2019; four in the class whose terms expire at the Annual Meeting of Shareholders in 2017; and three in the class whose terms expire at the Annual Meeting of Shareholders in 2018.

The Board proposes that the three director nominees named in the summary below, each of whom was unanimously recommended by the Nominating and Governance Committee, be re-elected as directors at this Annual Meeting of Shareholders. Each individual elected as a director at the Annual Meeting will hold office for a three-year term, expiring at the Annual Meeting of Shareholders in 2019, and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal from office. The individuals named as proxy holders in the form of proxy solicited by the Board intend to vote the common shares represented by the proxies received under this solicitation for the Board’s nominees, unless otherwise instructed on the form of proxy. If any nominee becomes unable to serve or for good cause will not serve as a candidate for election as a director, the individuals designated to vote the proxies will have full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board. The Board has no reason to believe that any of the Board’s nominees will be unable to serve or for good cause will not serve as a director of the Company if elected.

Information Concerning Nominees and Directors

The information set forth below, concerning the age, principal occupation, other affiliations and business experience of each director has been furnished to the Company by such director as of August 2, 2016. Except where otherwise indicated, each director has had the same principal occupation for the last five years. There are no family relationships among any of the current directors, director nominees and executive officers of the Company.

Nominees Standing for Re-Election to the Board at the 2016 Annual Meeting

Kerrii B. Anderson

Kerrii B. Anderson, age 59, has served continuously as a director of the Company since September 2010 and is a member of the Audit Committee and the Compensation Committee. Ms. Anderson has been a private investor and board advisor since September 2008. Prior to that time, she served as Chief Executive Officer and President of Wendy’s International, Inc., a restaurant operating and franchising company, from November 2006 until September 2008 when that company merged with a subsidiary of Triarc Companies, Inc. to form Wendy’s/Arby’s Group, Inc. She served as a director of Wendy’s International, Inc. from 2001 until September 2008, and as Wendy’s Interim Chief Executive Officer and President from April to November 2006 and as its Executive Vice President and Chief Financial Officer from 2000 to April 2006. Previously, Ms. Anderson served as Senior Vice President and Chief Financial Officer of M/I Schottenstein Homes, Inc. (now known as M/I Homes, Inc.), a builder of single-family homes, from 1987 to 2000. Ms. Anderson has served as a member of the Board of Directors of Laboratory Corporation of America Holdings since May 2006, where she is Chair of its Audit Committee and a member of its Nominating and Governance Committee. Previously, she served as a member of the Board of Directors of Chiquita Brands International, Inc. from 2009 to January 2015, including service as Chairwoman of the Board from October 2012 to January 2015, as Chair of its Nominating and Governance Committee and as member of its Audit Committee until January 2015 when Chiquita was acquired by Cavendish Global Limited and became a private company; and as a member of the Board of Directors of P. F. Chang’s China Bistro, Inc. from 2009 until July 2012 when P.F. Chang’s was acquired by Wok Acquisition Corp. Ms. Anderson serves on the Finance Committee of The Columbus Foundation and as a member of the Board of Directors of OhioHealth Corporation, where she is Chair of its Finance Committee. Ms. Anderson has a strong record of leadership in operations and strategy. She is a Certified Public Accountant and qualifies as an “audit committee financial expert”, as defined by applicable SEC Rules, given her experience as Chief Executive Officer and Chief Financial Officer of Wendy’s International, Inc. and Chief Financial Officer of M/I Schottenstein Homes, Inc. Ms. Anderson received a B.A. from Elon University and a Masters of Business Administration from the Duke University Fuqua School of Business. She has extensive corporate governance experience through her service on other public company boards. Her extensive experience in accounting and financial reporting and analysis and prior experience as a chief executive officer of a public company and chief financial officer of several public companies, in addition to other public company board service, make Ms. Anderson particularly well suited to continue to serve on the Board.

John P. McConnell

John P. McConnell, age 62, has served as the Company’s Chief Executive Officer since June 1993, as a director of the Company continuously since 1990, and as Chairman of the Board of the Company since September 1996. He served in various positions with Worthington Industries from 1975 to June 1993. Mr. McConnell also serves as the Chair of the Executive Committee. He currently serves as Vice Chairman and a director of OhioHealth since 2014. Mr. McConnell brings solid public company and overall management and operations experience as Chief Executive Officer and Chairman of the Board. In addition, in his more than 40 years of service to the Company, Mr. McConnell has served in various roles with the Company spanning not only executive management, but prior to that, time in production, sales, human resources and management at plant, business unit and corporate levels, making him well suited to continue to serve on the Board.

Mary Schiavo

Mary Schiavo, age 60, has served continuously as a director of the Company since 1998 and is a member of the Audit Committee and the Nominating and Governance Committee. Ms. Schiavo has been a member of the law firm of Motley Rice LLC, since October 2003. Ms. Schiavo has been employed by CNN as an analyst and on air commentator since calendar year 2014. Ms. Schiavo was an attorney with a law firm in Los Angeles, California, from 2001 to October 2003. Ms. Schiavo served as a professor at The Ohio State University, College of Engineering, Department of Aerospace Engineering and Aviation and School of Public Policy and Management and also as a Consultant for NBC News from 1997 to 2002. Ms. Schiavo served as Inspector General for the U. S. Department of Transportation for six years, where she had auditing and oversight responsibility over a multi-billion dollar government agency; Assistant Secretary of Labor of the U.S. for one year; a White House Fellow for one year; and was an attorney with the U.S. Department of Justice for seven years. Ms. Schiavo has gained in-depth knowledge of the Company’s business and structure from her more than 18 years of service as a director. Ms. Schiavo received a B.A. from Harvard University, a Master of Arts degree from The Ohio State University, and a Juris Doctorate degree from New York University. She was previously an elected director of the Harvard University Alumni Association and a member of the President’s Council on Integrity and Efficiency in the federal government. Ms. Schiavo’s legal and governmental experience enable her to bring a unique and valuable perspective to the Board, and make her well qualified to continue to serve on the Board.

Directors Whose Terms Continue Until the 2017 Annual Meeting of Shareholders

Michael J. Endres

Michael J. Endres, age 68, has served continuously as a director of the Company since 1999 and is a member of the Executive Committee and the Compensation Committee. Mr. Endres serves as a special limited partner in Stonehenge Partners, Inc., a private equity investment firm he co-founded in August 1999. His duties include, among other things, the examination of specific company financial characteristics, balance sheet and income statement analysis, as well as industry growth rates and trends, and managing the acquisition and disposition of the firm’s investments. Mr. Endres has served as a director of Huntington Bancshares Incorporated since April 2003 and is a member of its Technology Committee and of its Executive Committee. Mr. Endres has also served as a director of W.W.Williams Company, a privately-held company, since October 2011, Conterra AG, a privately-held company since 2014, and Calibre Group LLC, a privately-held company since 2015. Mr. Endres served as a director of Tim Hortons Inc. from 2006 until December 2014 when it was acquired by Restaurant Brands International, where he was Chair of its Audit Committee and a member of its Executive Committee. Mr. Endres received a B.S. from Miami University. Mr. Endres has a depth of experience in equity investing, business development, strategic initiatives and acquisitions, financial analysis, leadership and management, and is a director of various companies. This experience, along with his financial expertise and his history as a director with the Company, make him a valuable asset to the Board and its various committees, and well qualified to serve on the Board.

Ozey K. Horton, Jr.

Ozey K. Horton, Jr., age 65, has served continuously as a director of the Company since 2011 and is a member of the Compensation Committee and the Nominating and Governance Committee. He is an independent advisor and serves as Director Emeritus of McKinsey & Company, a management consulting firm, from which he retired in February 2011. Prior to that time, Mr. Horton served as a Director in the Atlanta office of McKinsey & Company from 1981 through February 2011. Over the years, Mr. Horton led numerous corporate growth, strategic, mergers and acquisitions, and performance improvement initiatives at global clients across a range of industries — especially in the basic industrials space (such as metals and mining; pulp, paper and packaging; chemicals; and energy). He has also led several practices within McKinsey & Company: as founder of the global pulp, paper, and packaging practice; co-leader of the global basic materials practice; and leader of the global operations practice within the energy and materials sector. Prior to his service with McKinsey & Company, Mr. Horton had early career experiences in manufacturing, corporate development and project engineering. Mr. Horton serves as director on the Metso Corporation Board and the Dabbagh Group Holding Co. Ltd. Board. He also serves as a member of the Gaillard Performance Hall Foundation Capital Campaign Cabinet, the MUSC Hollings Cancer Center Advisory Board, and the Liberty Fellows Senior Advisor Group. Mr. Horton has extensive experience working in Europe, South America, India and Asia. Mr. Horton has a BSE in civil and environmental engineering from Duke University and a Masters of Business Administration from the Harvard Business School. Mr. Horton’s wide-

ranging experience working with manufacturing and other companies, both domestically and globally, provides unique expertise to the Board, and makes him well qualified to serve on the Board.

Peter Karmanos, Jr.

Peter Karmanos, Jr., age 73, has served continuously as a director of the Company since 1997, is Chair of the Nominating and Governance Committee and is a member of the Executive Committee. Mr. Karmanos founded Compuware, a software development company, in 1973. He served as Chairman of the Board, Chief Executive Officer and a director of Compuware from its founding until June 2011. He continued to serve as Executive Chairman of the Board and a director until March 2013, when he resigned from that board. Mr. Karmanos has the entrepreneurial spirit that built a billion dollar company from a start-up and the business acumen of the Chairman and Chief Executive Officer of an S&P 500 corporation. Mr. Karmanos has also served as a director for Taubman Centers, Inc. since 2000 and is a member of its Compensation Committee. He serves as a director for the Barbara Ann Karmanos Cancer Institute, Detroit Renaissance, New Detroit Coalition and MadDog Technology, and on the Board of Governors for the National Hockey League. Mr. Karmanos has a wealth of public company management and information technology experience. This includes extensive skill and background dealing with the growth, operation and management of a large public company as its co-founder and Chairman. In addition, his skills and expertise in information technology bring valuable insight to the Board. All of these attributes make him well qualified to serve on the Board.

Carl A. Nelson, Jr.

Carl A. Nelson, Jr., age 71, has served continuously as a director of the Company since 2004, is the Chair of the Audit Committee and is a member of the Executive Committee. Mr. Nelson was a partner with Arthur Andersen, LLP and retired in February 2002 after 31 years of service. Mr. Nelson had served as Managing Partner of the Arthur Andersen Columbus, Ohio office, and was the leader of the firm’s consulting services for the products industry in the United States. Currently, Mr. Nelson serves on the board of Star Leasing Company, a $115 million ESOP-owned company that leases semi-trailers through ten facilities across six states since 2013, where he is a member of the Compensation Committee. Mr. Nelson is a Certified Public Accountant and a member of The Ohio Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Nelson received his B.S. in Accounting from The Ohio State University and a Masters of Business Administration from the University of Wisconsin. Mr. Nelson has taught in the MBA and executive education programs at The Ohio State University and is a member of the Dean’s Advisory Council for the Fisher College of Business at The Ohio State University. Mr. Nelson has significant public company accounting and financial expertise. Mr. Nelson has vast experience as a business consultant on a variety of projects involving areas such as large scale technology implementation, defining strategic initiatives, strategic planning and projects with significant change requirements. As an “audit committee financial expert”, as defined by applicable SEC Rules, Mr. Nelson has served the Board well as the Chair of the Audit Committee since 2004. All of these attributes make him well qualified to serve on the Board.

Directors Whose Terms Continue Until the 2018 Annual Meeting of Shareholders

John B. Blystone

John B. Blystone, age 63, has served continuously as a director of the Company since 1997 and as the Lead Independent Director of the Company since January 2007. He is the Chair of the Compensation Committee and a member of the Executive Committee. Mr. Blystone served as Chairman of the Board, President and Chief Executive Officer of SPX Corporation, a global provider of technical products and systems, industrial products and services, flow technology, cooling technologies and services and service solutions, from December 1995 to December 2004, when he retired. From 1991 to 1995, Mr. Blystone served in various managerial and operating roles with General Electric Company. Mr. Blystone served as Chairman of the Board of Freedom Group, Inc., which manufactures and markets firearms, ammunition and related products, from August 2010 to March 2012. Mr. Blystone serves as a director for Blystone Consulting, LLC and as General Partner of Blystone Capital Partners. Mr. Blystone graduated from the University of Pittsburgh. Mr. Blystone has extensive business experience in managing and operating both domestic and international operations, including as a chief executive officer of a large public company. He has expertise in acquisitions, financial and business analysis, and in generally managing issues that face a large public company. Mr. Blystone’s business acumen, his long service on our Board, and his collegial style and leadership resulted in his election as the Lead Independent Director of the Company and make him well qualified to serve on the Board.

Mark C. Davis

Mark C. Davis, age 56, has served continuously as a director of the Company since March 2011 and is a member of the Audit Committee. Mr. Davis is a private investor and Chief Executive Officer of Lank Acquisition Corp. which invests in minority and majority positions in public and private companies. Prior to forming Lank Acquisition Corp. in 2007, Mr. Davis spent 20 years in a variety of senior investment banking positions. From 1996 to 2003, Mr. Davis was a senior executive at JPMorgan Chase where he began as Head of the Merger and Acquisition Group. He became Head of General Industry Investment Banking in 2000 and was also Co-Head of Investment Banking Coverage which comprised all of JPMorgan Chase’s corporate clients, and was named Vice Chairman of Investment Banking in 2002. Mr. Davis holds a Master’s in Business Administration from the Tuck School of Business and a B.A. from Dartmouth College. Mr. Davis’ financial knowledge and depth of experience in equity investing, strategic matters, acquisitions, financial analysis and investment banking make him well qualified to serve on the Board, and qualify him as an “audit committee financial expert”, as defined by applicable SEC Rules.

Sidney A. Ribeau

Sidney A. Ribeau, age 68, has served continuously as a director of the Company since 2000 and is a member of the Nominating and Governance Committee. Since October 2013, Dr. Ribeau has served as Professor of Communications for Howard University, and served as President of Howard University from August 2008 to October 2013. He served as President of Bowling Green State University for more than 13 years prior to that time. Dr. Ribeau serves on the Board of Trustees of Teachers Insurance and Annuity Association (TIAA). He is Chair of the TIAA Human Resources Committee, and a member of TIAA’s Nominating and Governance Committee and Corporate Governance and Social Responsibility Committee. Dr. Ribeau has previously served on the Boards of Directors of Convergys Corporation from 2001 through 2008 and Anderson, Inc. from 1997 through 2008. Dr. Ribeau received his B.A. degree from Wayne State University and his Master’s and Doctorate from the University of Illinois. Dr. Ribeau brings extensive experience in managing the issues that face large public institutions. His background as the leader of a billion dollar public institution and as an educator and administrator enables him to provide insight relative to management, educational, financial, human resources and public policy matters and make him well qualified to serve on the Board.

Required Vote and Board’s Recommendation

Under Ohio law and the Company’s Code of Regulations, the three nominees for election to the Board receiving the greatest number of votes “FOR” their election will be elected as directors of the Company.

Except in the case of broker non-votes, common shares represented by properly completed and timely received forms of proxy will be voted “FOR” the election of the Board’s nominees, unless authority to vote for one or more of the nominees is withheld. Common shares as to which the authority to vote is withheld will not be counted toward the election of directors or the election of the individual nominees specified on the form of proxy. Proxies may not be voted for more than three nominees.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE
SHAREHOLDERS OF THE COMPANY VOTE “FOR” THE
ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE

Meetings of the Board

The Board held five meetings during Fiscal 2016, including regularly scheduled and special meetings. During Fiscal 2016, each incumbent director attended at least 75% of the aggregate of (a) the total number of meetings held by the Board during such director’s period of service, and (b) the total number of meetings held during such director’s period of service by all committees of the Board on which such director served.

The Board and management of the Company are committed to effective corporate governance practices. The Corporate Governance Guidelines describe the governance principles and procedures by which the Board functions. The Board annually reviews and updates, as appropriate, the Corporate Governance Guidelines and the charters of the various committees of the Board in response to corporate governance developments, including changes in the applicable NYSE Rules and SEC Rules, and recommendations by directors in connection with Board and Board committee evaluations. In accordance with the Corporate Governance Guidelines and applicable NYSE Rules, non-management directors of the Company, who are also all “Independent” Directors, as defined by the

Corporate Governance Guidelines and applicable NYSE Rules, meet (without management present) at regularly scheduled executive sessions at least twice per year and at such other times as the directors deem necessary or appropriate. These executive sessions are typically held in conjunction with regularly scheduled Board meetings and are led by the Lead Independent Director, and appropriate feedback from these sessions is given to the Chief Executive Officer. The non-management directors met in executive session after two of the four regularly scheduled Board meetings held in Fiscal 2016.

Board Member Attendance at Annual Meetings of the Shareholders

The Company does not have a formal policy with respect to attendance by our directors at the annual meetings of the shareholders. The Board generally schedules its quarterly meetings to fall in March, June, September and December. Seven of the ten then-incumbent directors attended the Company’s 2015 Annual Meeting of Shareholders: Ms. Anderson, Mr. Blystone, Mr. Davis, Mr. Endres, Mr. McConnell, Mr. Nelson, and Ms. Schiavo.

Board Leadership Structure

The Company is led by John P. McConnell, who has served as Chief Executive Officer since June 1993, as a director of the Company since 1990, and as Chairman of the Board of the Company since September 1996. The Company’s Board is currently comprised of Mr. McConnell and nine non-management directors. John Blystone is the Company’s Lead Independent Director.

The Board has four standing committees: Audit, Compensation, Executive, and Nominating and Governance. Each of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee is chaired by a separate Independent Director and is comprised solely by Independent Directors. Detailed information on each Board committee is contained in the section captioned “PROPOSAL 1: ELECTION OF DIRECTORS — Committees of the Board” beginning on page 25 of this Proxy Statement.

The Company does not have a fixed policy regarding whether the offices of Chairman of the Board and Chief Executive Officer should be vested in the same person or two different people. The Board has determined that the most effective leadership structure at the present time is for the Chief Executive Officer to also serve as the Chairman of the Board, coupled with a Lead Independent Director, independent chairs for our Audit Committee, our Compensation Committee, and our Nominating and Governance Committee, and regularly scheduled executive sessions of the non-management directors.

The Board believes that the currently combined role of Chairman of the Board and Chief Executive Officer promotes the development and execution of our business strategy and facilitates information flow between management and the Board, which are essential to effective governance. The Board believes that its strong governance practices, including its supermajority of Independent Directors, the combination of the Chairman of the Board and Chief Executive Officer roles, and its clearly-defined Lead Independent Director responsibilities, provide an appropriate balance among strategy development, operational execution and independent oversight of the Company.

The Board periodically reviews our leadership structure and retains the authority to modify the structure, as and when appropriate, to address our then current circumstances.

Lead Independent Director

In January 2007, the Company established a Lead Independent Director position and appointed John B. Blystone as the Lead Independent Director.

A copy of the Company’s Lead Independent Director Charter is available on the “Corporate Governance” page of the “Investor Center” section of the Company’s web site located at www.worthingtonindustries.com. In addition to the other duties more fully described in the Company’s Lead Independent Director Charter, the Lead Independent Director is responsible for:

•	advising the Chairman of the Board and Chief Executive Officer regarding the information, agenda and meeting schedules for the Board and Board committees, and as to the quality, quantity and timeliness of the information submitted to the Board by the Company’s management that is necessary or appropriate for the non-employee directors to effectively and responsibly perform their duties;

•	recommending to the Chairman of the Board and Chief Executive Officer the retention of advisers and consultants who report directly to the Board;

•	assisting the Board, the Nominating and Governance Committee and the officers of the Company in ensuring compliance with and implementation of the Corporate Governance Guidelines;

•	calling meetings of the non-employee directors, developing the agenda for and serving as chairman of the executive sessions of the non-employee directors, and serving as principal liaison between the non-employee directors and the Chairman of the Board and Chief Executive Officer on sensitive issues;

•	working with the Nominating and Governance Committee and the Chairman of the Board and Chief Executive Officer to recommend the membership of the various Board committees, as well as the selection of committee chairs;

•	serving as chair of meetings of the Board when the Chairman of the Board is not present

•	being available for consultation and direct communications with the Company’s shareholders, if requested and appropriate; and

•	performing such other duties as the Board may determine.

Committees of the Board

The Board has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The charter for each committee has been reviewed and approved by the Board and is available on the “Corporate Governance” page of the “Investor Center” section of the Company’s web site located at www.worthingtonindustries.com.

Committees of the Board

Chairperson	Member	Audit Committee Financial Expert
	Executive	Audit	Compensation	Nominating and Governance
Kerrii B. Anderson*
John B. Blystone*
Mark C. Davis*
Michael J. Endres*
Ozey K. Horton, Jr.*
Peter Karmanos, Jr.*
John P. McConnell
Carl A. Nelson, Jr.*
Sidney A. Ribeau*
Mary Schiavo*

*     Independent director under NYSE Rules

Executive Committee

The Executive Committee acts in place of, and on behalf of, the Board in the intervals between meetings of the Board. The Executive Committee has all of the authority of the Board, other than the authority (a) to fill vacancies on the Board or on any committee of the Board, (b) to amend the Company’s Code of Regulations, (c) that has been delegated by the Board exclusively to other committees of the Board, and (d) that applicable law or the Company’s governing documents do not permit to be delegated to a committee of the Board.

Audit Committee

The Board has determined that each member of the Audit Committee qualifies as an Independent Director under the applicable NYSE Rules and under SEC Rule 10A-3. The Board believes each member of the Audit Committee is qualified to discharge his or her duties on behalf of the Company and satisfies the financial literacy requirement of the NYSE Rules. The Board has also determined that each of Ms. Anderson, Mr. Davis and Mr. Nelson qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of SEC

Regulation S-K by virtue of their respective experience, including that described on pages 20, 23 and 22, respectively, of this Proxy Statement. No member of the Audit Committee serves on the audit committee of more than two other public companies.

At least annually, the Audit Committee evaluates its performance, reviewing and assessing the adequacy of its charter and recommending any proposed changes to the full Board, as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is organized and conducts its business pursuant to a written charter. The primary responsibility of the Audit Committee is to assist the Board in the oversight of the financial and accounting functions, controls, reporting processes and audits of the Company. Specifically, the Audit Committee appoints and evaluates the Company’s independent registered public accounting firm and approves the audit engagement, including fees and terms, and non-audit engagements, if any, of such firm. The Audit Committee, on behalf of the Board, reviews, monitors and evaluates: (a) the Company’s consolidated financial statements and the related disclosures, including the integrity and quality of the consolidated financial statements; (b) the Company’s compliance with legal and regulatory requirements, including the financial reporting process; (c) the Company’s systems of disclosure controls and procedures and internal control over financial reporting and its accounting and financial controls; (d) the performance, qualifications and independence of the Company’s independent registered public accounting firm, including the performance and rotation of the lead and concurring partners of that firm; (e) the performance of the Company’s internal audit function; (f) the annual independent audit of the Company’s consolidated financial statements; and (g) financial, reporting and compliance risk management. The Audit Committee also prepares the report that the SEC Rules require be included in the Company’s annual proxy statement.

Additional duties and responsibilities set forth in the Audit Committee’s charter include:

•	reviewing, with the Company’s financial management, internal auditors and independent registered public accounting firm, the Company’s accounting procedures and policies and audit plans, including staffing, professional services to be provided, audit procedures to be used, and fees to be charged by the Company’s independent registered public accounting firm and reviewing the activities of and the results of audits conducted by the Company’s internal auditors and independent registered public accounting firm;

•	reviewing with the Company’s independent registered public accounting firm the attestation/audit report of the Company’s independent registered public accounting firm on the effectiveness of the Company’s internal control over financial reporting filed with the Company’s Annual Report on Form 10-K;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submissions by employees of the Company or its subsidiaries of concerns regarding questionable accounting or auditing matters;

•	setting and maintaining hiring policies for employees or former employees of the Company’s independent registered public accounting firm;

•	receiving reports concerning any non-compliance with the Company’s Code of Conduct by any officers or directors of the Company and approving, if appropriate, any waivers therefrom;

•	administering the Company’s Related Person Transaction Policy and approving, if appropriate, any “related person” transactions with respect to the Company’s directors or executive officers;

•	reviewing with senior management the Company’s major financial risk exposures and the steps being taken to monitor and control them as well as the Company’s guidelines and policies with respect to risk assessment and risk management and overall antifraud programs and controls;

•	directing and supervising any special investigations into matters which may come within the scope of the Audit Committee’s duties; and

•	other matters required by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the SEC, NYSE and

other similar bodies or agencies which could have an effect on the Company’s consolidated financial statements.

Pursuant to its charter, the Audit Committee has the authority to engage and terminate such legal counsel and other consultants and advisors as it deems appropriate to carry out its functions, including the sole authority to approve the fees and other terms of retention of such legal counsel and other consultants and advisors.

The Audit Committee met five times during Fiscal 2016. The Audit Committee’s report relating to Fiscal 2016 begins on page 78 of this Proxy Statement.

Compensation Committee

The Board has determined that each member of the Compensation Committee qualifies as an Independent Director under the applicable NYSE Rules. The Board has also determined that each member of the Compensation Committee satisfies the additional independence standards for members of a compensation committee under the applicable NYSE Rules. All members of the Compensation Committee also qualify as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee periodically reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board, as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices. The Compensation Committee evaluates its performance at least annually.

The Compensation Committee’s charter sets forth the duties and responsibilities of the Compensation Committee, which include:

•	discharging the Board’s responsibilities relating to compensation of the Company’s Chief Executive Officer and executive management, including reviewing and approving the compensation philosophy, policies, objectives and guidelines for the Company’s executive management;

•	reviewing and approving, if it has been deemed appropriate, the Company’s peer group companies and data sources for purposes of evaluating the Company’s compensation competitiveness and establishing the appropriate competitive positioning of the levels and mix of compensation elements;

•	reviewing and approving corporate goals and objectives, including performance goals, relevant to Chief Executive Officer and executive management compensation and evaluating the performance of the Chief Executive Officer and executive management in light of the approved corporate goals and objectives;

•	reviewing and approving the metrics to be used for the determination of payouts under cash-based and equity-based incentive programs;

•	setting the compensation of the Chief Executive Officer and other executive officers, including the amount and types of compensation;

•	preparing, producing, reviewing and/or discussing with the Company’s management, as appropriate, such reports and other information required by applicable laws, rules, regulations or other standards with respect to executive and director compensation, including those required for inclusion in the Company’s proxy statement and/or Annual Report on Form 10-K;

•	providing recommendations to the Board on Company-sponsored compensation-related proposals to be considered at the Company’s annual shareholder meetings, including Say-on-Pay and Say-on-Frequency proposals, including the review and consideration of the results of such votes;

•	reviewing, and advising the Board with respect to, Board compensation;

•	administering the Company’s equity-based incentive compensation plans, our other executive incentive compensation programs, and any other plans and programs which the Board designates;

•	reviewing and discussing with the Company’s management, the Company’s compensation risk management disclosures required by SEC Rules relating thereto;

•	in consultation with the Nominating and Governance Committee, reviewing, evaluating and making recommendations to the Board concerning shareholder proposals relating to executive and/or director compensation issues and the Company’s responses thereto; and

•	carrying out such other roles and responsibilities as the Board may designate or delegate to the Compensation Committee.

The Compensation Committee’s processes and procedures to determine executive compensation, including the use of compensation consultants and the role of executive officers in the executive compensation decision-making process, are described in the sections captioned “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Role of the Compensation Committee” and “— Executive Compensation Philosophy and Objectives” beginning on page 32 and page 33, respectively, of this Proxy Statement.

Pursuant to its charter, the Compensation Committee has sole authority to retain and terminate any compensation consultant, legal counsel or other advisor, as the Compensation Committee deems appropriate to assist the Committee in the performance of its duties, including the sole authority to approve the fees and other terms and conditions of retention. Prior to any such retention, the Compensation Committee assesses any factors relevant to such consultant’s, legal counsel’s or advisor’s independence from management, including the factors specified in NYSE’s Corporate Governance Standards or other listing rules, to evaluate whether the services to be performed will raise any conflict of interest or compromise the independence of such consultant, legal counsel or advisor.

The Compensation Committee met two times during Fiscal 2016. The Compensation Discussion and Analysis regarding executive compensation for our NEOs begins on page 32 of this Proxy Statement, and the Compensation Committee Report for Fiscal 2016 is on page 50 of this Proxy Statement.

Nominating and Governance Committee

The Board has determined that each member of the Nominating and Governance Committee qualifies as an Independent Director under the applicable NYSE Rules. The Nominating and Governance Committee periodically reviews and assesses the adequacy of its charter and recommends any proposed changes to the full Board, as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices. The Nominating and Governance Committee evaluates its performance at least annually.

Under the terms of its charter, the Nominating and Governance Committee is to:

•	develop and periodically review principles of corporate governance and recommend them to the Board for its approval;

•	review the Articles of Incorporation, the Code of Regulations and the Corporate Governance Guidelines of the Company and recommend to the Board any changes it deems appropriate;

•	review the procedures and communication plans for shareholder meetings and ensure that required information regarding the Company is adequately presented;

•	review and make recommendations to the Board regarding (a) the composition and size of the Board in order to ensure that the Board has the proper expertise and its membership consists of persons with sufficiently diverse backgrounds, (b) the criteria for the selection of Board members and Board committee members and (c) Board policies on age and term limits for Board members;

•	plan for continuity on the Board as existing Board members leave the Board;

•	with the participation of the Chairman of the Board, identify and recruit candidates for Board membership, evaluate Board candidates recommended by shareholders and arrange for appropriate interviews and inquiries into the qualifications of the candidates;

•	identify and recommend individuals to be nominated for election as directors by the shareholders and to fill vacancies on the Board;

•	with the Compensation Committee, provide for an annual review of succession plans for the Chairman of the Board and Chief Executive Officer in the case of his resignation, retirement or death;

•	evaluate the performance of current Board members proposed for re-election, and recommend to the Board whether such members of the Board should stand for re-election; oversee an annual evaluation of the Board as a whole; conduct an annual evaluation of the Nominating and Governance Committee; and oversee the evaluation of the other Board committees and of management; and

•	with the Chairman of the Board, periodically review the charter and composition of each Board committee and make recommendations to the Board as to changes in charters, the creation of additional committees or, with the Chairman of the Board, recommend to the Board individuals to be chairs and members of Board committees; so that each Board committee is comprised of members with the appropriate qualities, skills and experience for the tasks of the committee.

To the extent not otherwise delegated to the Audit Committee, the Nominating and Governance Committee is also to:

•	review the relationships between the Company and each director, whether direct or as a partner, officer or equity owner of an organization that has a relationship with the Company, for conflicts of interest (all members of the Board are required to report any such relationships to the Company’s General Counsel);

•	address actual and potential conflicts of interest a Board member may have and issue to the Board member having an actual or potential conflict of interest instructions on how to conduct himself/herself in matters before the Board which may pertain to such an actual or potential conflict of interest; and

•	make appropriate recommendations to the Board concerning determinations necessary to find a director to be an Independent Director.

The Nominating and Governance Committee met one time during Fiscal 2016.

Board’s Role in Risk Oversight

Our management is principally responsible for defining, identifying and assessing the various risks facing our Company, formulating enterprise risk management policies and procedures and managing our risk exposures on a day-to-day basis. A risk committee, comprised of senior executives, directs this process. Management provides an annual risk assessment to the Board, with quarterly updates. The Board’s responsibility is to oversee our risk management processes by understanding and evaluating management’s identification, assessment and management of the Company’s critical risks.

The Board as a whole has responsibility for this risk oversight, assisted by the Audit Committee and the Compensation Committee. Areas of focus include strategic, operational, liquidity, market, financial, reporting, succession, compensation, compliance and other risks. The Audit Committee is tasked with oversight of financial, reporting and compliance risk management, the Compensation Committee is tasked with oversight of compensation risk management, and the Board as a whole oversees all other risk management.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

The Company’s policy with respect to related person transactions is addressed in the Company’s written Related Person Transaction Policy (the “Policy”), which supplements the Company’s written Code of Conduct provisions addressing “conflicts of interest”. As described in the Code of Conduct, conflicts of interest can arise when an employee’s or a director’s personal or family relationships, financial affairs or an outside business involvement may adversely influence the judgment or loyalty required for performance of his or her duties to the Company. In cases where there is an actual or even the appearance of a conflict of interest, the individual involved is required to notify his or her supervisor or the Company’s Ethics Officer. The supervisor will then consult with management and the Ethics Officer as appropriate. The Code of Conduct provides that any action or transaction in which the personal interest of an executive officer or a director may be in conflict with those of the Company is to be reported to the Audit Committee. The Audit Committee must investigate and, if it is determined that such action or transaction would constitute a violation of the Code of Conduct, the Audit Committee is authorized to take any action it deems appropriate.

The Policy was adopted by the Board and is administered by the Audit Committee and the Company’s General Counsel. The Policy applies to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which: the Company participates, directly or indirectly; the amount involved exceeds or is expected to exceed $120,000; and a “related person” has, had or will have a direct or indirect material interest. Under the Policy, a “related person” is any person:

•	who is or was an executive officer, a director or a director nominee of the Company, or an immediate family member of any such individual; or

•	who is or was the beneficial owner of more than 5% of the Company’s outstanding common shares, or an immediate family member of any such individual.

All related person transactions are to be brought to the attention of the Company’s management who will then refer each matter to the Company’s General Counsel and the Audit Committee. Each director, director nominee or executive officer of the Company must notify the Company’s General Counsel in writing of any interest that such individual or an immediate family member of such individual has, had or may have, in a related person transaction. In addition, any related person transaction proposed to be entered into by the Company must be reported to the Company’s General Counsel by the employee of the Company who has authority over the transaction. On an annual basis, each director, director nominee and executive officer of the Company must complete a questionnaire designed to elicit information about existing and potential related person transactions. Any potential related person transaction that is raised will be analyzed by the Company’s General Counsel, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction, arrangement or relationship does, in fact, qualify as a related person transaction requiring review by the Audit Committee under the Policy.

Under the Policy, all related person transactions (other than those deemed to be pre-approved or ratified under the terms of the Policy) will be referred to the Audit Committee for approval (or disapproval), ratification, revision or termination. Whenever practicable, a related person transaction is to be reviewed and approved or disapproved by the Audit Committee prior to the effectiveness or consummation of the transaction. If the Company’s General Counsel determines that advance consideration of a related person transaction is not practicable, the Audit Committee will review and, in its discretion, may ratify the transaction at the Audit Committee’s next meeting. However, the Company’s General Counsel may present a related person transaction arising between meetings of the Audit Committee to the Chair of the Audit Committee who may review and approve (or disapprove) the transaction, subject to ratification by the Audit Committee at its next meeting if appropriate. If the Company becomes aware of a related person transaction not previously approved under the Policy, the Audit Committee will review the transaction, including the relevant facts and circumstances, at its next meeting and evaluate all options available to the Company, including ratification, revision, termination or rescission of the transaction, and take the course of action the Audit Committee deems appropriate under the circumstances.

No director may participate in any approval or ratification of a related person transaction in which the director or an immediate family member of the director is involved. The Audit Committee may only approve or ratify those transactions the Committee determines to be in the Company’s best interest. In making this determination, the Audit Committee will review and consider all relevant information available to it, including:

•	the terms (including the amount involved) of the transaction and the related person’s interest in the transaction and the amount of that interest;

•	the business reasons for the transaction and its potential benefits to the Company, and whether the transaction was undertaken in the ordinary course of the Company’s business;

•	whether the terms of the transaction are fair to the Company and no less favorable to the Company than terms that could be reached with an unrelated third party;

•	the impact of the transaction on the related person’s independence; and

•	whether the transaction would present an improper conflict of interest for any director, director nominee or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of the related person’s interest in the transaction and the ongoing nature of any proposed relationship and any other factors the Audit Committee deems relevant.

Any related person transaction previously approved or ratified by the Audit Committee or otherwise already existing that is ongoing in nature is to be reviewed by the Audit Committee annually.

Under the terms of the Policy, the following related person transactions are deemed to be pre-approved or ratified (as appropriate) by the Audit Committee even if the aggregate amount involved would exceed $120,000:

•	interests arising solely from ownership of the Company’s common shares if all shareholders receive the same benefit on a pro rata basis (i.e., dividends);

•	compensation to an executive officer of the Company, as long as the executive officer is not an immediate family member of another executive officer or a director of the Company and the compensation has been approved by the Compensation Committee or is generally available to the Company’s employees;

•	compensation to a director for services as a director if the compensation is required to be reported in the Company’s proxy statements;

•	interests deriving solely from a related person’s position as a director of another entity that is a party to the transaction;

•	interests deriving solely from the related person’s direct or indirect ownership of less than 10% of the equity interest (other than a general partnership interest) in another person which is a party to the transaction; and

•	transactions involving competitive bids.

In addition, the Audit Committee will presume that the following transactions do not involve a material interest:

•	transactions in the ordinary course of business with an entity for which a related person serves as an executive officer, provided (i) the affected related person did not participate in the decision of the Company to enter into the transaction, and (ii) the aggregate amount involved in any related category of transactions in a 12-month period is not greater than the lesser of (a) $1,000,000, or (b) 2% of the other entity’s gross revenues for its most recently completed fiscal year, or (c) 2% of the Company’s consolidated gross revenues for the Company’s most recently completed fiscal year;

•	donations, grants or membership payments to nonprofit organizations, provided (a) the affected related person did not participate in the decision of the Company to make such payments, and (b) the aggregate amount in a 12-month period does not exceed the lesser of $1,000,000 or 2% of the non-profit organization’s gross revenues for its most recently completed fiscal year; and

•	Company use of facilities (such as dining facilities and clubs) if the charges for such use are consistent with charges paid by unrelated third parties and are fair, reasonable and consistent with similar services available for similar facilities.

Transactions with Related Persons

The Company is a party to certain agreements relating to the rental of aircraft to and from JMAC, Inc., a private investment company (“JMAC”), which is owned by John P. McConnell, Chairman of the Board and Chief Executive Officer of the Company, and members of his family. JMAC Air, LLC (“JMAC Air”) is owned by JMAC. Under the agreement with JMAC Air, the Company may lease aircraft owned by JMAC as needed for a rental fee per flight; and under the agreement with the Company, JMAC is allowed to lease aircraft operated by the Company, on a per-flight basis, when the Company is not using the aircraft. The Company also makes its pilots available for a per-day charge, to JMAC Air and Blue Jackets Air, LLC which primarily provides air transportation services for the Columbus Blue Jackets, a professional hockey team of which John P. McConnell is the majority owner. The rental fees paid to the Company under the per-flight rental agreements are set based on Federal Aviation Administration (“FAA”) regulations. The Company believes the rental fees set in accordance with such FAA regulations for Fiscal 2016 exceeded the direct operating costs of the aircraft for such flights. Also, based on quotes for similar services provided by unrelated third parties, the Company believes that the rental rates paid to JMAC are no less favorable to the Company than those that could be obtained from unrelated third parties.

For Fiscal 2016: (a) the Company paid an aggregate amount of $121,402 under the JMAC Air lease agreement and received $36,019 for airplane rental and pilot services; and (b) the Company received an aggregate amount of $11,500 from Blue Jackets Air for pilot services.

During Fiscal 2016, the Company, either directly or through business expense reimbursement, paid approximately $193,518 to Double Eagle Club, a private golf club owned by the McConnell family (the “Club”). The Company uses the Club’s facilities for Company functions and meetings, and for meetings, entertainment and overnight lodging for customers, suppliers and other business associates. Amounts charged by the Club to the Company are no less favorable than those that are charged to unrelated members of the Club for the same type of use.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role of the Compensation Committee

The Compensation Committee reviews and administers the compensation for the Chief Executive Officer (the “CEO”) and other members of executive management of the Company, including the named executive officers (the “NEOs”) identified in the “Fiscal 2016 Summary Compensation Table” beginning on page 51 of this Proxy Statement. The Compensation Committee also oversees the Company’s annual incentive plan for executives, long-term incentive program, restricted common share awards, stock option plans, and non-qualified deferred compensation plans. A more detailed discussion of the duties of the Compensation Committee is set forth in the section captioned “PROPOSAL 1: ELECTION OF DIRECTORS – Committees of the Board – Compensation Committee” starting on page 27.

The Compensation Committee is comprised of four directors, each of whom qualifies as an Independent Director under the applicable NYSE Rules, and is free from any relationship (including disallowed consulting, advisory or other compensatory arrangements) prohibited by applicable laws, rules or regulations or that, in the opinion of the Board, is material to his or her ability to be independent from management of the Company in connection with the duties of a member of the Compensation Committee or to make independent judgments about the Company’s executive compensation. Each member also qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee has sole authority to retain and terminate such compensation consultants, legal counsel and other advisors, as the Compensation Committee deems appropriate to fulfill its responsibilities, including sole authority to approve the fees and other terms of retention. The Compensation Committee has retained an independent compensation consultant, Willis Towers Watson, for the purpose of assisting the Compensation Committee in fulfilling its responsibilities, including providing advice on the amount and form of executive and director compensation. Management also periodically retains Willis Towers Watson to provide additional services to the Company with respect to advising on compensation matters. Fees for these additional services were less than $70,000 in Fiscal 2016. The Compensation Committee has conducted an assessment, which included the consideration of the six factors specified in the NYSE Corporate Governance Standards and SEC Rule 10C-1(b)(4), to evaluate whether the services performed by Willis Towers Watson raise a conflict of interest or compromise the independence of Willis Towers Watson. Based upon this assessment, the Compensation Committee determined that Willis Towers Watson qualifies as an independent compensation consultant and its work does not raise any conflict of interest.

While the Compensation Committee retains Willis Towers Watson, in carrying out assignments for the Compensation Committee, Willis Towers Watson may interact with the Company’s management including the Vice President-Human Resources, the Vice President-Administration, General Counsel and the Executive Vice President and Chief Financial Officer and their respective staffs in order to obtain information. In addition, Willis Towers Watson may, in its discretion, seek input and feedback from management regarding its work product prior to presentation to the Compensation Committee in order to confirm information is accurate or address certain issues.

The agendas for the Compensation Committee’s meetings are determined by the Compensation Committee’s Chair with assistance from the CEO, the Vice President-Human Resources and the Vice President-Administration, General Counsel. These individuals, with input from the Compensation Committee’s compensation consultant, make compensation recommendations for the NEOs and other executive officers. However, decisions regarding the compensation of the NEOs are made solely by the Compensation Committee.

After each regularly scheduled meeting, the Compensation Committee may meet in executive session. When meeting in executive session, the Compensation Committee may have a session with the CEO only, a session with the compensation consultant only, and a session with Compensation Committee members only. The Compensation Committee Chair reports on Compensation Committee actions to the full Board at the following Board meeting.

Stock Ownership Guidelines

In order to further emphasize the stake that the Company’s directors and senior executives have in fulfilling the goal of building and increasing shareholder value, and to deepen the resolve of executive leadership to fulfill that goal, the Company has established stock ownership guidelines for directors and senior executives.

Stock Ownership Guidelines
Covered Person(s)	Multiple of base salary or annual cash retainer, as applicable
Chief Executive Officer	5 times
Directors	5 times
Chief Financial Officer	3.5 times
Chief Operating Officer	3.5 times
Senior Vice Presidents and Business Unit Presidents	2.5 times
Other Senior Executives	1.25 times

For purposes of these guidelines, stock ownership includes common shares held directly or indirectly, common shares held in an executive’s 401(k) plan account(s) and theoretical common shares credited to the bookkeeping account of an executive or a director in one of the Company’s non-qualified deferred compensation plans. Each covered executive or director is expected to attain the target level of stock ownership within five years from the date he or she is appointed or elected to the position.

According to the stock ownership guidelines, once an executive or a director reaches the target ownership level, and so long as those common shares are retained and the individual remains subject to the same guideline level, there is no obligation to purchase additional common shares as a result of fluctuations in the price of the Company’s common shares.

All directors and executive officers who have been in their current positions at least five years have met their target ownership levels.

Anti-Hedging Policy

The Company prohibits directors, officers (including the NEOs) and other key employees of the Company from engaging in hedging transactions with respect to common shares of the Company.

Company Compensation Philosophy

A basic philosophy of the Company has long been that employees should have a meaningful portion of their total compensation tied to performance and that the Company should use incentives which are intended to drive and reward performance. In furtherance of this philosophy, there is broad-based participation among full-time, non-union employees of the Company in some form of incentive compensation program. These programs include cash profit-sharing programs, which compute payouts based on a fixed percentage of profits, and annual incentive bonus programs that primarily tie bonuses to the operating results of the Company or the applicable business unit.

The Company has also made broad-based grants of equity awards periodically to a number of salaried employees below the executive level.

Executive Compensation Philosophy and Objectives

The Company’s objectives with respect to executive compensation are to attract and retain highly-qualified executives, to align the interests of management with the interests of shareholders and to provide incentives, based primarily on Company performance, for reaching established Company goals and objectives. To achieve these objectives, the Compensation Committee has determined that total compensation for executives will exhibit the following characteristics:

•	It will be competitive in the aggregate, using broad-based business comparators to gauge the competitive market;

•	It will be performance-oriented and highly leveraged, with a substantial portion of the total compensation tied to performance, primarily that of the Company and/or that of the applicable business unit;

•	It will align the interests of management and the interests of shareholders; and

•	It will promote long-term careers at the Company.

The Company’s practice has long been that executive compensation be highly leveraged. The Company’s compensation program emphasizes performance-based compensation (pay-at-risk) that promotes the achievement of short-term and long-term Company objectives. The Company believes it is appropriate to provide a balance between incentives for short-term performance and incentives for long-term profitability of the Company. The Company’s executive compensation program, therefore, includes both an annual cash incentive bonus program and a long-term incentive compensation program. The Company also believes it is appropriate for long-term incentives to have a cash compensation component and an equity-based compensation component, which incentivize executives to drive Company performance and align their interests with those of the Company’s shareholders. The individual components of executive compensation are discussed below.

In fulfilling its responsibilities, the Compensation Committee annually reviews certain market compensation information with the assistance of its independent compensation consultant, Willis Towers Watson, who is directly engaged by the Compensation Committee to prepare the information. This includes information regarding compensation paid to officers with similar responsibilities from a broad-based group of more than 400 companies (the “comparator group”). A list of the entities in the comparator group is set forth on Appendix I to this Proxy Statement.

The comparator group is comprised predominantly of manufacturing companies, maintained in the executive compensation data base of Willis Towers Watson at the time the study is conducted, with median revenues of $5.7 billion. Changes in the comparator group occur as companies begin or cease participation in the data base, due to a sale, merger or acquisition of the companies included or for other reasons. The Compensation Committee neither selects nor specifically considers the individual companies which are in the comparator group. For comparison purposes, due to variances in the size of the companies in the comparator group, regression analysis, which is an objective analytical tool used to determine the relationship between data, is used to adjust data. The Compensation Committee believes that using this broad-based comparator group minimizes the effects of changes to the group due to changes in data base participation, lessens the impact a single entity can have on the overall data, provides more consistent results and better reflects the market in which the Company competes for executive talent.

During its review process, the Compensation Committee meets directly with its compensation consultant and reviews comparator group information with respect to base salaries, annual cash incentive bonuses and long-term incentive compensation programs. The Compensation Committee considers comparator group information provided by the compensation consultant as an important factor in determining the appropriate levels and mix of executive compensation.

For its June 2015 meeting, the Compensation Committee had Willis Towers Watson prepare and review information on a more focused group of companies to assure that compensation information from this group was not significantly different than the information obtained from the broad-based comparator group discussed above. After reviewing this information, the Compensation Committee determined that the results of the two groups were not significantly different. The Compensation Committee continues to believe that the use of a broad-based comparator group provides more consistent information and is preferable for the reasons set forth above.

Base salaries of the NEOs and other executives generally fall below market median comparables developed from the comparator group, although the actual base salaries of the NEOs and other executives vary from individual to individual and from position to position due to factors such as time in the position, performance, experience, internal equity and other factors the Compensation Committee deems appropriate. Annual cash incentive bonus opportunities to be paid to the NEOs and other executives for achieving targeted levels of performance are generally above what the compensation consultant considers market median for annual bonuses because base salaries are intentionally set below market median comparables. In setting normal annual long-term incentive compensation opportunities of the NEOs and other executives, the Compensation Committee generally starts with the market median developed by the compensation consultant, and then makes adjustments the Compensation Committee deems appropriate.

While comparator group information is a factor considered in setting compensation, where a specific NEO’s or other executive’s annual cash incentive bonus and long-term incentive compensation fall relative to the market median developed from the comparator group will vary based upon internal equity and other factors listed above. Annual cash incentive bonuses and long-term incentive compensation actually paid may vary significantly depending on Company and/or business unit performance during the applicable year(s).

The Compensation Committee uses tally sheets as a tool to assist in its review of executive compensation. These tally sheets contain the components of the CEO’s and other NEOs’ current and historical compensation, including base salary, annual cash incentive bonuses and long-term incentive compensation. These tally sheets and other information provided to the Compensation Committee also show the estimated compensation that would be received by the CEO and other NEOs under certain scenarios, including in connection with a change in control of the Company.

While prior compensation or amounts realized or realizable from prior awards are given some consideration, the Compensation Committee believes that the current and future performance of the Company, its business units and the individual executive officers should be the most significant factors in setting the compensation for the Company’s executive officers.

The CEO’s performance is annually evaluated by the Compensation Committee and/or the full Board. The criteria considered include: overall Company performance; overall leadership; the CEO’s performance in light of, and his development and stewardship of, the Company’s philosophy and its current and long-term strategic plans, goals and objectives; development of an effective senior management team; appropriate positioning of the Company for future success; and effective communications with the Board and stakeholders. At the request of Mr. McConnell, his base salary and overall compensation have been well below market median levels. The Compensation Committee also evaluates the performance of the other NEOs when annually reviewing and setting executive compensation levels. The criteria considered for the other NEOs are similar to those for the CEO, adjusted to reflect each NEO’s position, with a focus on the applicable business unit for any NEO who is a business unit President.

Compensation Risk Analysis

The Company’s executive compensation programs are designed to be balanced, with a focus on both achieving consistent, solid year-over-year financial results and growing shareholder value over the long term. The highest amount of compensation can be attained under these programs, taken as a whole, through consistently strong performance over sustained periods of time. This provides strong incentives for achieving success over the long term and avoiding excessive risk-taking in the short term.

The Company has long believed that compensation incentives, based primarily upon Company earnings or similar performance measures, have played a vital role in the success of the Company. Making profit-sharing, bonuses and/or other incentive payments broadly available to all levels of non-union employees has fostered an ownership mentality throughout the workforce which has resulted in long-term employment and a desire to drive consistent financial performance. The Company’s culture, aided by this ownership mentality, is focused on striving to continually improve performance and achieve long-term success without engaging in excessive risk-taking.

We do not believe that our compensation incentives encourage excessive risk-taking for the following reasons:

•	Base salaries are a sufficient component of total compensation, minimizing the need for excessive risk-taking.

•	The performance goals under the annual cash incentive bonus plan are based upon realistic earnings per share (“EPS”), business unit operating income (“EOI”) and economic value added (“EVA”) levels, reviewed and approved by the Board, that the Compensation Committee believes can be attained without taking inappropriate risks or materially deviating from normal operations, expected continuous improvement or approved strategy.

•	The long-term cash performance awards and performance share awards are based upon performance over three-year periods which mitigates the taking of short-term risk.

•	In setting targets for annual cash incentive bonuses and long-term incentive compensation, restructuring charges and non-recurring items are eliminated and results are adjusted to eliminate inventory holding gains or losses (where appropriate for the Company or the business unit under consideration), which limit rewards for risky behavior outside the ordinary course of business.

•	Stock options generally contain a three-year incremental vesting schedule and provide rewards based on the long-term performance of our common shares.

•	Restricted common share awards generally have a cliff vesting period of three years and further link executive compensation to the long-term value of Worthington’s common shares.

The Company’s stock ownership guidelines and anti-hedging policy also drive stock ownership among executives, again aligning their interests with the interests of Worthington’s shareholders and the long-term growth in the value of the Company’s common shares. This is most evident in the shareholdings of CEO John P. McConnell, who is by far the Company’s largest shareholder. His potential financial reward for long-term growth in the value of the Company’s common shares far outweighs any short-term compensation he may receive as a result of any excessive short-term risk-taking.

The Compensation Committee has granted special performance-based/time-vested restricted common share awards to select NEOs in recent years. These awards are viewed as particularly appropriate as they are earned by top management only when the Worthington stock price increases significantly and, thus, the Company’s shareholders are also significantly benefited. The target price was set at more than 44% above the then all-time high average closing price of the Company’s common shares for any consecutive thirty-day period prior to the applicable grant date. While these awards do require a significant increase in the price of Worthington’s common shares to vest, the Compensation Committee believes that the stock price targets for these awards are reasonable targets which can be met with steady consistent growth in the Company’s performance without the need for any undue risk-tasking. The time-based vesting and holding period requirements mitigate the incentive for risky behavior intended to drive only a short-term stock price increase, and instead encourage activity that would lead to steady increases in financial results and a stock price which can be maintained.

Cash Compensation Earned in Fiscal 2016 and Company Performance

Short-term cash compensation includes the base salary and the annual cash incentive bonus paid to the Company’s executives, including the CEO and the other NEOs. Effective September 2015, base salaries for most executives increased 3%, with larger increases being given to certain executives, such as those promoted to new positions or given broader responsibilities. Messrs. McConnell, Russell and Rose all requested that they not receive base salary increases for Fiscal 2016. Base salaries paid in Fiscal 2016 were generally below median levels of the comparator group.

Consistent with the philosophy of our executive compensation program, annual cash incentive bonuses for the NEOs for Fiscal 2016 were up from Fiscal 2015, reflecting the better financial results. Fiscal 2016 Corporate and Steel Processing annual cash incentive bonuses were earned at 101% and 99% of target, respectively, after being paid at only 70% of target levels for Corporate and 77% for Steel Processing for Fiscal 2015.

Amounts paid for long-term cash and equity awards for the three-year period ended Fiscal 2016 were down, despite the improved results in Fiscal 2016. The Company’s weaker performance in Fiscal 2015 negatively impacted both periods, but targets were higher for the three-year period ended with Fiscal 2016. Thus, despite the stronger performance by the Company in Fiscal 2016 long-term incentive compensation payouts for the three-year period then ended were earned at 70% of target levels at Corporate and 78% at Steel Processing, versus 88% and 89%, respectively, for the three-year period ended with Fiscal 2015.

The Compensation Committee believes that the Company performed well in Fiscal 2016, led by solid results in Steel Processing, the legacy Pressure Cylinder businesses, Industrial and Retail, and the Company’s joint ventures, particularly WAVE. The Company attained record earnings per diluted common share in Fiscal 2016, despite headwinds from adverse conditions in certain markets which included: a significant decline in steel prices through January which resulted in inventory holding losses throughout much of the year; low prices for oil and gas, which severely reduced demand in that industry for our equipment; soft demand in agricultural markets; and weak conditions in the Engineered Cabs market. As reflected by the better results in Fiscal 2016, management’s efforts to respond to these challenging conditions helped mitigate their negative impacts. The Company’s price risk and inventory management practices helped control inventories and steel costs, which reduced the size of inventory holding losses which could have otherwise been incurred. The Company cut the workforce and other variable costs and generally right-sized its operations throughout its Oil & Gas Equipment business. Engineered Cabs closed the Florence, South Carolina facility, but moved as much of its profitable business as possible to its other facilities.

The Company is also seeing continued success from its Transformation efforts, which began in Fiscal 2008 and which have proven successful in the Steel Processing operations. The program has recently been enhanced and relaunched as what is called Transformation 2.0. It takes the best from the original Transformation and provides an enhancement to the playbook by using rapid Kaizen events, lean principles and value based pricing analysis and strategies. The goal is to drive Transformation 2.0 throughout the Pressure Cylinder operations and the other parts of our businesses.

The direct relationship of incentive compensation earned by the Company’s NEOs to Company performance is exemplified by the amount of compensation earned by the NEOs not only in Fiscal 2016 but also in past years as follows:

Fiscal Year	Performance	Annual Incentive Bonuses Earned
2009	Difficult year due to recession	No bonus payouts
2010	Performance improved and exceeded expected levels, aided by the Transformation and other actions taken by management in response to the depressed market conditions	Annual incentive bonuses earned
2011	Strong growth in earnings	Annual incentive bonuses were paid at close to maximum levels
2012	EPS continued to grow, but targets were higher	Annual incentive bonuses earned at 110% of target levels, but down 20% - 40% from Fiscal 2011 amounts
2013	Diluted EPS, as reported, was up 15% (21% excluding the effect of inventory holding gains or losses and restructuring charges), but targets were higher	Annual incentive bonuses for Corporate executives were down 15%-30% from Fiscal 2012 amounts
2014	Both diluted EPS and adjusted EPS were up approximately 10%	Annual incentive bonuses for Corporate executives were up between 13% and 17% from the lower levels in Fiscal 2013
2015	Weaker performance caused largely by challenging conditions in certain key markets	Annual incentive bonuses of the NEOs were earned at 63% - 77% of target levels and were down on average 29% from Fiscal 2014
2016	Improved results, with record EPS, despite continued challenges in certain markets	Annual incentive bonuses of the NEOs were earned at approximately 100% of target levels and were up from Fiscal 2015

The relationship of incentive compensation earned to Company results is also reflected in payments which have been earned under the long-term performance-based cash and share awards.

Performance Period	Performance	Results
2007-2009	Performance impacted by recession	No long-term performance-based incentive compensation was paid
2008-2010	Performance impacted by recession	No long-term performance-based incentive compensation was paid
2009-2011	Strong performance in Fiscal 2011 could not overcome the drag early in the performance period caused by the recession	No long-term performance-based incentive compensation was paid
2010-2012	Strong performance in Fiscal 2011 and 2012	Long-term cash and long-term performance share incentive compensation was earned at somewhat above threshold levels (Corporate payout at 61% of target)
2011-2013	Continued improvement of results	Long-term cash and long-term performance share incentive compensation was earned between target and maximum levels
2012-2014	Continued improvement of results	Long-term cash and long-term performance share incentive compensation was earned between target and maximum levels
2013-2015	Weaker results in Fiscal 2015	Corporate and Steel Processing payouts fell below target levels. Payouts at 88% and 89%, respectively
2014-2016	Record EPS for Fiscal 2016, but Fiscal 2015 performance hurt results for the 3-year period	Corporate and Steel Processing payouts fell between target and threshold, paying out at 70% and 78% of target levels, as performance targets were higher

The Company’s financial position continues to strengthen and management has put the Company’s balance sheet on a very sound footing. The Company now has in place $580,000,000 of long-term debt, issued on favorable terms maturing in tranches between 2020 and 2026. The Company also has in place a revolving credit facility with total commitments of $500,000,000 and a maturity of April 2020.

The Company has also been able to reward its shareholders by steadily increasing its quarterly dividend from $0.12 per share for Fiscal 2012, to $0.13 per share for Fiscal 2013, to $0.15 per share for Fiscal 2014, to $0.18 per share for Fiscal 2015, to $0.19 per share for Fiscal 2016, and to $0.20 per share for the first quarter of Fiscal 2017. The Company has also continued its stock buy-back program, repurchasing a total of 3,500,000 common shares during Fiscal 2016.

Say-on-Pay Consideration

At the Company’s 2015 Annual Meeting of Shareholders, the Company’s shareholders approved the executive compensation as disclosed in the proxy statement for that Annual Meeting, with more than 84% of the common shares represented by those shareholders present in person or represented by proxy at the 2015 Annual Meeting voting for approval. The vote for approval was 96% excluding broker non-votes. The Compensation Committee evaluated the results of this strongly supportive advisory vote, together with the other factors and data discussed in this Compensation Discussion and Analysis, in determining executive compensation policies and making executive compensation decisions.

Compensation Components

Base Salaries

Base salaries for the NEOs and other executive officers are set to reflect the duties and responsibilities inherent in each position, individual levels of experience, performance, market compensation information, internal equity among positions in the Company, and the Compensation Committee’s judgment. The Compensation Committee annually reviews information regarding compensation paid by the comparator group to executive officers with similar responsibilities. It is the Compensation Committee’s intent, in general, to set base salaries below market median levels, with consideration given to the factors listed above, and have total annual cash compensation driven by bonuses.

Effective June 28, 2016, the Compensation Committee approved base salary increases for the following NEOs. Geoffrey Gilmore’s new base salary of $480,000, became effective June 1, 2016 to align with his position change. The other new base salaries will become effective September 1, 2016, as follows: Mark Russell - $541,100; Andy Rose - $489,100; and Virgil Winland - $364,971. These increases were 2% for Mr. Russell and Mr. Rose, 3% for Mr. Winland and 13% for Mr. Gilmore to reflect his promotion into a new position. The Company’s CEO, John P. McConnell, turned down the base salary increase recommended for him by the Compensation Committee.

Annual Incentive Compensation

The NEOs and certain other key employees of the Company participate in the Company’s annual cash incentive bonus program under which annual bonus awards are tied to attainment of target results. These awards are generally tied to achieving specified levels (threshold, target and maximum) of corporate and/or business unit performance for the applicable 12-month performance period. The type of performance measured and the weighting of those measurements is shown below. Restructuring charges and non-recurring gains and losses are excluded from all calculations, and the impact of inventory holding gains or losses are factored out in calculating corporate EPS and Steel Processing business unit EOI.

•	For corporate executives, the goals are tied to corporate performance.
•	Payouts are generally tied to achieving specified levels (threshold, target and maximum) of corporate EVA and corporate EPS (adjusted as noted above), with each performance measure carrying a 50% weighting.
•	For business unit executives, the goals are tied to both corporate performance and the performance of their respective business units.
•	Payouts are generally tied to achieving specified levels (threshold, target and maximum) of adjusted corporate EPS, 20% weighting; business unit EOI (adjusted as noted above), 30% weighting; and business unit EVA, 50% weighting.

For performance falling between threshold and target or between target and maximum, the award is linearly prorated. If threshold levels are not reached for any performance measure, no bonus will be paid under that performance metric.

Annual incentive bonuses are paid within a reasonable time following the end of the performance period in cash, unless the Board specifically provides for a different form of payment. In the event of a change in control of the Company, followed by the actual or constructive termination of a participant’s employment during the relevant performance period, the annual incentive bonus award of the participant would be considered to be earned at the target level and payable as of the date of actual or constructive termination of employment.

Annual incentive bonuses for the NEOs for Fiscal 2016 were up approximately 45% for Fiscal 2016 as results reached 101% of target levels for Corporate and 99% for Steel Processing executives.

Annual incentive bonuses earned by the NEOs for Fiscal 2016, Fiscal 2015 and Fiscal 2014, are shown in the “Fiscal 2016 Summary Compensation Table” beginning on page 51 of this Proxy Statement in the “Annual Incentive Bonus Award” column within “Non-Equity Incentive Plan Compensation”.

On June 28, 2016, the Compensation Committee granted annual incentive bonus awards to the NEOs for Fiscal 2016. These annual cash incentive bonus awards are shown in the “Annual Cash Incentive Bonus Awards Granted for Fiscal 2017” table beginning on page 60 of this Proxy Statement.

The Committee made discretionary cash bonus awards of $6,750 to Mr. Gilmore and $19,586 to Mr. Winland to recognize their service in Fiscal 2016.

Long-Term Incentive Compensation

The Compensation Committee has implemented a long-term incentive compensation program for the NEOs and other executives, which consists of:

•	Annual option grants
•	Long-term performance share awards based on achieving measurable financial results over a three-fiscal-year period
•	Long-term cash performance awards based on achieving measurable financial results over a three- fiscal-year period
•	Restricted common share awards

Long-term performance share awards, long-term cash performance awards, and restricted common share awards are made under the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan (the “1997 LTIP”). Options are generally granted out of one of the Company’s stock option plans or under the 1997 LTIP. All of these plans have been approved by the Company’s shareholders.

The Compensation Committee added awards of restricted common shares to the long-term incentive program beginning in Fiscal 2012, and somewhat reduced the size of the other long-term incentive awards. Beginning with awards for Fiscal 2014, the Compensation Committee increased the portion of long-term incentive awards made in the form of restricted common shares and correspondingly reduced the portion provided through options.

In setting the size of the overall normal long-term incentive compensation awards, the Compensation Committee generally begins by looking at market median values for the comparator group, and then making adjustments for the individual for items such as the executive officer’s time in the position, internal equity, performance and such other factors as the Compensation Committee deems appropriate. The percentage of the long-term compensation provided by each type of award (long-term cash performance awards, performance share awards, options and restricted common shares) is determined by the Compensation Committee. The value given to options for purposes of these awards is determined by the Compensation Committee based on input from its compensation consultant taking into account the anticipated grant date fair value calculated under applicable accounting rules and the option values used for recent annual grants. The same is true for restricted common shares, the value of which is generally based on a recent market price of the common shares. Likewise, the value of the performance share awards is generally based upon the number of common shares that can be earned at target, multiplied by a recent share price. The value used for long-term cash performance awards is generally the amount that can be earned at target. The amount of each type of award granted to an executive officer is determined consistent with the above factors, with the specific amount determined by the Compensation Committee on a subjective basis combining all of the factors considered.

The Compensation Committee believes that using a blend of restricted common share awards, option awards, long-term performance share awards and long-term cash performance awards represents a particularly appropriate and balanced method of motivating and rewarding senior executives. Restricted common share awards and option awards align the interests of employee recipients with those of shareholders by providing value tied to appreciation in the Company’s common share price. Long-term cash performance awards motivate long-term results because their value is tied to sustained financial achievement over a multiple-year period. Performance share awards blend both of these features because the number of performance shares received is tied to sustained financial achievement over a multiple-year period, and the value of those performance shares is tied to the price of the Company’s common shares. The Compensation Committee believes the combination of these forms of incentive compensation is superior to reliance upon only one form and is consistent with the Company’s compensation philosophy and objectives.

The Compensation Committee generally approves annual restricted common share awards, annual option awards and long-term performance share and long-term cash performance awards at its June meeting. The option grants and restricted common share awards are generally made effective following the meeting and after the Company has reported its earnings for the just-completed fiscal year. Long-term performance share awards and long-term cash performance awards have been based on performance over a three-year period beginning with the first day of the first fiscal year in that period. An explanation of the calculation of the compensation expense relative to the equity-based long-term incentive compensation is set forth in the section captioned “Equity-Based Long-Term Incentive Compensation Accounting” beginning on page 46 of this Proxy Statement.

Neither the Company nor the Compensation Committee has backdated option grants to provide for lower exercise prices, nor have they repriced or offered buy-outs of underwater options. Current plan provisions prohibit such repricing without shareholder consent.

Options

Options are generally awarded annually to the NEOs and a select group of executive officers. In practice, the number of common shares covered by an option award generally depends upon the employee’s position and external market data. It had also been the practice of the Company to award options to a broader group of key employees every two or three years, and to grant options at other times to selected key employees such as when their employment began or they received a promotion. Options provide employees with the opportunity to participate in increases in shareholder value as a result of stock price appreciation, and further the Company’s objective of aligning the interests of management with the interests of shareholders.

As noted above, starting in Fiscal 2014, the Compensation Committee decreased the portion of long-term incentive awards made to the executive group in the form of options and increased the portion provided through awards of restricted common shares. The Compensation Committee also authorized the grants of restricted common shares to a broader group of key employees, rather than providing options. The Compensation Committee made this change to restricted common shares in lieu of options based on a number of factors, including that restricted common share awards are less dilutive than options having the same grant date fair value and are generally better understood and appreciated by the employees.

The following describes the Compensation Committee’s general practice in granting options, excluding specific grants tailored to meet specific circumstances.

Nearly all options granted to employees since June 1, 2011 have been non-qualified stock options which vest at a rate of 33% per year and fully vest at the end of three years.

In the event an optionee’s employment terminates as a result of retirement, death or total disability, any unexercised options outstanding and exercisable on that date will remain exercisable by the optionee or, in the event of death, by the optionee’s beneficiary, until the earlier of either the fixed expiration date, as stated in the applicable option award agreement, or 36 months after the last day of employment due to retirement, death or disability. Should termination occur for any reason other than retirement, death or disability, unexercised options are generally forfeited.

In the event of a change in control of the Company (as defined in the respective option plans or award agreements), followed by an actual or constructive termination of employment, options then outstanding will become fully vested and exercisable.

The Compensation Committee may allow an optionee to elect, during the 60-day period following a change in control, to surrender an option or a portion thereof in exchange for a cash payment equal to the excess of the change in control price per share over the exercise price per share.

Effective June 26, 2015, the Company made awards of non-qualified stock options to 36 employees to purchase an aggregate of 153,500 common shares, with an exercise price equal to $30.92, the fair market value of the common shares on the grant date. Of those options, an aggregate of 82,500 common shares were covered by options awarded to the current NEOs.

The option grants to the NEOs in Fiscal 2016 are detailed in the “Grants of Plan-Based Awards for Fiscal 2016” table on page 54 of this Proxy Statement. For purposes of the “Grants of Plan-Based Awards for Fiscal 2016” table, options are valued based on a grant date fair value and calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). This value for options is also reported in the “Option Awards” column of the “Fiscal 2016 Summary Compensation Table” beginning on page 51 of this Proxy Statement.

Information on options granted, effective June 30, 2016, to NEOs for the fiscal year ending May 31, 2017 (“Fiscal 2017”), is set forth in the section captioned “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2017”, beginning on page 61.

Long-Term Performance Awards – General

Since Fiscal 2006, the Company has awarded a select group of key executives, including the NEOs, long-term cash performance awards and long-term performance share awards which are earned based upon results over a prospective three-year performance period.

These long-term performance awards are intended to reward executives for achieving pre-established financial goals over a three-year period. Restructuring charges and non-recurring items are excluded from all calculations and corporate EPS and Steel Processing business unit EOI results are adjusted for inventory holding gains or losses.

•	For corporate executives, the goals are tied to corporate performance.

•	Payouts are generally tied to achieving specified levels (threshold, target and maximum) of cumulative corporate EVA and growth in corporate EPS (adjusted as noted above) over the performance period, with each performance measure carrying a 50% weighting.
•	For business unit executives, the goals are tied to both corporate performance and the performance of their respective business units.
•	Cumulative corporate EVA and adjusted corporate EPS growth measures together carry a 50% weighting, and business unit adjusted EOI targets are weighted 50%.

If the performance level falls between threshold and target or between target and maximum, the award is linearly prorated. Payouts, if any, would generally be made in the quarter following the end of the applicable performance period. Calculation of Company results and attainment of performance measures are made solely by the Compensation Committee based upon the Company’s consolidated financial statements.

The Compensation Committee determines the appropriate changes and adjustments and may make adjustments for other unusual or non-recurring events, including, without limitation, changes in tax and accounting rules and regulations, extraordinary gains and losses, mergers and acquisitions, and purchases or sales of substantial assets, provided that, if Section 162(m) of the Internal Revenue Code would be applicable to the payout of the award, any such change or adjustment, if not provided for when the targets are set, must be permissible under Section 162(m).

These performance measurements have been chosen because the Compensation Committee believes that:

•	The corporate EPS growth metric strongly correlates with the Company’s growth in equity value;
•	EOI at a business unit ties directly into Company EPS growth; and
•	The cumulative corporate EVA target, which is driven by net operating profit in excess of the cost of capital employed, keeps management focused on the most effective use of existing assets and pursuing only those growth opportunities which provide returns in excess of the cost of capital.

The Company has used these, or similar performance measures, since long-term cash performance awards were first granted for the performance period ended May 31, 1998.

The Compensation Committee periodically considers whether to change the performance measures used under the incentive awards and reviews the types of measures used by other companies and other relevant information provided by its compensation consultant. After reviewing this matter in detail at its June 2016 meeting, the Compensation Committee determined to continue to use the performance measures set forth above, for the reasons discussed.

Payouts have been made based on the achievement of corporate and business unit three-year performance targets in each of the last five years. No payments of these awards for corporate performance were made in the three-year periods ending with Fiscal 2009, Fiscal 2010 or Fiscal 2011, as targets for those years were set prior to the recession which adversely affected results in those three-year periods.

The Company posted solid results in Fiscal 2016, after being down in Fiscal 2015 and posting solid results in Fiscal 2014. However, the challenging conditions in Fiscal 2015 depressed results for the three-year period and performance results for the three-year period ended May 31, 2016 fell between threshold and target levels. As a result, payouts were made to executive officers with respect to both long-term cash performance awards and performance share awards at 70% of target levels for Corporate executives, and 78% of target levels for Steel Processing executives. Based on the Company’s performance for Fiscal 2015, Fiscal 2016 and Fiscal 2017 (through the date of this Proxy Statement), it appears that the Company is positioned to attain results between threshold and target performance measure levels applicable to the NEOs for the three-year period ending May 31, 2017.

Long-Term Cash Performance Awards

Long-term cash performance awards have been part of the long-term performance awards granted to key members of management since they were first awarded in 1998. They are intended to reward executives for achieving pre-established financial goals over a three-fiscal-year period. These long-term cash performance awards may be paid in cash, common shares or any combination thereof, as determined by the Compensation Committee at the time of payment. To date, earned long-term cash performance awards have been paid in cash. If the performance criteria are met, payouts are generally made in the quarter following the end of the performance period. Nothing is paid under the long-term cash performance awards if none of the three-year financial thresholds are met.

Treatment of awards on a change in control or a termination of employment, including termination due to death, disability or retirement, is discussed below in the section captioned “Long-Term Performance Awards – Impact of Termination/Change in Control”. The performance measures for the long-term cash performance awards are discussed above in the section captioned “Long-Term Performance Awards – General”.

Long-term cash performance awards earned for the three-year performance period ended May 31, 2016 are described above in the section captioned “Long-Term Performance Awards – General”. The amount of the awards earned by the NEOs for this period is shown in the “Fiscal 2016 Summary Compensation Table” beginning on page 51 of the Proxy Statement under the “3-year Cash Performance Award” column within “Non-Equity Incentive Plan Compensation”. The long-term cash performance awards earned were paid in cash.

Long-term cash performance awards granted in Fiscal 2016 for the three-year performance period ending May 31, 2018 are reported in the “Grants of Plan-Based Awards for Fiscal 2016” table on page 54 of this Proxy Statement.

Information on long-term cash performance awards granted in Fiscal 2017 for the three-year performance period ending May 31, 2019 is shown in the “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2017” table beginning on page 61 of this Proxy Statement.

Long-Term Performance Share Awards

Performance share awards have constituted a portion of the long-term performance awards granted to key members of management since June 2006. They are intended to reward executives for both achieving pre-established financial goals over the three-fiscal-year period and increasing the common share price. The long-term performance share awards are paid in common shares and the value is determined not only by the number of common shares earned, but also by the value of the common shares at the time the awards are earned and the common shares are paid out. If the performance criteria are met, payouts are generally made the quarter following the end of the performance period. Nothing is paid under the performance share awards if none of the three-year financial threshold measures are met.

Treatment of awards on a change in control or a termination of employment, including termination due to death, disability or retirement, is discussed below in the section captioned “Long-Term Performance Awards – Impact of Termination/Change in Control”. The performance measures for the long-term performance share awards are discussed above in the section captioned “Long-Term Performance Awards – General”. Long-term performance share awards earned for the three-year performance period ended May 31, 2016, are described above in the section captioned “Long-Term Performance Awards – General”. The long-term performance share awards earned were paid in common shares.

Long-term performance share awards granted in Fiscal 2016 for the three-year performance period ending May 31, 2018 are reported in the “Grants of Plan-Based Awards for Fiscal 2016” table on page 54 of this Proxy Statement. An explanation of the calculation of the compensation expense relative to those awards is set forth in the section captioned “Equity-Based Long-Term Incentive Compensation Accounting” beginning on page 46 of this Proxy Statement. If the performance criteria are met, the performance shares earned would generally be issued in the quarter following the end of the performance period.

Information on long-term performance share awards granted in Fiscal 2017 for the three-year performance period ending May 31, 2019 is shown in the “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2017” table beginning on page 61 of this Proxy Statement.

Long-Term Performance Awards – Impact of Termination/Change in Control

In general, termination of employment results in termination of long-term cash performance awards and long-term performance share awards. However, if termination is due to death, disability or retirement, a pro rata payout will be made for performance periods ending 24 months or less after termination of employment based on the number of months of employment completed by the participant during the performance period before the effective date of termination, provided that the applicable performance goals are achieved. No payout will be made for performance periods ending more than 24 months after termination of employment. Unless the Compensation Committee specifically provides otherwise at the time of grant, in the event of a change in control of the Company followed by an actual or constructive termination of employment, all long-term cash performance awards and long-term performance share awards would be considered to be earned and payable in full at the maximum level, and immediately settled or distributed.

Annual Restricted Common Share Awards to Executives

Effective June 26, 2015, the Compensation Committee granted annual restricted common share awards to 36 employees covering an aggregate of 146,200 restricted common shares, which will cliff vest on the third anniversary of the grant date. Of those awards, an aggregate of 75,500 restricted common shares were awarded to the NEOs. Restricted common share awards are intended to reward and incent executives by directly aligning the interests of management with the interests of shareholders. The vesting provision of the restricted common shares also serves as a management retention incentive. For further details with respect to the restricted common share awards granted to the NEOs effective June 26, 2015, see the “Stock Awards” column of the “Fiscal 2016 Summary Compensation Table” beginning on page 51 of this Proxy Statement.

Effective June 30, 2016, the Compensation Committee granted restricted common share awards to 33 executives covering an aggregate of 105,625 restricted common shares (of which 58,300 restricted common shares were awarded to the NEOs) which will generally cliff vest on the third anniversary of the grant date. For further details with respect to the restricted common share awards granted to the NEOs effective June 30, 2016, see the “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2017” table beginning on page 61 of this Proxy Statement.

Other Restricted Common Share Awards

Between July 30, 2015 and May 27, 2016, the Company made awards to 35 employees covering an aggregate of 27,650 restricted common shares, which will cliff vest on the third anniversary of the grant date. The Compensation Committee granted one executive officer a restricted stock award on September 22, 2015 for 5,000 restricted common shares which will cliff vest on the third anniversary of the grant date.

Special Performance-Based/Time-Vested Restricted Common Share Awards

The Compensation Committee has at times made special “one off” performance-based/time-vested long-term incentive awards to certain key employees with vesting tied to the price of the Company’s common shares attaining certain levels. The Compensation Committee made a special award, effective June 24, 2014, of 25,000 performance-based/time-vested restricted common shares to Mr. Gilmore. The term of this restricted common share award is five years and the restricted common shares will vest if both: (a) the closing price of the Company’s common shares equals or exceeds $60.00 per share for 30 consecutive days during the five-year term ending June 24, 2019; and (b) Mr. Gilmore has remained continuously employed by the Company for five years (i.e., through June 24, 2019). If Mr. Gilmore’s employment is terminated by the Company without “cause” or if Mr. Gilmore dies or becomes permanently disabled after the performance condition has been met but before the time-based vesting condition has been met, the restricted common shares will be fully vested as of the date of termination. In the case of death or disability, the Compensation Committee may elect, in its sole discretion, to accelerate the vesting of all or a portion of these restricted common shares. In the event of a change in control followed by an actual or constructive termination of employment (as defined by the Compensation Committee), these restricted common shares will vest, subject to any Internal Revenue Code Section 280G limitation imposed by the Compensation Committee. These awards are shown in the “Stock Awards” column for 2015 in the “Fiscal 2016 Summary Compensation Table”.

As a leader of one of the Company’s key business units, Mr. Gilmore is a key player in driving the Company’s Transformation efforts and financial results. The CEO and the Board have identified Mr. Gilmore as a key executive who has an important role and responsibility in leading the Company forward in his capacity as a business unit President. The Compensation Committee believes this special restricted common share award serves as a strong retention mechanism that provides a unique incentive to Mr. Gilmore to further enhance the Company’s success, and directly ties his compensation to the Company’s first corporate goal of increasing the value of our shareholders’ investment.

The Compensation Committee believes the $60.00 per share closing price for 30 consecutive days to be an appropriate performance target, as its achievement will not only reward Mr. Gilmore, but also the shareholders in general, as the $60.00 stock price would be more than 44% above the all-time high average closing price of the Company’s common shares for any consecutive 30-day period prior to the June 24, 2014 grant date. The Compensation Committee believes this to be reasonable target which can be reached by steady, consistent growth in the Company’s performance, without the need for any undue risk-taking. Further, the Compensation Committee believes that the five-year time-based vesting (coupled with his other stock holdings and equity awards), reduces the incentive for risky behavior intended to drive only a short-term increase in the price of the common shares, and instead encourages activity which would lead to steady increases in financial results and the stock price which can be maintained.

The Compensation Committee special awards, effective June 28, 2013, of 180,000 performance-based/time-vested restricted common shares to each of Mr. Rose and Mr. Russell. The term of these restricted common share awards is five years and the restricted common shares will vest if and when both of the following conditions are met: (a) the closing price of the Company’s common shares equals or exceeds $50.00 per share for 30 consecutive days during the five-year term; and (b) the NEO has remained continuously employed by the Company until the share price condition is met. The NEO must hold any vested restricted common shares until two years after vesting. The restricted common shares will be forfeited five years from the effective date of the award (i.e., June 28, 2018) if the performance-based vesting condition is not met by that date. If the NEO’s employment is terminated by the Company without “cause” or if the NEO dies or becomes permanently disabled after the performance condition has been met but before the time-based vesting condition has been met, the restricted common shares will be fully vested as of the date of termination. In the case of death or disability, the Compensation Committee may elect, in its sole discretion, to accelerate the vesting of all or a portion of these restricted common shares. In the event of a change in control followed by an actual or constructive termination of employment (as defined by the Compensation Committee), these restricted common shares will vest, subject to any Internal Revenue Code Section 280G limitation imposed by the Compensation Committee.

Each of Mr. Rose and Mr. Russell has been a key player in driving the Company’s Transformation efforts and financial results, as well as in other strategic actions taken by the Company in recent years. The CEO and the Board have identified Mr. Rose and Mr. Russell as key executives who have key roles and responsibilities in leading the Company forward. The Compensation Committee believes these special restricted common share awards serve as a strong retention mechanism that provides a unique incentive to these identified leaders to further enhance the Company’s success, and directly ties their compensation to the Company’s first corporate goal of increasing the value of our shareholders’ investment.

The Compensation Committee believes the $50.00 per share closing price for 30 consecutive days condition to be an appropriate performance target, as its achievement will not only reward Messrs. Rose and Russell, but also the shareholders in general, as the $50.00 stock price would be more than 44% above the all-time high average closing price of the Company’s common shares for any consecutive 30-day period prior to June 28, 2013. The Compensation Committee believes this to be a reasonable target which can be reached by steady, consistent growth in the Company’s performance, without the need for any undue risk-taking. Further, the Compensation Committee believes that requiring the executive officers to continue to hold the common shares for at least two years after vesting (coupled with their other stock holdings and equity awards), reduces the incentive for risky behavior intended to drive only a short-term increase in the price of the common shares, and instead encourages activity which would lead to steady increases in financial results and the stock price which can be maintained and increased beyond the vesting period of the restricted common shares.

Clawback Policy

The Company does not have a specific clawback policy. If the Company is required to restate its earnings as a result of material non-compliance with a financial reporting requirement due to misconduct, under Section 304 of the Sarbanes-Oxley Act of 2002 (“SOX”), the CEO and the Chief Financial Officer would be required to reimburse the Company for any bonus or other incentive-based or equity-based compensation received by them from the Company during the 12-month period following the first filing with the SEC of the financial document that embodied the financial reporting requirement, and any profits realized from the sale of common shares of the Company during that 12-month period, to the extent required by SOX.

On July 1, 2015, the SEC issued proposed rules relating to clawback policies which the Company is in the process of reviewing. Once the proposed SEC rules have been adopted and NYSE has, in turn, adopted new listing standards addressing the clawback policy requirements, the Company will adopt a clawback policy which satisfies the final rules.

Equity-Based Long-Term Incentive Compensation Accounting

The accounting treatment for equity-based long-term incentive compensation is governed by ASC 718. Options are valued using the Black-Scholes pricing model based upon the grant date closing price per common share underlying the option award, the expected life of the option, the risk-free interest rate, the dividend yield, and the expected volatility. Further information concerning the valuation of options and the assumptions used in that valuation is contained in “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note J – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for Fiscal 2016 filed on August 1, 2016 (the “2016 Form 10-K”).

Long-term performance share awards payable in common shares are initially valued using the grant date closing price per common share based on the target award, and compensation expense is recorded prospectively over the performance period on a straight-line basis. This amount is then adjusted on a quarterly basis based upon an estimate of the performance level anticipated to be achieved for the performance period in light of actual and forecasted results.

Long-term cash performance awards are initially valued at the target level, and compensation expense is recorded prospectively over the performance period on a straight-line basis. This amount is then adjusted on a quarterly basis based on an estimate of the performance level anticipated to be achieved for the performance period in light of actual and forecasted results.

Restricted common shares are valued at fair value as of the date of grant and the calculated compensation expense is recognized on a straight-line basis over their respective vesting periods. For restricted common shares with only time-based vesting, fair value is generally equal to the closing price of the common shares at the respective grant date. If the vesting is subject to other conditions, such as the special performance-based/time-vested restricted common share awards, the value is generally calculated under a Monte Carlo simulation model. Further information concerning the valuation of restricted common shares and the assumptions used in that valuation is contained in “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note J – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the Company’s 2016 Form 10-K.

Deferred Profit Sharing Plan

The NEOs participate in the Worthington Industries, Inc. Deferred Profit Sharing Plan (the “DPSP”), together with most other full-time, non-union employees of the Company. The DPSP is a 401(k) plan and is the Company’s primary retirement plan. Contributions made by the Company to participants’ accounts under the DPSP are generally based on 3% of eligible compensation which includes base salary, profit-sharing, bonus and annual cash incentive bonus payments, overtime and commissions, up to the maximum limit set by the Internal Revenue Service (“IRS”) from year to year ($265,000 for calendar 2016). In addition, the NEOs and other participants in the DPSP may elect to make voluntary contributions up to prescribed IRS limits. These voluntary contributions are generally matched by Company contributions of 50% of the first 4% of eligible compensation contributed by the participant. Distributions under the DPSP are generally deferred until retirement, death or total and permanent disability.

Non-Qualified Deferred Compensation

The NEOs and other highly-compensated employees are eligible to participate in the Worthington Industries, Inc. Amended and Restated 2005 Non-Qualified Deferred Compensation Plan (as amended, the “2005 NQ Plan”). The 2005 NQ Plan is a voluntary, non-tax qualified, unfunded deferred compensation plan available only to select highly-compensated employees for the purpose of providing deferred compensation, and thus potential tax benefits, to these employees.

Under the 2005 NQ Plan, executive officers of the Company may defer the payment of up to 50% of their base salary and up to 100% of their bonus and/or annual cash incentive bonus awards. Amounts deferred are credited to the participants’ bookkeeping accounts under the 2005 NQ Plan at the time the base salary and/or bonus/annual cash incentive bonus awards would have otherwise been paid. In addition, the Company may make discretionary employer contributions to the participants’ bookkeeping accounts in the 2005 NQ Plan. In recent years, the Company has made employer contributions in order to provide the same percentage of retirement-related deferred compensation to executive officers compared to other employees that would have been made but for the IRS limits on annual compensation that may be considered under the DPSP. For the 2016, 2015 and 2014 calendar years, the Company made contributions to the 2005 NQ Plan for participants equal to (i) 3% of an executive’s annual compensation (base salary plus bonus/annual cash incentive bonus award) in excess of the IRS maximum; and (ii) a matching contribution of 50% of the first 4% of annual compensation contributed by the executive to the DPSP to the extent not matched by the Company under the DPSP. Participants in the 2005 NQ Plan may elect to have their bookkeeping accounts treated as invested (a) with a rate of return reflecting: (i) the returns on those investment options available under the DPSP; or (ii) a fixed interest rate set annually by the Compensation Committee (1.78% for Fiscal 2016), or (b) in theoretical common shares reflecting increases or decreases in the fair market value of the Company’s common shares with dividends deemed reinvested. Any portion of a participant’s bookkeeping account credited to theoretical common shares must remain credited to theoretical common shares until distributed. Otherwise, participants in the 2005 NQ Plan may change the investment options for their bookkeeping accounts as of the time permitted under the DPSP for the same or a similar investment option.

Employees’ bookkeeping accounts in the 2005 NQ Plan are fully vested. Payouts of amounts credited to theoretical common shares are made in whole common shares and cash in lieu of fractional shares. Payouts of amounts credited to all other investment options are made in cash. Payments will be made as of a specified date selected by the participant or, subject to the timing requirements of Section 409A of the Internal Revenue Code, when the participant is no longer employed by the Company. Payments are made either in a lump sum or in installment payments, all as chosen by the participant at the time the deferral is elected. The Compensation Committee may permit hardship withdrawals from a participant’s account under defined guidelines.

Contributions or deferrals for the period before January 1, 2005, are maintained under the Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan, effective March 1, 2000 (as amended, the “2000 NQ Plan”). Contributions and deferrals for periods on or after January 1, 2005 are maintained under the 2005 NQ Plan, which was adopted to replace the 2000 NQ Plan in order to comply with the provisions of the then newly-adopted Section 409A of the Internal Revenue Code applicable to non-qualified deferred compensation plans. Among other things, the provisions of Section 409A generally are more restrictive with respect to the timing of deferral elections and the ability of participants to change the time and manner in which accounts will be paid. The 2005 NQ Plan and the 2000 NQ Plan are collectively referred to as the “Employee Deferral Plans”.

Perquisites

The Company makes club memberships available to NEOs and certain other executives because it believes that such memberships can be useful for business entertainment purposes. In 2007, the Company elected to no longer provide executives with leased Company vehicles and generally eliminated leased Company vehicles for all employees unless a substantial portion of their business time involves travel, as is the case with those individuals in outside sales.

For security reasons, the NEOs occasionally use Company airplanes for personal travel. In such cases, the NEOs who use Company airplanes for personal use are charged an amount equal to the SIFL rate set forth in the regulations promulgated by the United States Department of the Treasury (“Treasury Regulations”), which is generally less than the Company’s incremental costs.

Other Company Benefits

The Company provides employees, including the NEOs, a variety of other employee welfare benefits including medical benefits, disability benefits, life insurance, and accidental death and dismemberment insurance, which are generally provided to employees on a Company-wide basis.

Change in Control

The Company has no formal employment contracts or other stand-alone change in control provisions relative to the NEOs or other top executives. It does have certain change in control provisions in its various compensation plans, as described below.

The Company’s stock option plans generally provide that, unless the Board or the Compensation Committee provides otherwise, upon a change in control of the Company, all options then outstanding will become fully vested and exercisable as of the date of the change in control, followed by an actual or constructive termination of employment. In addition, the Compensation Committee may allow the optionee to elect, during the 60-day period from and after the change in control, to surrender the options or a portion thereof in exchange for a cash payment equal to the excess of the change in control price per share over the exercise price per share.

For purposes of the Company’s stock option plans (the 1997 LTIP, the Amended and Restated 2003 Stock Option Plan (the “2003 Stock Option Plan”) and the 2010 Stock Option Plan), a change in control will be deemed to have occurred when any person, alone or together with its affiliates or associates, has acquired or obtained the right to acquire the beneficial ownership of 25% or more of the Company’s outstanding common shares, unless such person is: (a) the Company; (b) any employee benefit plan of the Company or a trustee of or fiduciary with respect to any such plan when acting in that capacity; or (c) any person who, on the date the applicable plan became effective, was an affiliate of the Company owning in excess of 10% of the Company’s outstanding common shares and the respective successors, executors, legal representatives, heirs and legal assigns of such person (an “Acquiring Person Event”). In addition, in the case of options granted under the 2003 Stock Option Plan and the 2010 Stock Option Plan, a change in control will also be deemed to have occurred if there is a change in the composition of the Board with the effect that a majority of the directors are not “continuing directors” (as defined in each plan).

If a change in control followed by an actual or constructive termination of employment had occurred as of May 31, 2016, the value of the unvested options which would have vested upon the change in control (based upon (a) the difference, if any, between (i) the closing market price of the Company’s common shares on May 31, 2016 ($37.36), and (ii) the per share exercise price of each such option, multiplied by (b) the number of common shares subject to the unvested portion of each such option), for each of the NEOs would have totaled:

NEO	Value of Unvested Options If Vesting Accelerated
John P. McConnell	$257,413
B. Andrew Rose	$126,430
Mark A. Russell	$126,430
Geoffrey G. Gilmore	$ 66,040
Virgil L. Winland	$ 37,850

Long-term cash performance awards and long-term performance share awards generally provide that, unless the Board or the Compensation Committee provides otherwise, upon a change in control of the Company followed by an actual or constructive termination of employment, all such awards would be considered earned and payable in full at the maximum amounts and would be immediately settled or distributed. For purposes of the 1997 LTIP (under which the long-term cash performance awards and long-term performance share awards have been granted), a change in control will be deemed to have occurred when there is an Acquiring Person Event as defined above.

If a change in control followed by an actual or constructive termination of employment had occurred as of May 31, 2016, the aggregate value of the long-term cash performance awards and the number of common shares underlying long-term performance share awards, which would have been distributed to each of the NEOs would have totaled:

NEO	Long-Term Cash Performance Awards	Long-Term Performance Share Awards
John P. McConnell	$6,000,000	108,000
B. Andrew Rose	$3,600,000	48,000
Mark A. Russell	$3,600,000	48,000
Geoffrey G. Gilmore	$1,800,000	22,000
Virgil L. Winland	$1,380,000	15,000

The time-vested restricted common share awards granted effective June 26, 2015, June 30, 2014, and June 28, 2013 also provide that upon a change in control followed by an actual or constructive termination of employment, the restricted common shares will vest and the restrictions will lapse. If a change in control followed by an actual or constructive termination of employment had occurred as of May 31, 2016, the number of time-vested restricted common shares (and accrued dividends on those common shares) that would have vested and been distributable to each of the NEOs as of such date are set forth below. The closing price of the common shares on May 31, 2016, was $37.36.

NEO	# of Restricted Common Shares	Accrued Dividends
John P. McConnell	74,000	$127,520
B. Andrew Rose	38,000	$61,480
Mark A. Russell	38,000	$61,480
Geoffrey G. Gilmore	21,500	$36,905
Virgil L. Winland	13,000	$22.660

The 180,000 special performance-based/time-vested restricted common share awards granted to Messrs. Rose and Russell as of June 28, 2013 and the 25,000 special performance-based/time-vested restricted common share award granted to Mr. Gilmore as of June 24, 2014 also provide that upon a change in control followed by an actual or constructive termination of employment, the restricted common shares will vest and the restrictions will lapse. If a change in control followed by an actual or constructive termination of employment had occurred as of May 31, 2016, the number of restricted common shares, and accrued dividends on those common shares, that would have vested and been distributable as of such date are set forth below. The closing price of the common shares on May 31, 2016, was $37.36.

NEO	# of Restricted Common Shares	Accrued Dividends
B. Andrew Rose	180,000	$340,200
Mark A. Russell	180,000	$340,200
Geoffrey G. Gilmore	25,000	$ 32,250

Annual cash incentive bonus awards provide that if during a performance period, (a) a change in control of the Company (as defined in the plan) occurs and (b) the participant’s employment with the Company terminates on or after the change in control, the participant’s award would be considered earned and payable as of the date of the participant’s actual or constructive termination of employment in the amount designated as target for such award and would be settled or distributed following the date of the participant’s actual or constructive termination of employment. The target amounts for annual cash incentive bonus awards granted to the NEOs for the 12-month performance period ended May 31, 2016, are shown in the “Grants of Plan-Based Awards for Fiscal 2016” table on page 54 of this Proxy Statement.

Under the Employee Deferral Plans, participants’ bookkeeping accounts will generally be paid out as of the date of the change in control. See the “Non-Qualified Deferred Compensation for Fiscal 2016” table on page 59 of this Proxy Statement for further information.

The Compensation Committee believes that these change in control provisions are appropriate and well within market norms, particularly because the Company has no formal employment contracts or other formal change in control provisions relative to the NEOs or other executives.

Tax Deductibility

Section 162(m) of the Internal Revenue Code generally limits the deduction that the Company may take for certain remuneration paid in excess of $1,000,000 to any “covered employee” of the Company in any one taxable year. Currently, Section 162(m) of the Internal Revenue Code only applies to the Company’s CEO as well as the three other most highly compensated officers of the Company (not including the Company’s Chief Financial Officer). Compensation which qualifies as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code and the related Treasury Regulations will not be taken into account in determining whether this $1,000,000 deduction limitation has been exceeded. Awards granted under the Company’s stock option plans generally qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code and restricted common shares with vesting tied to performance measures would also generally qualify. The Compensation Committee intends to tailor the long-term incentive compensation awards granted under the 1997 LTIP (except for restricted common share awards which do not have a performance-based vesting requirement) and the awards granted to executive officers under the Company’s annual cash incentive bonus program to so qualify. The Compensation Committee believes that the awards granted for Fiscal 2016 and Fiscal 2017 under the Company’s annual cash incentive bonus program as well as the long-term cash performance awards and long-term performance share awards granted for the three-year periods ending May 31, 2018 and 2019, under the 1997 LTIP will qualify for the “qualified performance-based compensation” exemption under Section 162(m). Please see the description of these awards in the sections captioned “Grants of Plan-Based Awards” on page 54 of this Proxy Statement, “Annual Cash Incentive Bonus Awards Granted for Fiscal 2017” beginning on page 60 of this Proxy Statement and “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2017”, beginning on page 61 of this Proxy Statement.

The Compensation Committee intends to continue to examine the best method to pay incentive compensation to executive officers, which will include consideration of the application of Section 162(m) of the Internal Revenue Code.

In all cases, whether or not some portion of a covered employee’s compensation is tax deductible, the Compensation Committee will continue to carefully consider the net cost and value to the Company of its compensation policies.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis (the “CD&A”) contained in this Proxy Statement and discussed the CD&A with management. Based upon such review and discussion, the Compensation Committee recommended to the full Board, and the Board approved, that the CD&A be included in this Proxy Statement and incorporated by reference into the 2016 Form 10-K.

The foregoing report is provided by the Compensation Committee of the Board.

Compensation Committee

John B. Blystone, Chair
Kerrii B. Anderson
Michael J. Endres
Ozey K. Horton, Jr.

Fiscal 2016 Summary Compensation Table

The following table lists, for each of Fiscal 2016, Fiscal 2015 and Fiscal 2014, the compensation of the Company’s CEO, the Company’s Chief Financial Officer (“CFO”), and the Company’s three other most highly compensated executive officers serving at the end of Fiscal 2016 (collectively, the “NEOs”).

Fiscal 2016 Summary Compensation Table

Name and Principal Position During Fiscal 2016	Fiscal Year	Salary ($) (1)		Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation		All Other Compensation ($) (5)	Total ($)
						Short-Term / Long-Term
			Discre- tionary Bonuses $ (1)			Annual Incentive Bonus Award ($) (1)	3-year Cash Performance Award ($) (4)
John P. McConnell, Chairman of the Board and Chief Executive Officer	2016	648,702		1,530,000	334,250	893,772	697,500	48,248	4,152,472
	2015	639,062		1,672,950	305,320	616,517	883,000	55,570	4,172,419
	2014	625,000		1,266,270	220,150	838,070	1,664,875	86,619	4,700,984
B. Andrew Rose, Executive Vice President and Chief Financial Officer (6)	2016	483,189		795,920	162,350	508,203	418,500	43,025	2,411,187
	2015	478,450		772,410	161,640	350,554	529,800	38,962	2,331,816
	2014	460,500		4,937,160	116,550	476,531	613,375	44,611	6,648,727
Mark A. Russell, President and Chief Operating Officer	2016	534,581		795,920	162,350	642,269	418,500	50,117	2,603,736
	2015	526,625		772,410	161,640	443,032	529,800	56,746	2,490,253
	2014	511,250		4,937,160	116,550	602,241	853,046	53,169	7,073,416
Geoffrey G. Gilmore, President, The Worthington Steel Company (7)	2016	414,769	6,750	413,420	81,175	444,600	233,925	32,357	1,626,996
	2015	365,750		1,209,390	107,760	304,883	267,750	35,233	2,290,766
	2014	341,250		306,465	77,700	463,500	327,292	28,921	1,545,128
Virgil L. Winland, Senior Vice President - Manufacturing (8)	2016	354,486	19,586	260,020	47,750	387,503	160,425	28,860	1,258,630

(1)	The amounts shown in these columns include that portion of salaries, discretionary bonuses and annual incentive bonus awards the NEOs elected to defer pursuant to the DPSP or the 2005 NQ Plan. Amounts deferred pursuant to the 2005 NQ Plan in Fiscal 2016 are separately shown in the “Non-Qualified Deferred Compensation for Fiscal 2016” table on page 59 of this Proxy Statement.

(2)	The amounts shown in this column include the aggregate grant date fair values of: (a) the performance share awards granted to the NEOs under the 1997 LTIP in Fiscal 2016, Fiscal 2015 and Fiscal 2014, for the three-year period beginning with the first day of such fiscal year; (b) the annual time-vested restricted common share awards granted to the NEOs in Fiscal 2016, Fiscal 2015 and Fiscal 2014; (c) for Messrs. Rose and Russell, the special performance-based/time-vested restricted common share awards granted to them in Fiscal 2014; and (d) for Mr. Gilmore, the special performance-based/time-vested restricted common share award granted to him in Fiscal 2015. The following table shows separately the aggregate grant date fair values of the long-term performance share awards, the annual time-vested restricted common share awards and the special performance-based/time-vested restricted common share awards:

	Fiscal 2016	Fiscal 2015	Fiscal 2014
John P. McConnell: Long-term performance share award (a) Annual time-vested restricted common share award (b)	$602,400 $927,600	$726,070 $946,880	$568,650 $697,620
B. Andrew Rose: Long-term performance share award (a) Annual time-vested restricted common share award (b) Special performance-based/time-vested restricted common share award (c)	$301,200 $494,720 N/A	$298,970 $473,440 N/A	$234,150 $348,810 $4,354,200
Mark A. Russell: Long-term performance share award (a) Annual time-vested restricted common share award (b) Special performance-based/time-vested restricted common share award (c)	$301,200 $494,720 N/A	$298,970 $473,440 N/A	$234,150 $348,810 $4,354,200
Geoffrey G. Gilmore: Long-term performance share award (a) Annual time-vested restricted common share award (b) Special performance-based/time-vested restricted common share award (c)	$150,600 $262,820 N/A	$128,130 $279,760 $801,500	$100,350 $206,115 N/A
Virgil L. Winland: Long-term performance share award (a) Annual time-vested restricted common share award (b)	$105,420 $154,600	N/A N/A	N/A N/A

(a)	The amounts for the long-term performance share awards are computed in accordance with ASC 718 as of the date the long-term performance share awards were granted. These grant date fair values were calculated based upon the “target” award and the closing price of the common shares on the date of the grant which was: $30.12 for the Fiscal 2016 awards; $42.71 for the Fiscal 2015 awards; and $33.45 for the Fiscal 2014 awards. The aggregate grant date fair values included for the long-term performance share awards would have been (i) double the amounts shown above for each fiscal year if the “maximum” award had been used instead of the “target” award and (ii) half of the amounts shown above for each fiscal year if the “threshold” award had been used. The performance measures associated with the long-term performance share awards are described in the section captioned “Compensation Discussion and Analysis – Compensation Components – Long-Term Performance Awards – General” beginning on page 42 of this Proxy Statement. The “Grants of Plan-Based Awards for Fiscal 2016” table on page 54 of this Proxy Statement provides information on the long-term performance share awards granted in Fiscal 2016.

(b)	The amounts for the annual time-vested restricted common share awards are computed in accordance with ASC 718 as of the date the restricted common share awards were granted. These amounts were calculated by multiplying the number of restricted common shares granted by the closing price of the common shares on the date of the grant which for Fiscal 2016 was $30.92, for Fiscal 2015 was $43.04, and for Fiscal 2014 was $31.71. The annual time-vested restricted common share awards are described in the section captioned “Compensation Discussion and Analysis – Compensation Components – Annual Restricted Common Share Awards to Executives” on page 44 of this Proxy Statement. The “Grants of Plan-Based Awards for Fiscal 2016” table on page 54 of this Proxy Statement provides information on the annual time-vested restricted common share awards granted in Fiscal 2016.

(c)	For the special performance-based/time-vested restricted common share awards granted to Messrs. Rose and Russell in Fiscal 2014, the grant date fair value was $24.19 per share, determined using the Monte Carlo simulation model. For the special performance-based/time-vested restricted common share award granted to Mr. Gilmore in Fiscal 2015, the grant date fair value was $32.06 per share, determined using the Monte Carlo simulation model. The performance-based/time-vested restricted common share award for Fiscal 2015 and Fiscal 2014 are described in the section captioned “Compensation Discussion and Analysis – Compensation Components – Special Performance-Based/Time-Vested Restricted Common Share Awards” beginning on page 45 of this Proxy Statement.

(3)	The amounts shown in this column represent the aggregate grant date fair values of the option awards granted to the NEOs in Fiscal 2016 ($9.55 per share), in Fiscal 2015 ($17.96 per share), and in Fiscal 2014 ($12.95 per share), computed in accordance with ASC 718. The amounts shown in this column exclude the impact of estimated forfeitures, as required by applicable SEC Rules. See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note J – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the Company’s 2016 Form 10-K for the assumptions used and additional information regarding the options. The “Grants of Plan-Based Awards for Fiscal 2016” table on page 54 of this Proxy Statement provides further information on option awards granted in Fiscal 2016.

(4)	This column reflects the long-term cash performance awards earned by the NEOs for the three-year performance periods ended May 31, 2016 (for Fiscal 2016), ended May 31, 2015 (for Fiscal 2015) and ended May 31, 2014 (for Fiscal 2014).

(5)	The following table describes each component of the “All Other Compensation” column for each of Fiscal 2016, Fiscal 2015 and Fiscal 2014:

All Other Compensation Table

Name	Fiscal Year	Company Contributions to DPSP (the Company’s 401(k) Plan) ($) (a)	Company Contributions to 2005 NQ Plan ($) (b)	Group Term Life Insurance Premium Paid ($) (c)	Perquisites ($) (d)
John P. McConnell	2016 2015 2014	13,250 13,250 13,000	33,558 40,880 36,977	1,440 1,440 1,141	N/A N/A 35,501
B. Andrew Rose	2016 2015 2014	13,250 13,328 13,044	28,335 24,194 30,426	1,440 1,440 1,141	N/A N/A N/A
Mark A. Russell	2016 2015 2014	13,250 12,206 13,702	35,427 43,101 38,326	1,440 1,440 1,141	N/A N/A N/A
Geoffrey G. Gilmore	2016 2015 2014	14,392 13,444 13,490	16,525 20,349 14,290	1,440 1,440 1,141	N/A N/A N/A
Virgil L. Winland	2016	13,468	13,951	1,441	N/A

(a)	Include Company contributions and matching Company contributions made under the DPSP which is described in the section captioned “Compensation Discussion and Analysis – Compensation Components – Deferred Profit Sharing Plan” on page 47 of this Proxy Statement.

(b)	Include Company contributions and matching Company contributions made under the 2005 NQ Plan to the bookkeeping accounts of the NEOs. See the “Non-Qualified Deferred Compensation for Fiscal 2016” table on page 59 of this Proxy Statement for more information concerning the contributions made by the Company under the 2005 NQ Plan for Fiscal 2016.

(c)	The amounts in this column represent the dollar value of the group term life insurance premiums paid by the Company on behalf of the NEOs.

(d)	The column shows “N/A” when the aggregate value of the perquisites and other personal benefits received by the NEO for the applicable fiscal year was less than $10,000. Perquisites generally include dues and similar fees paid by the Company for club memberships used by the NEOs for both business and personal use. Perquisites also include the aggregate incremental cost of the personal use of Company aircraft for Mr. McConnell in the amount of $35,501 for Fiscal 2014. The reported aggregate incremental cost of the personal use of Company aircraft is based on the direct costs associated with operating a flight, including fuel, landing fees, pilot and flight attendant fees, on-board catering and trip-related hangar costs and excluding the value of the disallowed corporate income tax deductions associated with the personal use of the aircraft. Due to the fact that Company-owned aircraft is used primarily for business travel, the reported aggregate incremental cost excludes fixed costs which do not change based on usage, including depreciation and monthly management fees.

(6)	Mr. Rose was promoted to Executive Vice President on July 21, 2014 and continues to serve as CFO.

(7)	Effective June 1, 2016, Mr. Gilmore became President of Worthington Cylinder Corporation. He served as President of The Worthington Steel Company from August 2012 through May 31, 2016. The compensation reported for Mr. Gilmore relates to his service in the capacity as President of The Worthington Steel Company.

(8)	For Mr. Winland, the table includes information only for Fiscal 2016, as that was the only year during the applicable three-year period that he qualified as a named executive officer under the applicable SEC Rules.

Grants of Plan-Based Awards

The following table provides information about the equity and non-equity awards granted to the NEOs in Fiscal 2016:

Grants of Plan-Based Awards for Fiscal 2016

Name	Grant Date	Compen- sation Committee Approval Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Common Shares Underlying Options (5)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (# of Common Shares)	Target (# of Common Shares)	Maximum (# of Common Shares)
John P. McConnell	06/01/15 06/01/15 06/01/15 06/26/15 06/26/15	06/23/15 06/23/15 06/23/15 06/23/15 06/23/15	(1) (2) (3)	442,900 500,000	885,800 1,000,000	1,771,600 2,000,000	10,000	20,000	40,000	30,000	35,000	30.92	602,400 334,250 927,600
B. Andrew Rose	06/01/15 06/01/15 06/01/15 06/26/15 06/26/15	06/23/15 06/23/15 06/23/15 06/23/15 06/23/15	(1) (2) (3)	251,835 300,000	503,670 600,000	1,007,340 1,200,000	5,000	10,000	20,000	16,000	17,000	30.92	301,200 162,350 494,720
Mark A. Russell	06/01/15 06/01/15 06/01/15 06/26/15 06/26/15	06/23/15 06/23/15 06/23/15 06/23/15 06/23/15	(1) (2) (3)	318,270 300,000	636,540 600,000	1,273,080 1,200,000	5,000	10,000	20,000	16,000	17,000	30.92	301,200 162,350 494,720
Geoffrey G. Gilmore	06/01/15 06/01/15 06/01/15 06/26/15 06/26/15	06/23/15 06/23/15 06/23/15 06/23/15 06/23/15	(1) (2) (3)	225,000 150,000	450,000 300,000	900,000 600,000	2,500	5,000	7,500	8,500	8,500	30.92	150,600 81,175 262,820
Virgil L. Winland	06/01/15 06/01/15 06/01/15 06/26/15 06/26/15	06/23/15 06/23/15 06/23/15 06/23/15 06/23/15	(1) (2) (3)	192,023 115,000	384,046 230,000	768,092 460,000	1,750	3,500	7,000	5,000	5,000	30.92	105,420 47,750 154,600

(1)	These rows show the potential payouts which could have been earned under annual cash incentive bonus awards granted under the Annual Incentive Plan for Executives, based on achievement of specified levels of performance for the twelve months ended May 31, 2016. The types of performance measured and the weighting of those measurements are described in the section captioned “Compensation Discussion and Analysis – Compensation Components — Annual Incentive Compensation” beginning on page 39 of this Proxy Statement. For Fiscal 2016, the NEOs earned the amounts shown in the “2016” rows of the “Annual Incentive Bonus Award” column of the “Fiscal 2016 Summary Compensation Table” beginning on page 51 of this Proxy Statement. Please also see the discussion in the section captioned “Compensation Discussion and Analysis – Cash Compensation Earned in Fiscal 2016 and Company Performance” beginning on page 36 of this Proxy Statement for more information about these awards.

(2)	These rows show the potential payouts under long-term cash performance awards granted to the NEOs under the 1997 LTIP for the three-year performance period from June 1, 2015 to May 31, 2018. The types of performance measured and the weighting of those measurements are described in the section captioned “Compensation Discussion and Analysis – Compensation Components — Long-Term Performance Awards – General” beginning on page 42 of this Proxy Statement. For further information on the terms of the long-term cash performance awards, see the discussion in the sections captioned “Compensation Discussion and Analysis – Compensation Components – Long-Term Performance Awards – General”, “– Long-Term Cash Performance Awards”, and “– Long-Term Performance Awards – Impact of Termination/Change in Control” beginning on page 42, page 43, and page 44, respectively, of this Proxy Statement. For additional information about the effect of a change in control, also see the discussion in the section captioned “Compensation Discussion and Analysis – Change in Control” beginning on page 48.

(3)	These rows show the number of annual time-vested restricted common shares awarded effective June 26, 2015 under the 1997 LTIP. The restricted common shares granted to the NEOs are held in escrow by the Company and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. Each holder of a restricted common share award may exercise any voting rights associated with the restricted common shares during the restriction period. In addition, any dividends or distributions paid with respect to the common shares underlying the restricted common shares will be held by the Company in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid.

These annual time-vested restricted common shares are generally forfeited in the event of termination of an NEO’s employment before vesting, except that (i) the restricted common shares will fully vest if the NEO dies or becomes disabled, and (ii) the Compensation Committee, in its discretion, may elect to vest all or a portion of the restricted common shares upon retirement. For information on the effect of a change in control, see the discussion in the section captioned “Compensation Discussion and Analysis – Change in Control” beginning on page 48 of this Proxy Statement.

The grant date fair value for the annual time-vested restricted common shares, computed in accordance with ASC 718, was calculated by multiplying the number of annual time-vested restricted common shares granted by the $30.92 closing price of the common shares on the grant date. “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note J – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2016 Form 10-K for additional information regarding the awards.

(4)	These columns show the potential payouts under long-term performance share awards granted to the NEOs under the 1997 LTIP for the three-year performance period from June 1, 2015 to May 31, 2018. The types of performance measured and the weighting of those measurements are described in the section captioned under “Compensation Discussion and Analysis – Compensation Components — Long-Term Performance Awards – General” beginning on page 42 of this Proxy Statement. For further information on the terms of the long-term performance share awards, including those applicable to a change in control, see the discussion in the sections captioned “Compensation Discussion and Analysis – Change in Control” beginning on page 48 of this Proxy Statement and “Compensation Discussion and Analysis – Compensation Components – Long-Term Performance Awards – General,” “– Long-Term Performance Share Awards” and “Long-Term Performance Awards – Impact of Termination/Change in Control” beginning on page 42, page 43, and page 44, respectively, of this Proxy Statement.

The grant date fair value for the long-term performance share awards, computed in accordance with ASC 718, were calculated based upon the “target” award and the $30.12 closing price of the common shares on the date of grant.

(5)	These options were granted as of June 26, 2015 under the 2010 Stock Option Plan with exercise prices equal to the fair market value of the underlying common shares on the date of grant. The options become exercisable in increments of 33% per year on each of the first through third anniversaries of their grant date. For further information on the terms of the options, see the discussion in the section captioned “Compensation Discussion and Analysis – Compensation Components – Options” beginning on page 41 of this Proxy Statement. For information on the effect of a change in control, see the discussion in the section captioned “Compensation Discussion and Analysis – Change in Control” beginning on page 48 of this Proxy Statement.

The grant date fair value of the option awards was $9.55 per share, computed in accordance with ASC 718. Generally, the grant date fair value of the options is the aggregate amount the Company would include as a compensation expense in its consolidated financial statements over each award’s three-year vesting schedule. See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note J – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2016 Form 10-K for the method (Black-Scholes) used in calculating the fair value of the option awards and additional information regarding the awards.

Outstanding Equity Awards at Fiscal 2016 Year-End

The following table summarizes the outstanding option awards, restricted common share awards and long-term performance share awards held by the NEOs as of May 31, 2016. For additional information about these equity awards, see the discussion in the sections captioned “Compensation Discussion and Analysis – Compensation Components – Long-Term Incentive Compensation”, “– Options”, “– Long-Term Performance Awards – General”, “– Long-Term Performance Share Awards,” “ – Annual Restricted Common Share Awards to Executives” and “ – Special Performance-Based/Time-Vested Restricted Common Share Awards” beginning on page 40, page 41, page 42, page 43, page 44, and page 45, respectively, of this Proxy Statement.

Outstanding Equity Awards at Fiscal 2016 Year-End

Option Awards (1)						Stock Awards
Name	No. of Common Shares Underlying Unexercised Options (#) Exercisable	No. of Common Shares Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	No. of Shares or Units of Stock that Have Not Vested (#) (2) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)	Equity Incentive Plan Awards: Performance Period Ending Date
John P. McConnell	100,000 100,000 150,000 135,000 80,000 80,000 11,334 5,667 0	0 0 0 0 0 0 5,666 11,333 35,000	(6) (7) (8) (9) (10) (11)	$22.73 $20.21 $13.25 $12.05 $23.10 $20.47 $31.71 $43.04 $30.92	07/02/17 07/01/18 07/16/19 07/02/20 06/30/21 06/29/22 06/28/23 06/30/24 06/26/25	22,000 22,000 30,000	821,920 821,920 1,120,800	17,000 20,000	635,120 747,200	05/31/17 05/31/18
B. Andrew Rose	15,000 40,000 40,000 30,000 50,000 6,000 3,000 0	0 0 0 0 0 3,000 6,000 17,000	(6) (7) (8) (9) (10) (11) (12)	$11.81 $13.25 $12.05 $23.10 $20.47 $31.71 $43.04 $30.92	12/01/18 07/16/19 07/02/20 06/30/21 06/29/22 06/28/23 06/30/24 06/26/15	11,000 11,000 16,000 180,000	410,960 410,960 597,760 6,724,800	7,000 10,000	261,520 373,600	05/31/17 05/31/18
Mark A. Russell	100,000 30,000 30,000 40,000 36,000 30,000 50,000 6,000 3,000 0	0 0 0 0 0 0 0 3,000 6,000 17,000	(6) (7) (8) (9) (10) (11) (12)	$18.41 $22.73 $20.21 $13.25 $12.05 $23.10 $20.47 $31.71 $43.04 $30.92	02/12/17 07/02/17 07/01/18 07/16/19 07/02/20 06/30/21 06/29/22 06/28/23 06/30/24 06/26/25	11,000 11,000 16,000 180,000	410,960 410,960 597,760 6,724,800	7,000 10,000	261,520 373,600	05/31/17 05/31/18
Geoffrey G. Gilmore	5,000 7,500 20,000 4,000 2,000 0	0 0 0 2,000 4,000 8,500	(6) (7) (8) (9) (10) (11) (13)	$12.05 $14.84 $20.47 $31.71 $43.04 $30.92	07/02/20 09/02/21 06/29/22 06/28/23 06/30/24 06/26/25	6,500 6,500 8,500 25,000	242,840 242,840 317,560 934,000	3,000 5,000	112,080 186,800	05/31/17 05/31/18
Virgil L. Winland	15,000 23,000 16,000 16,000 2,000 1,000 0	0 0 0 0 1,000 2,000 5,000	(6) (7) (8) (9) (10) (11)	$20.21 $12.05 $23.10 $20.47 $31.71 $43.04 $30.92	07/01/18 07/02/20 06/30/21 06/29/22 06/28/23 06/30/24 06/26/25	4,000 4,000 5,000	149,440 149,440 186,800	2,000 3,500	74,720 130,760	05/31/17 05/31/18

(1)	All options outstanding as of May 31, 2016 were granted under the 1997 LTIP, the 2003 Stock Option Plan, or the 2010 Stock Option Plan with exercise prices equal to the fair market value of the underlying common shares on the date of grant. All unvested options become exercisable in increments of 33% per year on each anniversary of their grant date for the first three anniversaries. See the discussion in the section captioned “Compensation Discussion and Analysis — Long-Term Incentive Compensation — Compensation Components — Options” beginning on page 41 of this Proxy Statement.

(2)	See footnote (3) to the “Grants of Plan-Based Awards for Fiscal 2016” table beginning on page 54 of this Proxy Statement for detailed information on the annual time-vested restricted common share awards granted during Fiscal 2016.

(3)	See footnote (4) to the “Grants of Plan-Based Awards for Fiscal 2016” table beginning on page 54 of this Proxy Statement for detailed information on the special performance-based/time-vested restricted common share awards granted during Fiscal 2016.

(4)	Each market value shown in this column is calculated by multiplying the number of restricted common shares by the $37.36 closing price of the Company’s common shares on May 31, 2016, the last business day of Fiscal 2016, without any discount for restrictions.

(5)	The amounts shown in this column assume that the long-term performance share awards granted for each of the three-year periods ending May 31, 2017 and May 31, 2018 will be earned at the “target” amount based upon achieving those specified performance levels and multiplying such amount by the $37.36 closing price of the Company’s common shares on May 31, 2016. See the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns of the “Grants of Plan-Based Awards for Fiscal 2016” table beginning on page 54 of this Proxy Statement for the threshold, target and maximum number of performance shares that may be received for the performance period ending May 31, 2018.

(6)	Unexercisable options vested on June 28, 2016.

(7)	Unexercisable options vested 50% on June 30, 2016 and will vest 50% on June 30, 2017.

(8)	Unexercisable options vested 33% on June 26, 2016, and will vest 33% on June 26, 2017 and 33% on June 26, 2017.

(9)	These time-vested restricted common share awards were granted effective June 28, 2013 under the 1997 LTIP and became fully vested on June 28, 2016. For the general terms of the restricted common shares, see footnote (21) to the “Beneficial Ownership” table beginning on page 14 of this Proxy Statement.

(10)	These time-vested restricted common share awards were granted effective June 30, 2014 under the 1997 LTIP. Subject to continued employment of the NEO, these restricted common shares will become fully vested on the third anniversary of the date of grant, subject to the terms of each restricted common share award. For the general terms of the restricted common shares, see footnote (21) to the “Beneficial Ownership” table beginning on page 14 of this Proxy Statement.

(11)	These time-vested restricted common share awards were granted effective June 26, 2015 under the 1997 LTIP. Subject to continued employment of the NEO, these restricted common shares will become fully vested on the third anniversary of the date of grant, subject to the terms of each restricted common share award. For the general terms of the restricted common shares see footnote (21) to the “Beneficial Ownership” table beginning on page 14 of this Proxy Statement.

(12)	Effective June 28, 2013, Mr. Rose and Mr. Russell each received a special performance-based/time-vested restricted common share award covering 180,000 common shares which will fully vest if and when both: (a) the closing price of the Company’s common shares equals or exceeds $50.00 per share for 30 consecutive days during the five-year period ending on June 28, 2018; and (b) the NEO has continuously remained an employee of the Company through the date the price condition is met. The special performance-based/time-vested restricted common shares must be held until two years after vesting. Further information on these awards is set forth in the section captioned “Compensation Discussion and Analysis – Special Performance-Based/Time-Vested Restricted Common Share Awards” beginning on page 45 of this Proxy Statement. For the general terms of the restricted common shares, see footnote (21) to the “Beneficial Ownership” table beginning on page 14 of this Proxy Statement.

(13)	Effective June 24, 2014, Mr. Gilmore received a special performance-based/time-vested restricted common share award covering 25,000 common shares which will vest if both: (a) the closing price of the Company’s common shares equals or exceeds $60.00 per share for 30 consecutive days during the five-year period ending on June 24, 2019; and (b) Mr. Gilmore has continuously remained an employee of the Company through June 24, 2019. Further information on this award is set forth in the section captioned “Compensation Discussion and Analysis – Special Performance-Based/Time-Vested Restricted Common Share Awards” beginning on page 45 of this Proxy Statement. For the general terms of the restricted common shares, see footnote (21) to the “Beneficial Ownership” table beginning on page 14 of this Proxy Statement.

Option Exercises and Stock Vested

The following table sets forth information about (i) non-qualified stock options exercised by NEOs in Fiscal 2016; (ii) long-term performance share awards earned by NEOs for the three-year period ended May 31, 2016; and (iii) time-vested restricted common shares held by NEOs which vested in Fiscal 2016:

Option Exercises and Stock Vested during Fiscal 2016

	Option Awards		Stock Awards
Name	Number of Common Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Common Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John P. McConnell	130,000	2,046,200	11,858 (1) 20,000 (2)	501,593 (1) 611,600 (2)
B. Andrew Rose			4,883 (1) 10,000 (2)	206,551 (1) 305,800 (2)
Mark A. Russell			4,883 (1) 10,000 (2)	206,551 (1) 305,800 (2)
Geoffrey G. Gilmore			2,339 (1) 6,000 (2)	98,940 (1) 183,480 (2)
Virgil L. Winland	30,000	400,350	1,395 (1) 3,500 (2)	59,009(1) 107,030 (2)

(1)	The number of common shares acquired on vesting relates to long-term performance share awards granted in June 2013 and represents the common shares earned with respect to the three-year period ended May 31, 2016. The value realized on vesting represents the number of common shares earned multiplied by the closing market price of the common shares on June 30, 2016 ($42.30 per share). The number of common shares actually received by the NEOs was reduced in each case by the withholding of common shares to pay the income taxes associated with the value realized upon vesting, with the net number of common shares received by each of the NEOs as follows: Mr. McConnell – 5,876; Mr. Rose – 2,150; Mr. Russell – 2,150; Mr. Gilmore – 1,183; and Mr. Winland – 706.

(2)	The number of common shares acquired on vesting relates to restricted common share awards granted on June 29, 2012 which vested on June 29, 2015. The value realized on vesting represents the number of common shares earned multiplied by the closing market price of the common shares on June 29, 2015 ($30.58 per common share). The number of common shares actually received by each NEO was reduced by the withholding of common shares to pay the income taxes associated with the value realized upon vesting, with the net number of common shares received by each of the NEOs as follows: Mr. McConnell – 9,910; Mr. Rose – 6,515; Mr. Russell – 6,515; Mr. Gilmore – 3,909; and Mr. Winland – 2,281.

Non-Qualified Deferred Compensation

The Company maintains two Employee Deferral Plans which provide for the deferral of compensation on a basis that is not tax-qualified – the 2000 NQ Plan and the 2005 NQ Plan. Contributions and deferrals for the period from March 1, 2000 through December 31, 2004 are maintained under the 2000 NQ Plan. Contributions and deferrals for periods on or after January 1, 2005 are maintained under the 2005 NQ Plan, which was adopted to replace the 2000 NQ Plan in order to comply with the provisions of Section 409A of the Internal Revenue Code. The terms of the 2005 NQ Plan, which are discussed below, are similar to those of the 2000 NQ Plan but are more restrictive with respect to the timing of deferral elections and the ability of participants to change the time and manner in which accounts will be paid. The Employee Deferral Plans are intended to supplement the 401(k) plans sponsored by the Company. For further information on the terms of the Employee Deferral Plans, see the discussion in the section captioned “Compensation Discussion and Analysis — Compensation Components — Non-Qualified Deferred Compensation” beginning on page 47 of this Proxy Statement.

Only select highly-compensated employees of the Company, including the NEOs, are eligible to participate in the Employee Deferral Plans. As of August 2, 2016, approximately 116 employees of the Company were eligible to participate in the 2005 NQ Plan and 21 employees of the Company had accounts in the 2000 NQ Plan.

Under the 2005 NQ Plan, participants may defer the payment of up to 50% of their base salary and up to 100% of their bonus and/or annual cash incentive bonus awards. Deferred amounts are credited to the participants’ bookkeeping accounts under the 2005 NQ Plan at the time the base salaries and/or bonus/annual cash incentive bonus awards would have otherwise been paid. In addition, the Company may make discretionary employer contributions to participants’ bookkeeping accounts in the 2005 NQ Plan. For the 2016, 2015 and 2014 calendar years, in order to provide the same percentage of retirement-related deferred compensation contributions to participants compared to other employees that would have been made but for the IRS limits on annual compensation that may be considered under tax-qualified plans, the Company made contributions to participants’ bookkeeping accounts under the 2005 NQ Plan equal to (i) 3% of a participant’s annual compensation (base salary plus bonus/annual cash incentive bonus award) in excess of the IRS maximum and (ii) a matching contribution of 50% of the first 4% of annual compensation contributed by the participant to the DPSP to the extent not matched by the Company under the DPSP.

Participants in the 2005 NQ Plan may elect to have their bookkeeping accounts treated as invested (a) with a rate of return reflecting (i) a fixed interest rate which is set annually by the Compensation Committee (1.78% for Fiscal 2016); or (ii) the returns on those investment options available under the DPSP, or (b) in theoretical common shares reflecting increases or decreases in the value of the Company’s common shares with dividends deemed reinvested. Any portion of a participant’s bookkeeping account credited to theoretical common shares must remain credited to theoretical common shares until distributed. Otherwise, participants in the 2005 NQ Plan may change the investment options for their bookkeeping accounts as of the time permitted under the DPSP for the same or a similar investment option.

Bookkeeping accounts of employees are fully vested under the 2005 NQ Plan. Theoretical common shares are paid in whole common shares and cash in lieu of fractional shares and all other amounts are paid in cash. Payouts are made as of a specified date selected by the participant or, subject to the timing requirements of Section 409A of the Internal Revenue Code, when the participant is no longer employed by the Company. Payouts are made in a lump sum or in installment payments, as chosen by the participant at the time the deferral election is made. The Compensation Committee may permit hardship withdrawals from a participant’s bookkeeping account under the 2005 NQ Plan in accordance with defined guidelines. In the event of a defined change in control, the participants’ bookkeeping accounts under the 2005 NQ Plan will generally be paid out as of the date of the change in control.

The following table provides information concerning the participation by the NEOs in the Employee Deferral Plans for Fiscal 2016:

Non-Qualified Deferred Compensation for Fiscal 2016

Name	Name of Plan	Executive Contributions in Fiscal 2016 ($) (1)	Company Contributions in Fiscal 2016 ($) (2)	Aggregate Earnings /(Loss) in Fiscal 2016 ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at May 31, 2016 ($) (4)
John P. McConnell	2000 NQ Plan 2005 NQ Plan	0 0	0 33,558	5,880 7,109	0 0	334,326 432,091
B. Andrew Rose	2000 NQ Plan 2005 NQ Plan	0 175,277	0 28,335	0 (47,185)	0 0	0 874,049
Mark A. Russell	2000 NQ Plan 2005 NQ Plan	0 460,446	0 35,427	0 2,224,023	0 0	0 7,877,281
Geoffrey G. Gilmore	2000 NQ Plan 2005 NQ Plan	0 0	0 16,525	0 51,944	0 0	0 194,675
Virgil L. Winland	2000 NQ Plan 2005 NQ Plan	0 0	0 13,951	2,125 3,231	0 0	120,788 195,319

(1)	The amounts in this column reflect contributions to the 2005 NQ Plan during Fiscal 2016 as a result of deferrals of base salary and/or bonus/annual cash incentive bonus awards which would otherwise have been paid to the NEOs. These amounts are also included in the “Salary”, “Discretionary Bonuses” or “Annual Incentive Bonus Award” columns, respectively, for Fiscal 2016 in the “Fiscal 2016 Summary Compensation Table” beginning on page 51 of this Proxy Statement.

(2)	These contributions are included in the “All Other Compensation” column in the “Fiscal 2016 Summary Compensation Table” beginning on page 51 of this Proxy Statement.

(3)	Since the earnings on compensation that has been deferred under the Employee Deferral Plans by the NEOs do not represent “above-market” earnings for purposes of the applicable SEC Rules, none of the amounts included in this column have been reported in the “Fiscal 2016 Summary Compensation Table” beginning on page 51 of this Proxy Statement.

(4)	The amounts included in the “Aggregate Balance at May 31, 2016” column represent contributions by the Company or the NEOs and credited to the respective NEOs’ bookkeeping accounts under the 2000 NQ Plan or the 2005 NQ Plan, and earnings on the amounts credited to those accounts. The total amount of the Company and NEO contributions to the Employee Deferral Plans, which are included in this column are as follows: (a) Mr. McConnell — $579,815; (b) Mr. Rose — $751,850; (c) Mr. Russell — $4,048,108; (d) Mr. Gilmore — $124,131; and (e) Mr. Winland — $239,964.

Annual Cash Incentive Bonus Awards Granted For Fiscal 2017

The following supplemental table sets forth the annual cash incentive bonus awards granted to the NEOs under the Annual Incentive Plan for Executives for Fiscal 2017 as of the date of this Proxy Statement:

Annual Cash Incentive Bonus Awards Granted for Fiscal 2017

Name	Annual Cash Incentive Bonus Awards for Twelve- Month Performance Period Ending May 31, 2017(1)
	Threshold ($)	Target ($)	Maximum ($)
John P. McConnell	442,900	885,800	1,771,600
B. Andrew Rose	288,450	576,900	1,153,800
Mark A. Russell	350,000	700,000	1,400,000
Geoffrey G. Gilmore	240,000	480,000	960,000
Virgil L. Winland	225,000	450,000	900,000

(1)	Payouts which can be earned under these annual cash incentive bonus awards are generally tied to achieving specified levels (threshold, target and maximum) of corporate EVA and EPS for the twelve-month performance period with each performance measure carrying a 50% weighting. For Mr. Gilmore, a business unit executive, the corporate EPS measure carries a 20% weighting, the applicable business unit EOI carries a 30% weighting, and the applicable business unit EVA carries a 50% weighting. For all calculations, restructuring charges and non-recurring items are to be excluded and EPS and the Steel Processing business unit EOI results are to be adjusted to eliminate the impact of inventory holding gains and losses. If the performance level falls between threshold and target or between target and maximum, the award is linearly prorated. If threshold levels are not reached for any performance measure, no annual cash incentive bonus will be paid. Annual cash incentive bonus award payouts earned will be made within a reasonable time following the end of the performance period. In the event of a change in control of the Company (followed by actual or constructive termination of an NEO’s employment during the performance period), the annual cash incentive bonus award would be considered to be earned at “target” and payable as of the date of termination of employment.

Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2017

The following supplemental table sets forth the long-term performance awards (consisting of long-term cash performance awards and long-term performance share awards) for the three-year period ending May 31, 2019, and the option awards and the restricted common share awards granted to the NEOs in Fiscal 2017 through the date of this Proxy Statement:

Long-Term Performance Awards, Option Awards and
Restricted Common Share Awards Granted in Fiscal 2017

Name	Long-Term Cash Performance Awards for Three-year Period Ending May 31, 2019 (1)			Long-Term Performance Share Awards for Three-year Period Ending May 31, 2019 (1)			Option Awards: Number of Common Shares Underlying Options (2)	Exercise or Base Price of Option Awards ($/Share) (2)	Restricted Common Share Awards (3)
	Threshold ($)	Target ($)	Maximum ($)	Threshold (# of Common Shares)	Target (# of Common Shares)	Maximum (# of Common Shares)
John P. McConnell	500,000	1,000,000	2,000,000	7,500	15,000	30,000	26,500	42.30	22,500 (3)
B. Andrew Rose	300,000	600,000	1,200,000	3,750	7,500	15,000	13,500	42.30	12,000 (3)
Mark A. Russell	300,000	600,000	1,200,000	3,750	7,500	15,000	13,500	42.30	12,000 (3)
Geoffrey G. Gilmore	165,000	330,000	660,000	2,500	5,000	10,000	7,500	42.30	8,000 (3)
Virgil L. Winland	115,000	230,000	460,000	1,313	2,625	5,250	4,000	42.30	3,800 (3)

(1)	These columns show the potential payouts under the long-term cash performance awards and the long-term performance share awards granted to the NEOs under the 1997 LTIP for the three-year performance period from June 1, 2016 to May 31, 2019. Payouts of long-term cash performance awards and long-term performance share awards for Corporate executives are tied to achieving specified levels (threshold, target and maximum) of cumulative corporate EVA for the three-year performance period and EPS growth over that performance period, with each performance measure carrying a 50% weighting. For Mr. Gilmore, a business unit executive, the cumulative corporate EVA and EPS growth measures together carry a 50% weighting, and the applicable business unit EOI targets are weighted 50%. In all calculations, restructuring charges and non-recurring items are to be excluded, and EPS and Steel Processing business unit EOI results are to be adjusted to eliminate the impact of inventory holding gains or losses. No awards are paid or distributed if none of the three-year threshold financial measures are met. If the performance levels fall between threshold and target or between target and maximum, the award is linearly prorated. For further information on the terms of the long-term cash performance awards and the long-term performance share awards, see the discussion in the sections captioned “Compensation Discussion and Analysis – Compensation Components – Long-Term Performance Awards – General”, “– Long-Term Performance Share Awards”, “– Long-Term Cash Performance Awards” and “– Long-Term Performance Awards – Impact of Termination/Change in Control” beginning on page 42, page 43, page 43 and page 44, respectively, of this Proxy Statement. For information on the effect of a change in control, also see the discussion in the section captioned “Compensation Discussion and Analysis – Change in Control” beginning on page 48 of this Proxy Statement.

(2)	Effective June 30, 2016, under the 2010 Stock Option Plan, the NEOs were granted non-qualified stock options with respect to the number of common shares shown, with an exercise price equal to $42.30, the fair market value of the underlying common shares on the date of grant. The options become exercisable over three years in increments of 33% per year on each anniversary of their grant date. For further information on the terms of the options, see the discussion in the section captioned “Compensation Discussion and Analysis – Compensation Components – Options” beginning on page 41 of this Proxy

Statement. For information on the effect of a change in control, see the discussion in the section captioned “Compensation Discussion and Analysis — Change in Control” beginning on page 48 of this Proxy Statement.

(3)	These annual time-vested restricted common share awards were granted effective June 30, 2016 under the 1997 LTIP. For further information on the terms of the annual restricted common share awards, see the discussion in the sections captioned “Compensation Discussion and Analysis — Long-Term Incentive Compensation — Annual Restricted Common Share Awards to Executives” and “Compensation Discussion and Analysis — Change in Control” beginning on page 44 and page 48, respectively, of this Proxy Statement.

COMPENSATION OF DIRECTORS

The Compensation Committee annually reviews, with the assistance of Willis Towers Watson, certain market information provided by Willis Towers Watson concerning compensation (both cash and non-cash) paid to directors. Based upon such information, the Company’s past practices concerning directors’ compensation and such other information as the Compensation Committee deems appropriate, the Compensation Committee makes recommendations to the Board with respect to directors’ compensation. Following consideration of such recommendations, the compensation payable to the directors is set by the entire Board.

Compensation for Fiscal 2016

Information provided to the Compensation Committee by Willis Towers Watson in June 2015 including the amount of the director fees being paid by comparable companies, showed that both the cash portion and the equity portion of the Company’s director compensation were well below market median levels. The report also showed that industry prevalence is not to pay meeting fees and instead reflect their elimination in a larger cash retainer.

In light of the report from its compensation consultant, upon the recommendation of the Compensation Committee, the Board increased the annual retainer for non-employee Board members to $85,000, eliminated per meeting fees, and adopted the non-employee director fee schedule set forth in the following table. The annual retainers are paid as of the date of the Annual Meeting of Shareholders. The $1,500 per meeting fees provided under the prior non-employee director fee schedule were paid with respect to the June 2015 Board and Board committee meetings, since the new non-employee director fee schedule did not become effective until September 2015.

Annual Retainer	$85,000
Lead Independent Director Supplemental Annual Retainer	$25,000
Audit Committee Chair Supplemental Annual Retainer	$15,000
Compensation Committee Chair Supplemental Annual Retainer	$10,000
Committee Chair (other than Audit or Compensation) Supplemental Annual Retainer	$ 7,500

Although the compensation consultant recommended an increase in the targeted value of the equity grants, the Compensation Committee recommended that the Board not increase the value of those grants, and instead leave the annual equity grants of restricted common shares at a targeted value of approximately $90,000 ($135,000 for Mr. Blystone as Lead Independent Director) based on the price of the common shares shortly before the date of the 2015 Annual Meeting of Shareholders. At its June 2015 meeting, the Board approved the recommendation of the Compensation Committee, and left the targeted value of the equity grant unchanged. Each non-employee director received a restricted common share award of 4,000 common shares (6,000 common shares for Mr. Blystone), as of September 24, 2015, the date of the 2015 Annual Meeting.

Compensation for Fiscal 2017

For Fiscal 2017, the Compensation Committee recommended to the Board that no change be made to the compensation for non-employee directors. At its June 2016 meeting, the Board approved the recommendation of the Compensation Committee, and determined not to make any changes to the non-employee director compensation.

Consistent with Fiscal 2016, as of September 29, 2016, the date of the Company’s Annual Meeting of Shareholders, each non-employee director will receive an annual grant of restricted common shares having a targeted value of approximately $90,000 ($135,000 for Mr. Blystone as Lead Independent Director) based on the price of the common shares at or shortly before such date.

Director Deferral Plans

The Company maintains two Director Deferral Plans which provide for deferral of directors’ fees on a basis that is not tax-qualified. The Worthington Industries, Inc. Deferred Compensation Plan for Directors, as Amended and Restated effective June 1, 2000 (as amended, the “Directors 2000 NQ Plan”) governs deferrals prior to January 1, 2005. Deferrals with respect to the period on or after January 1, 2005 are governed by the Worthington Industries, Inc. Amended and Restated 2005 Deferred Compensation Plan for Directors (Restatement effective as of December 2008) (as amended, the “Directors 2005 NQ Plan”) which was adopted in order to comply with the provisions of Section 409A of the Internal Revenue Code applicable to non-qualified deferred compensation plans. The terms of the Directors 2005 NQ Plan, which are discussed below are similar to those of the Directors 2000 NQ Plan, but are generally more restrictive with respect to the timing of deferral elections and the ability of participants to change the time and manner in which accounts will be paid.

Under the Directors 2005 NQ Plan, non-employee directors are able to defer payment of all or a portion of their cash annual retainers until a specified date or until they are no longer associated with the Company. Any cash retainers deferred are credited to each participating director’s bookkeeping account under the Directors 2005 NQ Plan at the time the cash retainers would have otherwise been paid. Participants in the Directors 2005 NQ Plan may elect to have their bookkeeping accounts treated as invested (a) with a rate of return reflecting (i) a fixed interest rate (1.78% for Fiscal 2016) which is set annually by the Compensation Committee; or (ii) the rates of return on those investment options available under the DPSP or (b) in theoretical common shares reflecting increases or decreases in the value of the Company’s common shares with dividends deemed reinvested. Any portion of a participant’s bookkeeping account credited to theoretical common shares will remain credited to theoretical common shares until distributed. Otherwise, participants in the Directors 2005 NQ Plan may change the investment options for their bookkeeping accounts at the time permitted by the DPSP for the same investment option. The Directors 2005 NQ Plan, as well as the Directors 2000 NQ Plan, are administered by the Compensation Committee. All bookkeeping accounts are fully vested. Payouts under the Directors 2005 NQ Plan are made in cash or, in the case of amounts credited to theoretical common shares, whole common shares and cash in lieu of fractional shares. The Compensation Committee may permit hardship withdrawals from a participant’s bookkeeping account under the Directors 2005 NQ Plan under defined guidelines. In the event of a defined change in control, participants’ bookkeeping accounts under the Directors 2005 NQ Plan will generally be paid out as of the date of change in control.

Equity Grants

Under the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors (as amended, the “2006 Directors Equity Plan”), the Board may grant non-qualified stock options, restricted common shares, restricted stock units, stock appreciation rights and whole common shares to non-employee directors of the Company. Awards under the 2006 Directors Equity Plan are made by the Board in its discretion.

On September 24, 2015, each individual then serving as a non-employee director (including each non-employee director nominee elected at the 2015 Annual Meeting) immediately following the 2015 Annual Meeting received an award of 4,000 restricted common shares (6,000 restricted common shares for Mr. Blystone as Lead Independent Director). Each restricted common share granted to the non-employee directors immediately following the 2015 Annual Meeting will vest September 24, 2016.

On September 29, 2016, each individual then serving as a non-employee director (including each non-employee director nominee elected at the 2016 Annual Meeting) immediately following the 2016 Annual Meeting will receive a restricted common share award having a value of approximately $90,000 ($135,000 for Mr. Blystone as Lead Independent Director), with the number of restricted common shares awarded based on the then market price of the Company’s common shares on or shortly before that date. Each restricted common share granted to the non-employee directors immediately following the 2016 Annual Meeting will vest on the first to occur of the first anniversary of the 2016 Annual Meeting or the date of the 2017 Annual Meeting of Shareholders.

Upon a business combination or change in control, all restricted common shares will become fully vested. In the case of death, total disability or retirement, all restricted common shares will also immediately become fully vested. If a non-employee director’s service on the Board terminates for any other reason, unvested restricted common shares will be forfeited. During the time between the grant date and the vesting date, a non-employee director may exercise full voting rights in respect of the restricted common shares and will be credited with any dividends paid on the restricted common shares (which dividends will be distributed with the restricted common shares if they vest, or forfeited if the restricted common shares are forfeited).

Director Compensation for Fiscal 2016

The following table sets forth information concerning the compensation earned by the Company’s non-employee directors during Fiscal 2016:

Director Compensation for Fiscal 2016 (1)(2)

Name	Fees Earned or Paid in Cash ($) (3)	Stock Awards ($) (4)	Option Awards ($)(5)	Total ($)
Kerrii B. Anderson	92,730	103,600	—	196,330
John B. Blystone (6)	125,595	155,400	—	280,995
Mark C. Davis	91,230	103,600	—	194,830
Michael J. Endres	89,730	103,600	—	193,330
Ozey K. Horton, Jr.	91,230	103,600	—	194,830
Peter Karmanos, Jr.	97,230	103,600	—	200,830
Carl A. Nelson, Jr.	106,230	103,600	—	209,830
Sidney A. Ribeau	89,730	103,600	—	193,330
Mary Schiavo	92,730	103,600	—	196,330

(1)	John P. McConnell, the Company’s Chairman of the Board and CEO, is not included in this table because he was an employee of the Company during Fiscal 2016 and received no additional compensation for his services as a director. The compensation received by Mr. McConnell as an employee of the Company is shown in the “Fiscal 2016 Summary Compensation Table” beginning on page 51 of this Proxy Statement and the accompanying tables.

(2)	Since the earnings on compensation that has been deferred under the Director Deferral Plans by the Company’s non-employee directors do not represent “above-market” earnings for purposes of the applicable SEC Rules, no amount with respect to such earnings has been reported in this table.

(3)	Represents cash earned in Fiscal 2016 for annual retainer fees and meeting fees in accordance with the cash compensation program discussed in the section captioned “COMPENSATION OF DIRECTORS — Compensation for Fiscal 2016” beginning on page 62 of this Proxy Statement. Also includes cash received as a result of dividends paid on the restricted common share awards that vested in Fiscal 2016.

(4)	The amounts shown in this column represent the grant date fair value of the restricted common share awards granted to the non-employee directors in Fiscal 2016, as computed in accordance with ASC 718. These amounts exclude the impact of estimated forfeitures, as required by SEC Rules. See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note J– Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the Company’s 2016 Form 10-K for assumptions used and additional information regarding the restricted common share awards. The awards granted to the then non-employee directors on September 24, 2015 covering 4,000 restricted common shares (6,000 restricted common shares for Mr. Blystone) had a grant date fair value of $25.90 per share (the closing price of the common shares on that date). The restricted common shares described above were the only restricted common share awards granted to directors during, and outstanding at the end of, Fiscal 2016.

(5)	No options were granted to the individuals named in this table during Fiscal 2016 and, accordingly, no dollar amount is required to be reported in respect of option awards. The aggregate number of common shares of the Company underlying options outstanding at May 31, 2016, for each individual named in the table were: (a) Ms. Anderson – 0 common shares; (b) Mr. Blystone – 73,050 common shares; (c) Mr. Davis

– 20,875 common shares; (d) Mr. Endres – 0 common shares; (f) Mr. Horton – 18,438 common shares; (f) Mr. Karmanos – 0 common shares; (g) Mr. Nelson – 48,700 common shares; (h) Dr. Ribeau – 48,700 common shares; and (i) Ms. Schiavo – 21,000 common shares.

(6)	Mr. Blystone is the Company’s Lead Independent Director.

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains four equity compensation plans (the “Equity Plans”) under which common shares are authorized for issuance to eligible directors, officers and employees: (a) the 1997 LTIP; (b) the 2003 Stock Option Plan; (c) the 2006 Directors Equity Plan; and (d) the 2010 Stock Option Plan. Each Equity Plan has been approved by the shareholders of the Company.

The following table shows for the Equity Plans, as a group, the number of common shares issuable upon the exercise of outstanding options and upon payout of outstanding performance share awards, the weighted-average exercise price of outstanding options, and the number of common shares remaining available for future issuance, excluding common shares issuable upon exercise of outstanding options or upon payout of outstanding performance share awards, in each case as of May 31, 2016.

Equity Compensation Plan Information

Plan Category	Number Of Common Shares To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights	Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights	Number Of Common Shares Remaining Available For Future Issuance Under Equity Compensation Plans [Excluding Common Shares Reflected In Column (a)]
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	4,287,114 (1)	$18.99 (2)	4,386,467 (3)
Equity compensation plans not approved by shareholders	---	---	---
TOTAL	4,287,114 (1)	$18.99 (2)	4,386,467 (3)

(1)	Includes 1,031,030 common shares issuable upon exercise of outstanding options granted under the 1997 LTIP, 1,384,124 common shares issuable upon exercise of outstanding options granted under the 2003 Stock Option Plan, 230,763 common shares issuable upon exercise of outstanding options granted under the 2006 Directors Equity Plan and 1,236,012 common shares issuable upon exercise of outstanding options granted under the 2010 Stock Option Plan. Also includes 405,185 common shares which represent the maximum number of common shares which may be paid out in respect of outstanding long-term performance share awards granted under the 1997 LTIP.

Does not include 1,270,222 common shares which represent the maximum number of common shares which may be paid out in respect of long-term cash performance awards granted under the 1997 LTIP which were outstanding as of May 31, 2016, because to date all such awards have been paid in cash. If all long-term cash performance awards granted under the 1997 LTIP which were outstanding as of May 31, 2016, were paid out at their maximum amount and the Compensation Committee were to elect to make all payments in the form of common shares, then, based on the $37.36 closing price on May 31, 2016, the last business day of the Company’s fiscal year, the number of common shares which would be issued upon payout of the long-term cash performance awards would be 1,270,222 common shares. The number of common shares, if any, actually issued with respect to long-term cash performance awards granted under the 1997 LTIP would be based on (i) the percentage of the long-term cash performance awards determined by the Compensation Committee to be paid in common shares rather than cash, (ii) the actual performance level (i.e., threshold, target or maximum) used to determine the payout in respect of each long-term cash performance award and (iii) the price of the Company’s common shares at the time of payout.

(2)	Represents the weighted-average exercise price of options outstanding under the Equity Plans as of May 31, 2016. Also see note (1) above with respect to long-term performance share awards and long-term cash performance awards granted under the 1997 LTIP. The weighted-average exercise price does not take these awards into account.

(3)	Includes 2,147,046 common shares available under the 1997 LTIP, 543,258 common shares available under the 2003 Stock Option Plan 352,932 common shares available under the 2006 Directors Equity Plan, and 1,748,416 common shares available under the 2010 Stock Option Plan. The number shown in this column excludes 405,185 common shares representing the maximum number of common shares which may be paid out in respect of outstanding long-term performance share awards granted under the 1997 LTIP as described in the first paragraph of note (1) above. If less than the maximum number of common shares were paid out in respect of any outstanding long-term performance share awards, the number of common shares available under the 1997 LTIP would increase by an amount equal to that difference. In addition to options, long-term performance share awards and long-term cash performance awards, the 1997 LTIP authorizes the Compensation Committee to grant awards in the form of stock appreciation rights, restricted common shares, performance units, dividend equivalents, and other stock unit awards that are valued in whole or in part by reference to, or are otherwise based on, the Company’s common shares or other property. In addition to options, the 2006 Directors Equity Plan authorizes the Board to grant awards in the form of restricted common shares, restricted stock units, stock appreciation rights and whole common shares.

PROPOSAL 2: ADVISORY VOTE ON
EXECUTIVE COMPENSATION

We are asking shareholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. As described in detail in the section captioned “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis” beginning on page 32 of this Proxy Statement and in the “Fiscal 2016 Summary Compensation Table” beginning on page 51 of this Proxy Statement and the accompanying tables and narrative, our executive compensation programs are reviewed annually by our Compensation Committee, with advice from its independent compensation consultant and consideration given to executive compensation paid by other comparator companies. Our compensation programs are designed to foster alignment of the interests of executive management with the interests of shareholders and to provide incentives, based primarily on Company and business unit performance, for reaching established Company and business unit goals and objectives. Shareholders are urged to read the “Compensation Discussion and Analysis” which describes in detail how the Company’s executive compensation policies and procedures achieve our compensation objectives.

The direct relationship of the compensation earned by the Company’s NEOs to the Company’s performance is shown by the amounts of incentive compensation earned by the Company’s NEOs for Fiscal 2016, Fiscal 2015 and Fiscal 2014.

Annual incentive bonuses paid to the NEOs for Fiscal 2016 were up, as financial results improved and the Company achieved record annual earnings per share. Annual incentive bonuses were earned at 101% of target for Corporate and 99% of target for Steel Processing.

Annual incentive bonuses paid to the NEOs were down significantly in Fiscal 2015 from Fiscal 2014 – on average down 29% – reflecting lower financial results. In Fiscal 2015, annual incentive bonuses were earned only at 70% of target levels for Corporate, and 77% for Steel Processing.

The amounts paid for the long-term performance-based cash and equity awards for the three-year performance period ended Fiscal 2016, were down from the three-year period ended Fiscal 2015. Despite the strong performance of the Company in Fiscal 2016, the weaker results in Fiscal 2015 negatively impacted both three-year periods, but targets were higher for the period ended Fiscal 2016. As a result, long-term incentive compensation payouts were 70% of target levels at Corporate and 78% at Steel Processing for the three-year period ended Fiscal 2016.

Earned Incentive Compensation

The following table lists, for each of Fiscal 2016, Fiscal 2015 and Fiscal 2014, the incentive compensation earned by the NEOs under their annual incentive bonus awards for those fiscal years and their three-year cash performance and performance share awards for the three-year periods ended with such fiscal years. See the “Fiscal 2016 Summary Compensation Table” beginning on page 51 for additional information on compensation of the NEOs.

Earned Incentive Compensation

Name and Principal Position in Fiscal 2016	Fiscal Year	Annual Incentive Bonus Award Earned ($)	3-year Cash Performance Award Earned ($)	3-year Performance Share Award Earned
				(# of Shares)	Value on Date Distributed ($) (1)
John P. McConnell, Chairman of the Board and Chief Executive Officer	2016	893,772	697,500	11,858	501,593
	2015	616,517	883,000	26,490	747,548
	2014	838,070	1,664,875	43,813	1,855,481
B. Andrew Rose, Executive Vice President and Chief Financial Officer	2016	508,203	418,500	4,883	206,551
	2015	350,554	529,800	10,596	299,019
	2014	476,531	613,375	12,268	519,550
Mark A. Russell, President and Chief Operating Officer	2016	642,269	418,500	4,883	206,551
	2015	443,032	529,800	10,596	299,019
	2014	602,241	853,046	17,060	722,491
Geoffrey G. Gilmore, President, The Worthington Steel Company (3)	2016	451,350 (2)	233,925	2,339	98,940
	2015	304,883	267,750	4,463	125,946
	2014	463,500	327,292	5,309	224,836
Virgil L. Winland, Senior Vice President – Manufacturing (4)	2016	407,089 (2)	160,425	1,395	59,009

(1)	Number of performance shares earned multiplied by closing common share price on the date the performance shares earned were distributed.

(2)	These amounts include a supplemental bonus of $6,750 paid to Mr. Gilmore and $19,586 paid to Mr. Winland for Fiscal 2016.

(3)	Mr. Gilmore became President of Worthington Cylinder Corporation effective June 1, 2016.

(4)	Mr. Winland was not an NEO in Fiscal 2015 or Fiscal 2014.

Performance and payments earned from Fiscal 2009 to Fiscal 2016 are discussed in the section captioned “EXECUTIVE COMPENSATION — Compensation and Disclosure Analysis — Cash Compensation Earned in Fiscal 2016 and Company Performance” beginning on page 36 of this Proxy Statement.

The large amount reported for Fiscal 2015 in the “Fiscal 2016 Summary Compensation Table” for stock awards granted to Mr. Gilmore was driven by the special performance-based/time-vested restricted common share award granted in Fiscal 2015, which does not vest unless the price of the common shares reaches $60.00 per share for a 30 consecutive day period before June 24, 2019. This award is discussed in detail in the “Compensation Disclosure and Analysis” under “Special Performance-Based/Time-Vested Restricted Common Share Awards”.

Likewise, the large amount reported in the “Fiscal 2016 Summary Compensation Table” for stock awards granted to each of Messrs. Russell and Rose for Fiscal 2014 was driven by the special performance-based / time-vested restricted common share awards which do not vest unless the price of the common shares reaches $50 per share for thirty consecutive day period before June 28, 2018. These awards are also discussed in detail in the

“Compensation Discussion and Analysis” under “Special Performance-Based/Time-Vested Restricted Common Share Awards”.

The values shown in the “Fiscal 2016 Summary Compensation Table” for stock awards (excluding the special performance-based restricted common share awards noted above) and option awards were fairly consistent between those for Fiscal 2016 and for Fiscal 2015. The increase in the values of these awards from Fiscal 2014 to Fiscal 2015 was due to the higher valuations given to those awards when granted in June 2014, due to the higher price of the Company’s common shares at that time. The total number of common shares covered by the option awards, the restricted share awards and the long-term performance share awards was the same for both Fiscal 2015 and Fiscal 2014.

The Company has been fairly conservative in providing severance benefits and perquisites to its executives. For example, it eliminated Company-provided automobiles for top executives in 2007. The Company has not entered into separate severance agreements with its executive officers and has provided change in control benefits only in connection with its incentive awards. The Compensation Committee has elected to require a “double trigger” for accelerated vesting for awards granted in Fiscal 2013 and later. In the event of a change in control, these incentive awards will also require an actual or constructive termination of employment within a specified period of time after the change in control in order for the acceleration of vesting to occur.

The vote on the advisory resolution relates to the compensation of our NEOs as a whole. The vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee. To the extent there is any significant vote against the NEOs’ compensation for Fiscal 2016 as reported, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

In accordance with Regulation 14A under the Exchange Act, the Company is asking shareholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of Worthington Industries, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in the Company’s proxy statement for its 2016 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules in Item 402 of SEC Regulation S-K (including the Compensation Discussion and Analysis, the Fiscal 2016 Summary Compensation Table and the related executive compensation tables, notes and narratives).

Taking into account the advisory vote of shareholders at our 2011 Annual Meeting of Shareholders, regarding the frequency of future advisory votes to approve executive compensation, the Board’s current policy is to include an advisory resolution regarding approval of the compensation of our NEOs annually. Accordingly, unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve our executive compensation will occur at the 2017 Annual Meeting of Shareholders.

Vote Required to Approve the Advisory Resolution on Executive Compensation

The affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the outstanding common shares, present in person or by proxy, and entitled to vote on the proposal, is required to approve the advisory resolution on NEO compensation. Abstentions will be counted in determining the required vote and will have the effect of votes “AGAINST” the advisory resolution. Broker non-votes will not be counted in determining the required vote.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL 3: APPROVAL OF THE SECOND AMENDMENT TO THE
WORTHINGTON INDUSTRIES, INC. AMENDED AND RESTATED
2006 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

Subject to shareholder approval and upon the recommendation of the Compensation Committee, on June 29, 2016, the Board adopted the Second Amendment to the 2006 Directors Equity Plan (the “Second Amendment”), which will extend the termination date of the 2006 Directors Equity Plan by ten years and allow all of the common shares available for awards under the 2006 Directors Equity Plan to be used for any type of award.

The Board has not adopted any other changes to the terms of the 2006 Directors Equity Plan and is requesting only that shareholders authorize the extension of the termination date and permit all of the available common shares to be used for any type of award.

As of August 2, 2016, a total of 352,932 common shares remained available for awards under the 2006 Directors Equity Plan. The extension of the termination date which would be authorized upon approval of the Second Amendment, would allow the Company to continue to provide long-term, equity-based incentives to non-employee directors of the Company without creating any additional potential overhang, which we believe is in the best interests of our shareholders.

Plan Summary

The following summary of the 2006 Directors Equity Plan, as proposed to be amended by the Second Amendment (the “Amended 2006 Directors Equity Plan” or the “Amended Plan”), a copy of which is attached to this Proxy Statement as Appendix II, does not purport to be complete and is qualified in its entirety by the terms of the Amended 2006 Directors Equity Plan.

Purpose

The Amended 2006 Directors Equity Plan is intended to foster and promote the long-term financial success of the Company and its related entities and to increase shareholder value by providing non-employee directors of the Company an opportunity to acquire and maintain an ownership interest in the Company and encouraging non-employee directors to remain as directors of the Company putting forth maximum efforts for the success of the Company and its related entities.

Administration

The Amended 2006 Directors Equity Plan is administered by the Board. In its discretion, the Board may delegate ministerial duties associated with the Amended Plan to any person the Board deems appropriate; however, the Board may not delegate any discretionary duties assigned to it or those duties that the Board is required to discharge to comply with applicable laws and regulations. The Board has the sole discretion to determine which non-employee directors of the Company will be granted awards and to establish the types of awards to be granted and the terms and conditions of those awards. Consistent with the objectives of the Amended 2006 Directors Equity Plan, the Board has the authority to adopt, amend and rescind rules and regulations relating to the Amended Plan and complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Amended Plan.

Types of Awards

The Amended 2006 Directors Equity Plan provides the Company with flexibility to respond to market changes in equity compensation practices relating to director compensation. The Amended Plan permits the grant of non-qualified stock options to purchase common shares (“options”), restricted common shares, restricted stock units, stock appreciation rights (“SARs”) and whole common shares to non-employee directors of the Company.

Common Shares Available Under the Amended 2006 Directors Equity Plan

The aggregate number of common shares authorized under the 2006 Directors Equity Plan, since the approval of the First Amendment on September 29, 2011, has been and remains 1,019,000 common shares, of which 569,000 common shares are reserved for issuance upon exercise of options. As of August 2, 2016, 210,963 common shares were subject to outstanding options, 235,850 common shares had been issued upon exercise of options, 38,000 common shares were subject to outstanding unvested restricted common share awards, and 181,255 common shares had been issued pursuant to vested restricted common share awards. Accordingly, as of August 2, 2016, 230,745 common shares remained available for any type of new award, and 122,187 common shares were available only for new option awards. The Second Amendment does not change the aggregate number of common shares authorized but no longer limits any portion of the available common shares to option awards only. As a result, all 352,932 common shares which currently remain available for new awards under the Amended 2006 Directors Equity Plan (as well as any common shares which may become available in the future due to adjustments provided for in the Amended Plan) can be used for any type of award listed in the above section “Types of Awards”.

The number of common shares available for awards under the Amended 2006 Directors Equity Plan (as well as the appropriate terms of outstanding awards) and common share-based limitations imposed under the

Amended Plan will be adjusted to take into account share dividends, share splits, recapitalizations (including payments of extraordinary dividends), mergers, consolidations, combinations, spin-offs, distributions of assets to shareholders, exchanges of shares or other similar corporate changes affecting common shares. Common shares available for delivery under the Amended Plan may consist of treasury shares or authorized but unissued common shares. Common shares covered by awards that are forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without issuing common shares or without the payment of cash or any other consideration will be available for the grant of future awards under the Amended Plan. The number of common shares (if any) withheld to pay any exercise price or to satisfy any tax withholding obligation associated with the exercise or settlement of an award (or part of an award) will not be available for future grants under the Amended Plan.

Eligibility

Only non-employee directors of the Company are eligible to receive awards under the Amended 2006 Directors Equity Plan. As of the date of this Proxy Statement, there were nine non-employee directors of the Company, each of whom has previously received awards under the 2006 Directors Equity Plan. Awards under the 2006 Directors Equity Plan have been, and awards under the Amended 2006 Directors Equity Plan will be, made by the Board in its sole discretion.

Common Shares Underlying Awards Granted and to be Granted

As of August 2, 2016, 210,963 common shares were subject to outstanding options granted under the 2006 Directors Equity Plan to non-employee directors of the Company, 235,850 common shares had been issued upon exercise of options granted to non-employee directors, 38,000 common shares were subject to outstanding restricted common share awards granted to non-employee directors and 181,255 common shares had been issued upon vesting of restricted stock awards granted to non-employee directors.

The following table shows, as of August 2, 2016, the number and weighted-average exercise price of outstanding options and the number of outstanding restricted common share awards granted under the 2006 Directors Equity Plan to each non-employee director of the Company and all current non-employee directors as a group.

Name or Group (1)	Number of Common Shares Covered by Outstanding Options	Weighted-Average Exercise Price Per Common Share of Outstanding Options	Number of Common Shares Covered by Outstanding Restricted Common Share Awards
Kerrii B. Anderson (2)	0		4,000
John B. Blystone (3)	53,250	$16.17	6,000
Mark C. Davis	20,875	$18.75	4,000
Michael J. Endres	0		4,000
Ozey K. Horton, Jr.	18,438	$18.89	4,000
Peter Karmanos, Jr.	0		4,000
Carl A. Nelson, Jr.	48,700	$17.02	4,000
Sidney A. Ribeau	48,700	$17.02	4,000
Mary Schiavo (2)	21,000	$19.37	4,000
All directors who are not officers (or employees) as a group (9 individuals)	210,963	$17.37	38,000

(1)	None of the individuals named in the Fiscal 2016 Summary Compensation Table, the other current executive officers of the Company, the employees of the Company and its subsidiaries or any associate of any director, executive officer or nominee for election as a director of the Company has been eligible to receive awards under the 2006 Directors Equity Plan.
(2)	Nominee for re-election as a director of the Company at the Annual Meeting.

(3)	Mr. Blystone is the Company’s Lead Independent Director.

The following table shows the value of the restricted common share award that will be granted, effective as of the date of the Annual Meeting, to each of the non-employee directors of the Company and to the non-employee directors as a group, if the Board’s nominees are re-elected as directors of the Company at the Annual Meeting.

Each restricted common share award will have the same terms as those applicable to restricted common shares awarded as standard compensation to the non-employee directors of the Company during Fiscal 2016.

Name or Group (1)	Value of Restricted Common Share Award (2)
Kerrii B. Anderson (3)	$90,000
John B. Blystone (4)	$135,000
Mark C. Davis	$90,000
Michael J. Endres	$90,000
Ozey K. Horton, Jr.	$90,000
Peter Karmanos, Jr.	$90,000
Carl A. Nelson, Jr.	$90,000
Sidney A. Ribeau	$90,000
Mary Schiavo (3)	$90,000
All current directors who are not officers (or employees) as a group (9 individuals)	$855,000

(1)	None of the executive officers or other employees of the Company or its subsidiaries are eligible to receive awards.
(2)	The number of restricted common shares to be awarded will have a targeted value of approximately $90,000 ($135,000 for Mr. Blystone as Lead Independent Director) and will be based on the price of the common shares at or about the time of the 2016 Annual Meeting, September 29, 2016.
(3)	Nominee for re-election as a director of the Company at the Annual Meeting.
(4)	Mr. Blystone is the Company’s Lead Independent Director.

Terms of Awards Under the Amended 2006 Directors Equity Plan

Options

The Board may grant options to non-employee directors of the Company under the Amended 2006 Directors Equity Plan. All options granted under the 2006 Directors Equity Plan have been, and any options which may be granted in the future under the Amended 2006 Directors Equity Plan will be, non-qualified stock options which are not intended to meet the requirements for incentive stock options under Section 422 of the Internal Revenue Code. Each grant of an option is evidenced by an award agreement that describes the exercise price, the expiration date, when the option may be exercised and any other terms and conditions affecting the option. The Board determines the exercise price for each option, but the exercise price must be at least equal to the fair market value of a common share on the date the option is granted (defined in the Amended 2006 Directors Equity Plan as the closing price of the common shares as reported on NYSE). On August 2, 2016, the closing price of the common shares as reported on NYSE was $43.18 per share. In addition, the Board determines the term of the option, which may not exceed ten years.

A non-employee director may exercise an option by completing an exercise notice and paying the exercise price, each as described in the applicable award agreement. Generally, a non-employee director will not have any voting or dividend rights with respect to common shares covered by an option until the option has been exercised.

Although the Board has granted options to non-employee directors in the past, the Board has the discretion not to grant options in the future.

Restricted Common Shares

The Board may grant restricted common share awards to non-employee directors of the Company under the Amended 2006 Directors Equity Plan. Each restricted common share award is evidenced by an award agreement that describes the restriction period, the terms and conditions that must be met during the restriction period and any other terms and conditions affecting the restricted common share. Restricted common shares are held by the Company as escrow agent and are:

•	forfeited if the applicable terms and conditions have not been met; or

•	released from escrow and distributed to the non-employee director as soon as administratively feasible after the last day of the restriction period, if the applicable terms and conditions have been met.

Unless otherwise provided in the associated award agreement, a non-employee director who has been granted restricted common shares may exercise full voting rights with respect to the underlying common shares during the restriction period. In addition, unless otherwise provided in the associated award agreement, any dividends and other distributions paid with respect to the common shares underlying the restricted common share award are held by the Company as escrow agent during the restriction period and subject to the same restrictions on transferability and forfeitability as the restricted common shares with respect to which they were paid.

Unless the Board otherwise determines, it is currently anticipated that future grants of restricted common shares under the Amended 2006 Directors Equity Plan will have terms similar to the restricted common shares granted to the non-employee directors of the Company as equity compensation in Fiscal 2016 and described under the caption “COMPENSATION OF DIRECTORS – Equity Grants” beginning on page 63 of this Proxy Statement.

Restricted Stock Units

The Board may grant restricted stock units to non-employee directors of the Company under the Amended 2006 Directors Equity Plan. Restricted stock units are unfunded, unsecured rights to receive a specified number of common shares (or cash equal to the fair market value of those common shares) in the future. Each grant of restricted stock units will be evidenced by an award agreement that describes the restriction period, the terms and conditions that must be met during the restriction period, whether the restricted stock units will be settled in cash and/or common shares and any other terms and conditions affecting the restricted stock units. Restricted stock units will be forfeited if the applicable terms and conditions are not met. If the applicable terms and conditions are met, the restricted stock units will be settled in (i) a number of common shares equal to the number of whole restricted stock units covered by the award (any fractional restricted stock unit will be settled in cash) or (ii) cash equal to the number of restricted stock units covered by the award, multiplied by the fair market value of a common share on the settlement date or (iii) a combination of common shares and cash. Generally, a non-employee director will not have any voting or dividend rights with respect to the common shares covered by restricted stock units until the restricted stock units have been settled.

SARs

The Board may grant SARs to non-employee directors of the Company under the Amended 2006 Directors Equity Plan. Each grant of SARs will be evidenced by an award agreement that describes the exercise price, the expiration date, when the SARs may be exercised, whether the SARs will be settled in common shares or cash and any other terms and conditions affecting the SARs. The Board will determine the exercise price for each SAR, but the exercise price must be at least equal to the fair market value of a Common Share on the date the SAR is granted. In addition, the Board will determine the term of the SARs, which may not exceed ten years. A non-employee director may exercise a SAR by completing an exercise notice. As soon as administratively feasible after SARs are exercised, a non-employee director will be entitled to an amount equal to (i) the difference between the fair market value of a common share on the date the SARs are exercised and the exercise price, multiplied by (ii) the number of SARs being exercised. The SARs may be settled in common shares and/or cash as described in the applicable award agreement. Generally, a non-employee director will not have any voting or dividend rights with respect to the common shares covered by SARs until the SARs have been exercised.

Whole Common Shares

The Board may grant whole common shares to non-employee directors of the Company under the Amended 2006 Directors Equity Plan on any basis and subject to any terms and conditions that the Board believes to be appropriate.

Prohibition on Repricing

The Amended 2006 Directors Equity Plan expressly prohibits the repricing of an award. For purposes of this restriction, “repricing” means any of the following or any other action that has the same effect:

•	lowering the exercise price of an option or a SAR after it is granted;

•	any other action that is treated as a repricing under generally accepted accounting principles;

•	cancelling an option or a SAR at a time when its exercise price exceeds the fair market value of the underlying common shares, in exchange for another option, SAR, restricted stock or other award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or similar corporate transaction; or

•	any other action that has the effect of “repricing” an award, as defined under the applicable NYSE Rules.

Effect of Termination of Service on Awards

Unless a particular award agreement provides otherwise, the following rules apply to awards granted under the Amended 2006 Directors Equity Plan:

Death, Disability or Retirement

If a non-employee director’s service on the Board terminates due to the non-employee director’s death, disability (as defined in the Amended 2006 Directors Equity Plan) or retirement (as defined in the Amended 2006 Directors Equity Plan):

•	all options and SARs (whether or not then exercisable) will become fully vested and exercisable and will remain exercisable until the earlier of the expiration date specified in the associated award agreement or the third anniversary of the non-employee director’s termination of service;

•	all restricted common shares and restricted stock units will become fully vested; and

•	all whole common shares will be subject to the terms and conditions provided in the associated award agreement.

In general, “retirement” is defined in the Amended 2006 Directors Equity Plan to mean retirement of a director from service on the Board after having attained age 65 or served at least nine years as a member of the Board (or a shorter period specified by the Board that may not be less than six years).

Cause

If a non-employee director’s service on the Board is terminated for cause (as defined in the Amended 2006 Directors Equity Plan), all awards that are outstanding (whether or not then exercisable) will be forfeited on the termination date.

Other Types of Termination of Service

If a non-employee director’s service on the Board terminates for any reason not described above:

•	all options and SARs that are outstanding and then vested and exercisable on the termination date will remain exercisable until the earlier of the expiration date specified in the associated award agreement or the first anniversary of the non-employee director’s termination of service; and

•	all options and SARs that are not then vested and exercisable and all other awards that are outstanding will be forfeited on the termination date.

Notwithstanding the foregoing, the Board will have the right to accelerate the vesting or exercisability of any award upon a non-employee director’s termination of service.

Impact of Section 409A of Internal Revenue Code

Regardless of any other provision in the Amended 2006 Directors Equity Plan or the associated award agreement, if a non-employee director becomes entitled to the payment, exercise or settlement of any award that is subject to Section 409A of the Internal Revenue Code upon the non-employee director’s termination of service on the Board, the payment, exercise or settlement of such award will not be made or permitted before the non-employee director “separates from service” as defined in Section 409A.

Other Limits on Exercisability or Settlement

Unless otherwise specified in the associated award agreement or another written agreement between the Company and a non-employee director, all awards granted to a non-employee director that have not been exercised or settled will be forfeited if the non-employee director:

•	without the Board’s written consent, serves (or agrees to serve) as an officer, director, consultant or employee of another entity, or becomes the owner of a business or a member of a partnership, or renders any service to any entity, in each case which entity, business or partnership competes with the Company or any related entity; or

•	deliberately engages in any action that the Board concludes could harm the Company or any related entity.

Buy Out of Awards

The Board generally has the authority under the Amended 2006 Directors Equity Plan to offer to buy any outstanding awards not subject to Internal Revenue Code Section 409A (i.e., options, SARs, restricted common shares and certain restricted stock units that settle shortly after vesting) for cash or by substitution of another award. Any buy out will be completed as soon as administratively feasible, but no later than 60 days, after a non-employee director’s acceptance of a buy out offer.

Impact of Business Combination or Change in Control

Unless otherwise provided in the applicable award agreement, upon a “business combination” or a “change in control” (as defined in the Amended 2006 Directors Equity Plan), all of a non-employee director’s awards will become fully vested and exercisable.

A “business combination” means any of the following:

•	the date that any person or group acquires ownership of the Company’s common shares that, together with the common shares held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the Company’s common shares; or

•	the date that any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) ownership of the Company’s common shares possessing 30% or more of the total voting power of the Company’s common shares; or

•	the date that a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

•	the date that any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition.

This definition will be interpreted in a manner consistent with the definition of a “change in control event” under Section 409A of the Internal Revenue Code and the related Treasury regulations.

A “change in control” will occur when any person (other than (i) the Company or any related entity, (ii) any employee benefit plan of the Company or any related entity or any trustee of or fiduciary with respect to any such plan when acting in such capacity or (iii) any person who, on September 27, 2006, was an affiliate of the Company owning in excess of 10% of the outstanding common shares and the respective successors, executors, legal representatives, heirs and legal assigns of such a person), alone or together with that person’s affiliates and associates, has acquired or obtained the right to acquire the beneficial ownership of 25% or more of the common shares then outstanding.

Term of the Plan

The 2006 Directors Equity Plan became effective on September 27, 2006. If the Second Amendment is approved by the shareholders at the Annual Meeting, the Second Amendment will be effective on that date (i.e., September 29, 2016). Unless earlier terminated or suspended by the Board, the Amended 2006 Directors Equity Plan would then continue in effect until the day after the Company’s 2026 Annual Meeting of Shareholders. Any award outstanding on the day the Amended 2006 Directors Equity Plan is terminated will continue in effect in accordance with the terms of the Amended Plan and the associated award agreement.

Amendment and Termination

The Board may terminate, suspend or amend the Amended 2006 Directors Equity Plan at any time without shareholder approval, except as required by applicable law or to satisfy the requirements imposed by any securities exchange, market or other quotation system on or through which the Company’s securities than are listed or traded. In addition, no termination, suspension or amendment may adversely affect any awards previously granted to a non-employee director without his or her consent. Notwithstanding the foregoing, the Board may amend the Amended 2006 Directors Equity Plan and any award agreement without additional consideration to the affected non-employee director(s) to the extent necessary to avoid penalties arising under Section 409A of the Internal Revenue Code.

Transferability

In general, awards are not transferable, except by will or the laws of descent and distribution and, during a non-employee director’s lifetime, may be exercised only by the non-employee director or his or her guardian or legal representative. However, with the permission of the Board, a non-employee director may transfer an award to a revocable inter vivos trust of which he or she is the settlor or certain other permissible transferees (as defined in the Amended 2006 Directors Equity Plan).

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to the Amended 2006 Directors Equity Plan. This summary is based on U.S. federal tax laws and regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each non-employee director will be advised to consult with his or her tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the Amended 2006 Directors Equity Plan.

Options

A non-employee director will not recognize any taxable income when an option is granted and the Company will not receive a deduction at that time. However, in general, when an option is exercised, a non-employee director will recognize ordinary income equal to the excess, if any, of the fair market value of the common shares that the non-employee director purchased on the date of exercise over the exercise price. If a non-employee director uses common shares or a combination of common shares and cash to pay the exercise price of an option, the non-employee director will recognize ordinary income equal to the value of the excess of the number of common shares that the non-employee director purchases over the number of common shares that the non-employee director surrenders, less any cash the non-employee director uses to pay the exercise price. When an option is exercised, the Company will be entitled to a deduction equal to the ordinary income that the non-employee director recognizes.

If the amount a non-employee director receives upon disposition of the common shares that the non-employee director acquired by exercising an option is greater than the sum of the aggregate exercise price that the non-employee director paid plus the amount of ordinary income recognized by the non-employee director upon exercise, the excess will be treated as long-term or short-term capital gain, depending on whether the non-employee director held the common shares for more than one year after the non-employee director acquired them by exercising the option. Conversely, if the amount a non-employee director receives upon disposition of the common shares that the non-employee director acquired by exercising an option is less than the sum of the aggregate exercise price that the non-employee director paid plus the amount of ordinary income recognized by the non-employee director upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the non-employee director held the common shares for more than one year after the non-employee director acquired them by exercising the option.

Restricted Common Shares

Unless a non-employee director makes an election under Section 83(b) of the Internal Revenue Code (a “Code §83(b) election”), the non-employee director will not recognize taxable income when restricted common shares are granted and the Company will not receive a deduction at that time. Instead, a non-employee director will recognize ordinary income when the restricted common shares vest (i.e., when the underlying common shares are freely transferable or are not subject to a substantial risk of forfeiture) equal to the fair market value of the underlying common shares at such time, less any consideration paid for the restricted common shares. The Company will be entitled to a deduction equal to the ordinary income that the non-employee director recognizes.

If the amount a non-employee director receives upon disposition of the common shares subject to a restricted common share award is greater than the fair market value of the common shares when the restricted common shares vested, the excess will be treated as long-term or short-term capital gain, depending on whether the non-employee director held the common shares for more than one year after the restricted common shares vested. Conversely, if the amount the non-employee director receives upon disposition of the common shares subject to a restricted common share award is less than the fair market value of the common shares when the restricted common shares vest, the difference will be treated as a long-term or short-term capital loss, depending on whether the non-employee director held the common shares for more than one year after the restricted common shares vested.

If a non-employee director makes a Code §83(b) election, the non-employee director will recognize ordinary income equal to the fair market value of the common shares subject to a restricted common share award on the grant date, and the Company will be entitled to a deduction equal to the ordinary income that the non-employee director recognizes at that time. However, the non-employee director will not recognize taxable income when (and if) the restricted common shares vest. If a non-employee director who has made a Code §83(b) election earns the common shares subject to a restricted common share award, any appreciation between the grant date and the date the non-employee director disposes of the common shares will be treated as a long-term or short term capital gain, depending on whether the non-employee director held the common shares for more than one year after the grant date. Conversely, if the amount the non-employee director receives upon disposition of the common shares subject to a restricted common share award is less than the fair market value of the common shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the non-employee director held the common shares for more than one year after the grant date. In addition, a non-employee director may not take a tax deduction in connection with any forfeiture of restricted common shares subject to a Code §83(b) election.

Restricted Stock Units

A non-employee director will not recognize taxable income when restricted stock units are granted and the Company will not receive a deduction at that time. Instead, a non-employee director will recognize ordinary income equal to the cash and/or fair market value of the common shares actually received in settlement of the restricted stock units, less any consideration paid for the common shares received. The Company generally will be entitled to a deduction equal to the ordinary income that the non-employee director recognizes at that time.

If the amount a non-employee director receives upon disposition of the common shares received upon settlement of a restricted stock unit is greater than the fair market value of the common shares when the restricted stock unit vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the non-employee director held the common shares for more than one year after the restricted stock unit vested. Conversely, if the amount the non-employee director receives upon disposition of the common shares received upon settlement of a restricted stock unit is less than the fair market value of the common shares when the restricted stock unit vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the non-employee director held the common shares for more than one year after the restricted stock unit vested.

SARs

A non-employee director will not recognize any taxable income when a SAR is granted and the Company will not receive a deduction at that time. When a SAR is exercised, a non-employee director will recognize ordinary income equal to the excess of the cash and/or fair market value of the common shares actually received in settlement of the SAR over the aggregate exercise price of the SAR, if any. The Company will be entitled to a deduction equal to the ordinary income that the non-employee director recognizes at that time.

If the amount a non-employee director receives upon the disposition of the common shares that the non-employee director acquired by exercising a SAR is greater than the sum of the aggregate exercise price that the non-employee director paid plus the amount of ordinary income recognized by the non-employee director upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the non-employee director held the common shares for more than one year after the non-employee director acquired them by exercising the SAR. Conversely, if the amount a non-employee director receives upon disposition of the common shares that the non-employee director acquired by exercising a SAR is less than the sum of the aggregate exercise price that the non-employee director paid plus the amount of ordinary income recognized by the non-employee director upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the non-employee director held the common shares for more than one year after the non-employee director acquired them by exercising the SAR.

Whole Common Shares

In general, a non-employee director will recognize ordinary income equal to the fair market value of the common shares when received and the Company will receive a deduction equal to the ordinary income that the non-employee director recognizes at that time.

Section 409A

Section 409A of the Internal Revenue Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. The Company intends for the awards granted under the Amended 2006 Directors Equity Plan to comply with or be exempt from the requirements of Section 409A and the Treasury Regulations promulgated thereunder, if applicable.

Other Matters

The Company is seeking shareholder approval of the Second Amendment to comply with the requirements of applicable laws, SEC Rules and NYSE Rules. If such shareholder approval is not obtained, the Second Amendment will be null and void and the 2006 Directors Equity Plan will terminate on September 30, 2016; provided, however, that any outstanding awards will continue in effect in accordance with the provisions of the 2006 Directors Equity Plan and their respective award agreements.

Recommendation and Vote Required to Approve the Second Amendment

The proposal to approve the Second Amendment will be submitted to the shareholders in the form of the following resolution:

RESOLVED, that the Second Amendment to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors as set forth in Appendix II to the Proxy Statement of the Company for the Annual Meeting of Shareholders held on September 29, 2016 be, and the same hereby is, approved.

THE COMPANY’S BOARD RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY

VOTE “FOR” THE APPROVAL OF THE SECOND AMENDMENT TO THE

AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

Approval of the Second Amendment requires the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of all then outstanding common shares, present in person or by proxy, and entitled to vote on the proposal. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

PROPOSAL 4: RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The selection of the Company’s independent registered public accounting firm is made annually by the Audit Committee after consulting with management and carefully considering that firm’s qualifications and independence. As a result, the Audit Committee of the Company’s Board has selected KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for Fiscal 2017, and recommends that the shareholders of the Company ratify that selection. KPMG audited the Company’s consolidated financial statements as of and for the fiscal years ended May 31, 2016 and May 31, 2015, and the effectiveness of the Company’s internal control over financial reporting as of May 31, 2016 and May 31, 2015. Representatives of KPMG are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

Recommendation and Vote Required to Ratify Selection of KPMG

The affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of outstanding common shares, present in person or by proxy, and entitled to vote on the proposal, is required to ratify the selection of KPMG as the Company’s independent registered public accounting firm for Fiscal 2017. The effect of an abstention is the same as a vote “AGAINST” the proposal. Even if the selection of KPMG is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of KPMG and to engage another firm if the Audit Committee determines such action is necessary or desirable. If the selection of KPMG is not ratified, the Audit Committee will reconsider (but may decide to maintain) the selection.

THE AUDIT COMMITTEE AND THE BOARD UNANIMOUSLY RECOMMEND
THAT THE SHAREHOLDERS OF THE COMPANY
VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG

AUDIT COMMITTEE MATTERS

Report of the Audit Committee for the Fiscal Year Ended May 31, 2016

The Audit Committee oversees the Company’s financial and accounting functions, controls, reporting processes and audits on behalf of the Board in accordance with the Audit Committee’s written charter. The Audit Committee is responsible for providing independent, objective oversight of the integrity and quality of the Company’s consolidated financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm and the annual independent audit of the Company’s consolidated financial statements. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s consolidated financial statements and the reporting process, for the appropriateness of the accounting principles and reporting policies that are used by the Company, for the establishment and maintenance of effective systems of disclosure controls and procedures and internal control over financial reporting, and for the preparation of the annual report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm, KPMG, is responsible for auditing the Company’s annual consolidated financial statements included in the Company’s Annual Report on Form 10-K in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing KPMG’s report thereon based on such audit, for issuing an audit report on the effectiveness of the Company’s internal control over financial reporting, and for reviewing the Company’s unaudited interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended May 31, 2016 and discussed with management the quality, not just the acceptability, of the accounting principles and policies as applied in the Company’s financial reporting, the reasonableness of significant judgments and accounting estimates, and the clarity and completeness of disclosures in the consolidated financial statements.

In fulfilling its oversight responsibilities, the Audit Committee met with management of the Company, the Company’s internal auditors and KPMG throughout the year. Since the beginning of Fiscal 2016, the Audit

Committee met with the Company’s internal auditors and KPMG, with and without management of the Company present, to discuss the overall scope of their respective annual audit plans, the results of their respective audits, the effectiveness of the Company’s internal control over financial reporting, including management’s and KPMG’s reports thereon and the bases for the conclusions expressed in those reports, and the overall quality of the Company’s financial reporting. Throughout that period, the Audit Committee reviewed management’s plan for documenting and testing controls, the results of the documentation and testing, any deficiencies discovered and the resulting remediation of any such deficiencies. In addition, the Audit Committee reviewed and discussed with KPMG all matters required by the standards of the PCAOB, including those described in PCAOB Auditing Standard No. 16, Communications with Audit Committees.

The Audit Committee has discussed with KPMG the independence of that firm from management and the Company. The Audit Committee has received from KPMG the written disclosures and the letter from KPMG required by applicable PCAOB requirements regarding KPMG’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with KPMG any relationships with or services to the Company or the Company’s subsidiaries or affiliates that may impact the objectivity and independence of KPMG, and the Audit Committee has satisfied itself as to the independence of KPMG.

Management of the Company and KPMG have represented to the Audit Committee that the Company’s audited consolidated financial statements, as of and for the fiscal year ended May 31, 2016, were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed those audited consolidated financial statements with management of the Company and KPMG.

Based on the Audit Committee’s reviews and discussions referred to above and the Audit Committee’s review of the report of KPMG to the Audit Committee, the Audit Committee unanimously recommended to the Board that the Company’s audited consolidated financial statements be included (and the Board approved such inclusion) in the Company’s Annual Report on Form 10-K for Fiscal 2016 filed with the SEC on August 1, 2016.

The Audit Committee has also selected KPMG as the Company’s independent registered public accounting firm for Fiscal 2017 and unanimously recommends that the shareholders ratify such selection.

The foregoing report is provided by the Audit Committee of the Company’s Board:

Audit Committee

Carl A. Nelson, Jr., Chair
Kerrii B. Anderson
Mark C. Davis
Mary Schiavo

Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

Under applicable SEC Rules and PCAOB standards, the Audit Committee is to pre-approve the audit and non-audit services performed by the Company’s independent registered public accounting firm in order to ensure that the performance of these services does not impair the firm’s independence from the Company and its subsidiaries. The SEC Rules and PCAOB standards specify the types of non-audit services that independent registered public accounting firms may not provide to their audit clients and establish the Audit Committee’s responsibility for administration of the engagement of the Company’s independent registered public accounting firm.

Consistent with applicable SEC Rules and PCAOB standards, the charter of the Audit Committee requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accounting firm to the Company or any of its subsidiaries. The Audit Committee may delegate pre-approval authority to one or more designated members of the Audit Committee and, if it does, the decision of that member or members must be reported to the full Audit Committee at its next regularly scheduled meeting.

All requests or applications for services to be provided by the Company’s independent registered public accounting firm must be submitted to the Audit Committee by both the independent registered public accounting firm and the Company’s CFO and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC Rules and PCAOB standards governing auditor independence.

Independent Registered Public Accounting Firm Fees

Fees billed for services rendered by KPMG for each of Fiscal 2016 and Fiscal 2015 were as follows:

Type of Fees	Fiscal 2016	Fiscal 2015
Audit Fees	$1,396,000	$1,284,000
Tax Fees	79,000	151,000
Other Fees	464,000	-0-

Total	$1,939,000	$1,435,000

All of the services rendered by KPMG to the Company and the Company’s subsidiaries during Fiscal 2016 and Fiscal 2015 were pre-approved by the Audit Committee.

In accordance with applicable SEC Rules, “Audit Fees” are fees for professional services rendered for: the audit of the Company’s consolidated financial statements; the review of the interim consolidated financial statements included in the Company’s Forms 10-Q; the audit of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the applicable fiscal years.

“Tax Fees” are fees for professional services rendered for tax compliance, tax advice and tax planning.

“Other Fees” for Fiscal 2016 are fees for acquisition-related due diligence services. There were no “Other Fees” for Fiscal 2015.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports to shareholders, proxy statements and Notices of Internet Availability of Proxy Materials) to households. This method of delivery, often referred to as “householding”, would permit the Company to send: (a) a single annual report to shareholders and/or a single proxy statement or (b) a single Notice of Internet Availability of Proxy Materials to any household at which two or more registered shareholders reside if the Company reasonably believes such shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the registered shareholder(s) must consent to the householding process in accordance with applicable SEC Rules. The householding procedure reduces the volume of duplicate information shareholders receive and reduces the Company’s expenses. The Company may institute householding in the future and will notify registered shareholders affected by householding at that time. Registered shareholders sharing an address may request delivery of a single copy of annual reports to shareholders, proxy statements and Notices of Internet Availability of Proxy Materials, as applicable, by contacting the Investor Relations Department of the Company at Worthington Industries, Inc., 200 Old Wilson Bridge Road, Columbus, Ohio 43085, Attention: Catherine M. Lyttle, Vice President - Communications and Investor Relations.

Many broker/dealers and other holders of record have instituted householding. If your family or others with a shared address have one or more “street name” accounts under which you beneficially own common shares of the Company, you may have received householding information from your broker/dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement, the Company’s 2016 Annual Report to Shareholders or the Notice of Internet Availability of Proxy Materials and/or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Shareholders of the Company seeking to bring business before an annual meeting of shareholders (an “annual meeting”) or to nominate candidates for election as directors at an annual meeting must provide timely notice thereof in writing to the Company’s Secretary. Under Section 1.08(A) of the Company’s Code of Regulations, to be timely, a shareholder’s notice with respect to business to be brought before an annual meeting must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 30 days prior to an annual meeting. However, if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, the shareholder’s notice must be received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In order for a shareholder’s notice to be in proper form, it must include: (a) a brief description of the business the shareholder desires to bring before an annual meeting; (b) the reasons for conducting the proposed business at an annual meeting; (c) the name and address of the proposing shareholder; (d) the number of common shares beneficially owned by the proposing shareholder; and (e) any material interest of the proposing shareholder in the business to be brought before an annual meeting. The requirements applicable to nominations are described above in “CORPORATE GOVERNANCE – Nominating Procedures” beginning on page 18 of this Proxy Statement.

A shareholder seeking to bring business before an annual meeting must also comply with all applicable SEC Rules. Under SEC Rule 14a-8, proposals of shareholders intended to be presented at the Company’s 2017 Annual Meeting must be received by the Company no later than April 18, 2017, to be eligible for inclusion in the Company’s proxy materials relating to the 2017 Annual Meeting. Upon receipt of a shareholder proposal, the Company will determine whether or not to include the proposal in the proxy materials in accordance with applicable SEC Rules.

The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board. Generally, a proxy may confer discretionary authority to vote on any matters brought before an annual meeting if the Company did not have notice of the matter at least 45 days before the date on which the Company first sent its proxy materials for the prior year’s annual meeting and a specific statement to that effect is made in the proxy statement or proxy card. If during the prior year, the Company did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, then notice must not have been received a reasonable time before the Company mails its proxy materials for the current year. Any written notice required as described in this paragraph must have been given by June 28, 2016, for matters to be brought before the 2016 Annual Meeting. Any written notice required as described in this paragraph must be given by July 2, 2017 for matters to be brought before the 2017 Annual Meeting.

Any written notice to be given with respect to matters set forth in the three prior paragraphs of this “SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING” section should be sent to the Company’s Secretary, Dale T. Brinkman, Worthington Industries, Inc., 200 Old Wilson Bridge Road, Columbus, Ohio 43085 or by fax to (614) 840-3706.

The Company’s 2017 Annual Meeting of Shareholders is currently scheduled to be held on September 28, 2017.

FUTURE ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

Registered shareholders can further reduce the costs incurred by the Company by consenting to receive all future proxy statements, proxy cards, annual reports to shareholders and Notices of Internet Availability of Proxy Materials, as appropriate, electronically via e-mail or the Internet. To sign up for electronic delivery of future proxy materials, you must vote your common shares electronically via the Internet by logging on to www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

ANNUAL REPORT ON FORM 10-K

Audited consolidated financial statements for Worthington Industries, Inc. and its subsidiaries for Fiscal 2016 are included in the 2016 Annual Report to Shareholders. Additional copies of these financial statements and the Company’s Annual Report on Form 10-K for Fiscal 2016 (excluding exhibits) may be obtained, without charge, by sending a written request to the Company’s Investor Relations Department at 200 Old Wilson Bridge Road, Columbus, Ohio 43085, Attention: Catherine M. Lyttle, Vice President - Communications and Investor Relations. The Company’s Annual Report on Form 10-K for Fiscal 2016 is also available on the Company’s web site located at www.worthingtonindustries.com and can also be found on the SEC web site located at www.sec.gov.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board knows of no business that will be presented for action by the shareholders at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgment in light of the conditions then prevailing, to the extent permitted under applicable law.

By Order of the Board of Directors,

/s/ Dale T. Brinkman

Dated: August 16, 2016	Dale T. Brinkman,
Secretary

 Appendix I

 Companies Included in Comparator Group

3M
A.O. Smith
AbbVie
ABM Industries
Accellent LLC
Accenture
ACH Food
Acorda Therapeutics
Actavis
Adecco
Agilent Technologies
Agrium
Aimia
Air Products and Chemicals
AK Steel Holding
Alcoa
Alexander & Baldwin
Allegion
Allergan
Alliant Techsystems
Altria Group
Amazon.com
American Greetings
American Sugar Refining
Americas Styrenics
AmerisourceBergen
AMETEK
Amgen
AMSTED Industries
Amway
Andersons
Ansell
Appvion
ARAMARK
Arby’s Restaurant Group
Archer Daniels Midland
Arkema
Armstrong World Industries
Arrow Electronics
Arup USA
AstraZeneca
AT&T
Automatic Data Processing
Avis Budget Group
Avon Products
Axiall Corporation
BAE Systems
Ball
Barrick Gold of North America
Baxter
Bayer Business & Technology Services
Bayer CropScience
Bayer Health Care
BBA Aviation
BD (Becton Dickinson)
Beam Suntory
Bechtel Systems & Infrastructure
Beckman Coulter
Beeline
Best Buy
Big Lots
Biogen Idec
Bluegreen Corporation
Bob Evans Farms
Boeing
Boise Cascade
Booz Allen Hamilton
BorgWarner
Boston Scientific
Brembo
Bristol-Myers Squibb
Broadridge Financial Solutions
Brown-Forman
Brunswick
Bunge
Burlington Northern Santa Fe
Bush Brothers & Company
Calgon Carbon
Cardinal Health
Cargill
Carlson
Carmeuse North America Group
Carnival
Catamaran
CDI
Celanese
Celestica
Celgene
CEVA Logistics
CF Industries
CGI Technologies and Solutions
CH2M Hill
Charter Communications
Chemtura
Chico’s FAS
CHS
Cintas
Cisco Systems
Citrix Systems
Clearwater Paper Corporation
Cliffs Natural Resources
Coach
Coca-Cola
Coca-Cola Enterprises
Colfax Corporation
Columbia Sportswear
Comcast
Commercial Metals
Compass Group
ConAgra Foods
Continental Automotive Systems
Cooper Standard Automotive
Corning
Covance
Covidien
Cracker Barrel Old Country Stores
Crown Castle
CSC
CST Brands
CSX
Cubic
Cumberland Gulf Group
Curtiss-Wright
CVS Caremark
Cytec Industries
Dannon
Darden Restaurants
Dean Foods
Deere & Company
Dell
Delta Air Lines
Deluxe
Dentsply
Diageo North America
DIRECTV Group
Domtar
Donaldson Company
Dow Corning
DST Systems
DSW
DuPont
E.W. Scripps
Eastman Chemical
Eastman Kodak Company
Eaton
eBay
Ecolab
Edwards Lifesciences
Eli Lilly
EMC
EMD Millipore
Emerson Electric
EnCana Oil & Gas USA
Equifax
Ericsson
Essilor of America
Estee Lauder
Esterline Technologies
Exel
Exelis
Expedia
Experian Americas
Express Scripts
Exterran
Federal-Mogul
Ferrovial
Fluor
Follett Corporation
Ford
Fortune Brands Home & Security
Frontier Communications
Fujitsu
G&K Services
GAF Materials
Gap
Gavilon
GENCO
General Atomics
General Dynamics
General Mills
Gilead Sciences
Glatfelter
GlaxoSmithKline
Google
Graco
GROWMARK
GTECH
H.B. Fuller
Hanesbrands
Harley-Davidson
Harman
Harsco
Hasbro
HBO
Henry Schein
Hercules Offshore
Herman Miller
Hershey
Hertz
Hexcel
Hilton Worldwide
Hitachi Data Systems
HNI
HNTB
Hoffmann-La Roche
Home Depot
HomeServe USA
Honda of America
Hormel Foods
Hospira
HTC Corporation
Hubbell
Hunt Consolidated
Husky Injection Molding Systems
IBM
IDEXX Laboratories
Infineum USA
Ingersoll Rand
Intel
Intercontinental Hotels Group
International Flavors & Fragrances
International Game Technology
International Paper
Intuit
ION Geophysical
Irvine
ITT Corporation
J.M. Smucker
Jack in the Box
Jacobs Engineering
JetBlue Airways
Johns Manville
Johnson & Johnson
Johnson Controls
K. Hovnanian Companies
KB Home
KBR
Kellogg
Kelly Services
Kennametal
Keurig Green Mountain
Kewaunee Scientific Corporation
Keystone Foods
Kimberly-Clark
Kinross Gold
Knowles
Koch Industries
Kodak Alaris
Kohler
Kraft Foods
Kyocera Corporation
L-3 Communications
Lafarge North America
Land O’Lakes
Lawson Products
Leggett and Platt
Lehigh Hanson
Leidos
Leprino Foods
Level 3 Communications
Lifetouch
LinkedIn
Lonza
L’Oreal
Lorillard Tobacco
Lutron Electronics
LyondellBasell
Magellan Health Services
Magellan Midstream Partners
Magna Seating
Makino
Markit
Marriott International
Mary Kay
Masco Corporation
McDonald’s
McKesson
MeadWestvaco
Media General
Medtronic
Merck & Co.
Meredith
Meritor
MFA Oil Company
Micron Technology
Microsoft
Milacron
MillerCoors
Molson Coors Brewing
Mondelez
Mosaic
MTS Systems
Murphy Oil
Mylan
Navigant Consulting
Navistar International
NBTY
Nestle USA
Newell Rubbermaid
NewPage
NIKE
Nissan North America
Nokia Corporation
Norfolk Southern
Nortek
Northrop Grumman
NuVasive
Occidental Petroleum
OM Group
Omnicare
Openet
Orange Business Services
Osram Sylvania
Outerwall
Owens Corning
P.F. Chang’s China Bistro
Pall Corporation
Panasonic of North America
Parker Hannifin
Parsons Corporation
PepsiCo
Perrigo
Pfizer
PHH
Pitney Bowes
Plexus
Polaris Industries
Polymer Group
PolyOne
Potash
Praxair
Pro-Build Holdings
PulteGroup
Purdue Pharma
Quest Diagnostics
Quintiles
R.R. Donnelley
Rackspace
Rayonier
Recreational Equipment
Regal-Beloit
Regency Centers
Revlon
Reynolds Packaging
Ricoh Americas
Robertshaw Controls
Rockwell Automation
Rockwell Collins
Rolls-Royce North America
Rowan Companies
Royal Caribbean Cruises
Royal DSM
Ryder System
S.C. Johnson & Son
Sage Software
SAIC
Saint-Gobain
Sanderson Farms
Sanofi
SAS Institute
Schreiber Foods
Schwan Food Company
Scripps Networks Interactive
Seagate Technology
Sensata Technologies
ServiceMaster Company
ShawCor
Sherwin-Williams
Sigma-Aldrich
Smith & Nephew
Snap-on
Sonoco Products
Sony Corporation
Southwest Airlines
Spirit AeroSystems
Spirit Airlines
Sprint Nextel
SPX
SSAB
St. Jude Medical
Staples
Starbucks Coffee
Starwood Hotels & Resorts
Steelcase
Stryker
SunCoke Energy
SunGard Data Systems
Syngenta Crop Protection
Target
Taubman Centers
TE Connectivity
Tech Data
TeleTech Holdings
Teradata
Terex
Textron
Thermo Fisher Scientific
Tiffany & Co.
Time Warner
T-Mobile USA
Toro
Transocean
Travelport
Tribune
Trinity Industries
Trinseo
Tronox
TRW Automotive
Tupperware Brands
Tyson Foods
UBM
Under Armour
Underwriters Laboratories
Unilever United States
Unisys
United Launch Alliance
United Rentals
United States Cellular
United States Steel

Appendix I-1

Appendix I

Companies Included in Comparator Group

United Technologies
UPS
URS
USG Corporation
UTi Worldwide
Valero Energy
Ventura Foods
Verizon
Vertex Pharmaceuticals
Viacom
VistaPrint
Vulcan Materials
VWR International
Walt Disney
Waste Management
Weather Company
Wendy’s Group
West Pharmaceutical Services
Westinghouse Electric
Westlake Chemical
WEX
Weyerhaeuser
Worthington Industries
Xerox
XO Communications
Xylem
Yamaha Corporation of America

Appendix I-2

SECOND AMENDMENT TO THE

WORTHINGTON INDUSTRIES, INC.

AMENDED AND RESTATED

2006 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

This Second Amendment (this “Second Amendment”) to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors (as previously amended, the “Plan”) is adopted on June 29, 2016.

WHEREAS, Worthington Industries, Inc. (the “Company”) sponsors the Plan; and

WHEREAS, the Company desires to amend the Plan in order that all of the common shares reserved and available for awards under the Plan or which may be used to provide a measurement for or to determine the value of an award under the Plan will be available for awards of any type authorized under the Plan; and

WHEREAS, the Company also desires to amend the Plan to extend the term of the Plan by providing that the Plan will terminate on the date following the tenth annual meeting of shareholders of the Company at which directors of the Company are elected succeeding the date on which this Second Amendment is approved by the Company’s shareholders; and

WHEREAS, Section 13.01 of the Plan permits the Board of Directors of the Company to amend the Plan at any time without shareholder approval unless shareholder approval is required to satisfy the requirements imposed by applicable law or the securities exchange on which the Company’s securities are listed or traded; and

WHEREAS, shareholder approval is required to extend the term of the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows, subject to and effective upon approval of this Second Amendment by the shareholders of the Company:

1. Section 5.01 of the Plan is hereby deleted in its entirety and the following is substituted therefor:

5.01 Number of Authorized Shares. Subject to Section 5.03, the aggregate number of Shares reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award shall be 1,019,000 Shares, which Shares shall be available for Awards of any type authorized under the Plan. Shares described in this Section 5.01 may be subject to any Awards issued under the terms and conditions described in the Plan and Award Agreements issued under the Plan. The Shares to be delivered under the Plan may consist, in whole or in part, of treasury Shares or authorized but unissued Shares not reserved for any other purpose.

2. Section 14.10 of the Plan is hereby deleted in its entirety and the following is substituted therefor:

14.10 Term of the Plan. The Plan will be effective on the Effective Date. Subject to Section 13.00, the Plan will terminate on the date following the tenth Annual Meeting at which Directors are elected succeeding the date on which the shareholders of the Company approve the Second Amendment to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors which includes this Section 14.10. Notwithstanding the provisions of the immediately preceding sentence, any Award outstanding on the day the Plan is terminated will continue to have force and effect in accordance with the terms of the Plan and the Award Agreement under which such Award was granted.

Appendix II-1

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed by its duly authorized officer effective as of the date provided for above.

WORTHINGTON INDUSTRIES, INC.

By:	/s/Dale T. Brinkman
Printed Name: Dale T. Brinkman
Its: Vice President-Administration,
General Counsel and Secretary

Appendix II-2

FIRST AMENDMENT TO THE

WORTHINGTON INDUSTRIES, INC.

AMENDED AND RESTATED

2006 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

This First Amendment (this “Amendment”) to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors (the “Plan”) is adopted on June 29, 2011.

WHEREAS, Worthington Industries, Inc. (the “Company”) sponsors the Plan;

WHEREAS, the Company desires to amend the Plan to increase the number of common shares, without par value (the “Shares”), of the Company available for awards under the Plan;

WHEREAS, Section 13.01 of the Plan permits the Board of Directors of the Company to amend the Plan at any time without shareholder approval unless shareholder approval is required to satisfy the requirements imposed by applicable law or the securities exchange on which the Company’s securities are listed or traded; and

WHEREAS, shareholder approval is required to increase the number of Shares available for awards under the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows, subject to and effective upon shareholder approval:

1.	Section 5.01 of the Plan is hereby deleted in its entirety and the following is substituted therefor:

5.01 Number of Authorized Shares. Subject to Section 5.03, the aggregate number of Shares reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award shall be:

[1]           450,000 Shares, which Shares shall be available for any Award; and

[2]           The sum of the following, which shall be available only for Options:

[a]	450,000 Shares; plus

[b]	The number of Shares that, on the Effective Date, were authorized and available to be granted under the Prior Plan, but which were not then subject to outstanding awards under the Prior Plan; plus

[c]	The number of Shares that, on the Effective Date, were subject to awards issued under the Prior Plan, but which are subsequently forfeited under the terms of the Prior Plan without receipt of any consideration.

Shares described in Section 5.01[1] may be subject to any Awards issued under the terms and conditions described in the Plan and Award Agreements issued under the Plan. Shares described in Section 5.01[2] may only be subject to Options issued under the terms and conditions described in the Plan and Award Agreements issued under the Plan. Shares subject to Options shall be allocated to the Shares reserved and available for Options under Section 5.01[2] to the extent they are still available prior to being allocated to Shares available under Section 5.01[1].

The Shares to be delivered under the Plan may consist, in whole or in part, of treasury Shares or authorized but unissued Shares not reserved for any other purpose.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer effective as of the date set forth above.

WORTHINGTON INDUSTRIES, INC.

/s/Dale T. Brinkman
Printed Name: Dale T. Brinkman
Its: Vice President-Administration,
General Counsel and Secretary

Appendix II-3

WORTHINGTON INDUSTRIES, INC.

AMENDED AND RESTATED
2006 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

1.00 PURPOSE

The Plan is intended to foster and promote the long-term financial success of the Company and Related Entities and to increase shareholder value by [1] providing Participants an opportunity to acquire and maintain an ownership interest in the Company and [2] encouraging Participants to remain as directors of the Company and put forth the maximum efforts for the success of the Company and Related Entities. This Plan is amended and restated effective as of December, 2008.

2.00 DEFINITIONS

When used in the Plan, the following words, terms and phrases have the meanings given to them in this section unless another meaning is expressly provided elsewhere in the Plan or clearly required by the context. When applying these definitions and any other word, term or phrase used in the Plan, the form of any definition or of any word, term or phrase will include any and all of its other forms.

Act. The Securities Exchange Act of 1934, as amended, or any successor statute of similar effect, even if the Company is not subject to the Act.

Annual Meeting. The annual meeting of the Company’s shareholders.

Award. Any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Whole Share granted under the Plan.

Award Agreement. The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award. If there is a conflict between the terms of the Plan and the terms of any Award Agreement, the terms of the Plan will govern.

Board. The Company’s board of directors.

Business Combination. A “Business Combination” means the following: [1] the date that any Person, or more than one Person acting as a group, acquires ownership of stock of the Company that, together with the stock of the Company held by such Person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; [2] the date that any Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or group), ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; [3] the date that a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or [4] the date that any Person or more than one Person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or group) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisition. The definition of Business Combination shall be interpreted in a manner consistent with the definition of “change in control event” under Code §409A and Treasury Regulation §1.409A-3(i)(5).

Cause. Unless otherwise specified in the associated Award Agreement, removal from office for cause in accordance with Article SIXTH of the Company’s Amended Articles of Incorporation and the Ohio General Corporation Law.

Change in Control. Unless otherwise specified in the associated Award Agreement, a “Change in Control” will occur when any Person (other than [1] the Company or any Related Entity, [2] any employee benefit plan of the Company or any Related Entity or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or [3] any Person who, on the Effective Date, was an Affiliate of the Company and owning in excess of ten percent of the outstanding Shares and the respective successors, executors, legal representatives, heirs and legal assigns of such Person), alone or together with its Affiliates and Associates, has acquired or obtained the right to acquire the beneficial ownership of 25 percent or more of Shares then outstanding. For purposes of this definition, “Affiliate” and “Associate” will have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Act.

Code. The Internal Revenue Code of 1986, as amended or superseded after the Effective Date, and any applicable rulings or regulations issued under the Code.

Appendix II-4

Company. Worthington Industries, Inc., an Ohio corporation, and any and all successors to it.

Director. A Person who, on an applicable Grant Date, [1] is an elected member of the Board (or has been appointed to the Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by shareholders) and [2] is not a Person who performs services for the Company or any Related Entity as a common-law employee. A Person’s status as a Director will be determined as of the Grant Date of each Award made to that Person.

Disability. Unless otherwise specified in the associated Award Agreement:

[1] With respect to the payment, exercise or settlement of any Award that is (or becomes) subject to Code §409A, [a] the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or [b] the Participant is determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board; and

[2] With respect to a Participant’s right to exercise or receive settlement of any Award or with respect to the payment, exercise or settlement of any Award not described in subsection [1] of this definition, the inability, by reason of a medically determinable physical or mental impairment, to engage in substantial gainful activity, for a period of 180 days after its commencement and such condition, in the opinion of a physician selected by the Company and reasonably acceptable to the Participant or the Participant’s legal representative, is total and permanent.

Effective Date. September 27, 2006.

Exercise Price. The amount, if any, a Participant must pay to exercise an Option or the amount upon which the value of a Stock Appreciation Right is based.

Expiration Date. The last date that an Option or Stock Appreciation Right may be exercised.

Fair Market Value. The value of one Share on any relevant date, determined under the following rules:

[1] If the Shares are traded on an exchange or recognized market or quotation system on which “closing prices” are reported, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day;

[2] If the Shares are traded over-the-counter with no reported closing price, the mean between the highest bid and the lowest asked prices on the relevant date, if it is a trading day, otherwise on the next trading day; or

[3] If neither subsections [1] or [2] of this definition apply, the fair market value as determined by the Board in good faith and consistent with any applicable provisions under the Code, except with respect to Options and SARs, in which event the fair market value as determined by the reasonable application of a reasonable valuation method taking into account all information material to the value of the Company satisfying the requirements of Code §409A.

Grant Date. The date an Award is granted.

Option. An Award granted under Section 6.00.

Participant. Any Director to whom an Award has been granted and which is still outstanding.

Person. Any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

Plan. The Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors.

Prior Plan. The Worthington Industries, Inc. Amended and Restated 2000 Stock Option Plan for Non-Employee Directors, as amended from time to time. On or after September 27, 2006 no further awards will be issued under the Prior Plan, although awards may be granted under the Prior Plan before September 27, 2006 and the Prior Plan will remain in effect after September 27, 2006 for purposes of determining any grantee’s right to awards issued under the Prior Plan before that date.

Related Entity. Any entity that is or becomes related to the Company through common ownership as determined under Code §414(b) or (c), but modified as permitted under Treasury Regulations issued under any Code section relevant to the purpose for which the definition is applied.

Appendix II-5

Restricted Stock. An Award granted under Section 8.00.

Restricted Stock Unit. An Award granted under Section 9.00.

Restriction Period. The period over which the Board will determine if a Participant has met conditions placed on Restricted Stock or Restricted Stock Units.

Retirement. Unless otherwise specified in the associated Award Agreement, the retirement of a Director from service on the Board after having [1] attained the age of 65 or [2] served at least nine years as a member of the Board, unless the Board specifies a shorter period of required service which will in no event be fewer than six years.

Separation from Service. A “separation from service” as defined under Code §409A.

Shares. Common shares, without par value, of the Company or any security of the Company issued in substitution, exchange or in place of these common shares.

Stock Appreciation Right (“SAR”). An Award granted under Section 10.00.

Termination. A termination of the Director’s service on the Board for any reason.

Treasury Regulations. Any regulations promulgated by the Department of Treasury and/or Internal Revenue Service under the Code.

Whole Share. An Award granted under Section 7.00.

3.00 PARTICIPATION

3.01 Awards.

[1] Consistent with the terms of the Plan and subject to Section 3.01[2], the Board will [a] decide which Directors will be granted Awards and [b] establish the types of Awards to be granted and the terms and conditions relating to those Awards.

[2] The Board may establish different terms and conditions [a] for each type of Award, [b] for each Participant receiving the same type of Award and [c] for the same Participant for each Award received, whether or not those Awards are granted at different times.

[3] Subject to the limitations set forth in Section 4.04, in the sole discretion of the Board, and consistent with the terms and conditions of the Plan and applicable law, Awards also may be made in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Related Entity or a company acquired by the Company or with which the Company combines.

3.02 Conditions of Participation. By accepting an Award, each Participant agrees:

[1] To be bound by the terms of the Award Agreement and the Plan and to comply with other terms and conditions imposed on the Award; and

[2] That the Board may amend the Plan and any Award Agreement without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or an outstanding Award Agreement.

4.00 ADMINISTRATION

4.01 Duties. The Board is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan’s objectives, the Board may adopt, amend and rescind rules and regulations relating to the Plan and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Board will be final, binding and conclusive for all purposes and upon all Persons.

4.02 Delegation of Duties. In its sole discretion, the Board may delegate any ministerial duties associated with the Plan to any Person that it deems appropriate. However, the Board may not delegate any discretionary duties assigned to it or those duties that the Board is required to discharge to comply with applicable laws and regulations.

4.03 Award Agreement. As soon as administratively feasible after the Grant Date, the Board will prepare and deliver an Award Agreement to each affected Participant. The Award Agreement will describe:

[1] The terms of the Award, including, to the extent applicable, [a] the type of Award, [b] when and how the Award may be exercised, [c] any Exercise Price associated with the Award and [d] how the Award will or may be settled; and

 Appendix II-6

[2] To the extent different from the terms of the Plan, any other terms and conditions affecting the Award.

4.04 Restriction on Repricing. No Award (including Options and SARs) may be “repriced.” For purposes of this restriction, “repricing” means any of the following or any other action that has the same effect: [1] lowering the Exercise Price of an Option or SAR after it is granted; [2] any other action that is treated as a repricing under generally accepted accounting principles; [3] canceling an Option or SAR at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock or other Award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; or [4] any other action that has the effect of “repricing” an Award, as defined under the rules of the securities exchange or other recognized market or quotation system on which the Shares are then listed or traded.

5.00 LIMITS ON SHARES SUBJECT TO AWARDS

5.01 Number of Authorized Shares. Subject to Section 5.03, the aggregate number of Shares reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award shall be:

[1] 200,000 Shares, which Shares shall be available for any Award; and

[2] The sum of the following, which shall be available only for Options:

[a] 200,000 Shares; plus

[b] The number of Shares that, on the Effective Date, are authorized and available to be granted under the Prior Plan, but which are not then subject to outstanding awards under the Prior Plan; plus

[c] The number of Shares that, on the Effective Date, are subject to awards issued under the Prior Plan, but which are subsequently forfeited under the terms of the Prior Plan without receipt of any consideration.

Shares described in Section 5.01[1] may be subject to any Awards issued under the terms and conditions described in the Plan and Award Agreements issued under the Plan. Shares described in Section 5.01[2] may only be subject to Options issued under the terms and conditions described in the Plan and Award Agreements issued under the Plan. Shares subject to Options shall be allocated to the Shares reserved and available for Options under Section 5.01[2] to the extent they are still available prior to being allocated to Shares available under Section 5.01[1].

The Shares to be delivered under the Plan may consist, in whole or in part, of treasury Shares or authorized but unissued Shares not reserved for any other purpose.

5.02 Adjustment in Number of Authorized Shares. As appropriate, the limits imposed under Sections 5.01 will be:

[1] Conditionally reduced by the number of Shares underlying each Award; and

[2] Absolutely reduced by [a] the number of Shares issued upon the exercise or settlement of an Award other than a SAR, [b] the number of Shares subject to each SAR however settled and [c] a number of Shares equal to [i] the cash amount paid by the Company upon the exercise or settlement of an Award (other than an Option or SAR) that, under the applicable Award Agreement, was originally to be settled in Shares, divided by [ii] the Fair Market Value of a Share on the date of that exercise or settlement transaction; and

[3] Increased by the number of Shares subject to (or associated with) any Award (or part of an Award) that, for any reason, is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without issuing Shares or without the payment of cash or any other consideration.

The number of Shares (if any) withheld to pay any Exercise Price or to satisfy any tax withholding obligation associated with the exercise or settlement of an Award (or part of an Award) will not be recredited to the number of authorized Shares.

5.03 Adjustment in Capitalization. If, after the Effective Date, there is a Share dividend or Share split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of Shares or other similar corporate change affecting Shares, the Board will appropriately adjust [1] the number of Shares that may be issued subject to Awards that may or will be

 Appendix II-7

granted to Participants during any period, [2] the aggregate number of Shares available for Awards or subject to outstanding Awards (as well as any Share-based limits imposed under the Plan), [3] the respective Exercise Price, number of Shares and other limitations applicable to outstanding or subsequently granted Awards and [4] any other factors, limits or terms affecting any outstanding or subsequently granted Awards; provided, however, that any adjustment pursuant to this Section 5.03 shall be made in accordance with the rules of Code §409A, to the extent applicable.

6.00 OPTIONS

6.01 Nature of Award. An Option gives a Participant the right to purchase a specified number of Shares if the terms and conditions described in the Plan and the associated Award Agreement (including paying the Exercise Price) are met before the Expiration Date. However, an Option will be forfeited to the extent that the applicable terms and conditions have not been met before the Expiration Date or to the extent that the Option is not exercised before the Expiration Date. All Options granted under this Section 6.00 will be nonqualified stock options and are not intended to meet the requirements of Code §422.

6.02 Granting Options. At any time during the term of the Plan, the Board may grant Options to Directors. The Award Agreement associated with each Option grant will describe the Exercise Price, the Expiration Date (which may never be later than the tenth anniversary of the Grant Date), the first date that the Option may be exercised, procedures for exercising the Option and any other terms and conditions affecting the Option.

6.03 Exercise Price. Except to the extent necessary to implement Section 3.01[3], each Option will bear an Exercise Price at least equal to the Fair Market Value of a Share on the Grant Date.

6.04 Exercising Options. An Option may be exercised only if all applicable terms and conditions have been met before the Expiration Date and only by sending to the Board (or its designee) a completed exercise notice (in the form prescribed by the Board) along with payment of the Exercise Price in accordance with the method or methods described in the associated Award Agreement. In addition to any other method or methods which may be described in the associated Award Agreement, payment of the Exercise Price may be made in cash, or its equivalent, or, unless otherwise specified by the Board and reflected in the associated Award Agreement(s), by tendering, either actual delivery of Shares or by attestation, Shares acceptable to the Board, by the withholding of Shares which would otherwise be issued in connection with the exercise of the Option, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any Shares so tendered to the Company as of the date of such tender or so withheld by the Company as of the date of such withholding is at least equal to the Exercise Price borne by the Option being exercised.

6.05 Rights Associated With Options. Unless otherwise specified in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Shares underlying an unexercised Option.

7.00 WHOLE SHARES

At any time during the term of the Plan, the Board may grant Whole Shares to Directors. Whole Shares may be granted on any basis and subject to any terms and conditions that the Board believes to be appropriate.

8.00 RESTRICTED STOCK

8.01 Nature of Award. Restricted Stock are Shares issued on the Award’s Grant Date which are subject to specified restrictions on transferability and forfeitability. Any restrictions on transferability and forfeitability will lapse at the end of the associated Restriction Period only if the terms and conditions specified in the Plan and the associated Award Agreement are met during the Restriction Period. However, Restricted Stock will be forfeited to the extent that applicable terms and conditions have not been met before the end of the Restriction Period.

8.02 Granting Restricted Stock. At any time during the term of the Plan, the Board may grant Restricted Stock to Directors. The Award Agreement associated with each Restricted Stock grant will describe the terms and conditions that must be met during the Restriction Period if the Award is to be earned and settled and any other terms and conditions affecting the Restricted Stock.

8.03 Earning Restricted Stock. Restricted Stock will be held by the Company as escrow agent and will be:

[1] Forfeited, if the applicable terms and conditions have not been met; or

[2] Released from escrow and distributed to the Participant as soon as administratively feasible after the last day of the Restriction Period, but in no event later than the 15th day of the third month following the later of the end of the calendar year or the Company’s taxable year in which the Restricted Stock is no longer subject to a substantial risk of forfeiture, if the applicable terms and conditions have been met.

 Appendix II-8

Any fractional Share of Restricted Stock will be settled in cash.

8.04 Rights Associated With Restricted Stock. During the Restriction Period and unless otherwise specified in the associated Award Agreement:

[1] Each Participant to whom Restricted Stock has been issued may exercise full voting rights associated with that Restricted Stock; and

[2] Any dividends and other distributions paid with respect to such Restricted Stock will be held by the Company as escrow agent during the Restriction Period. At the end of the Restriction Period, such dividends or other distributions will be distributed to the affected Participant or forfeited as provided in Section 8.03 with respect to the Restricted Stock as to which they were paid. No interest or other accretion will be credited with respect to any dividends or other distributions held in this escrow account. If any dividends or other distributions are paid in Shares, those Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which such dividends or other distributions were paid.

9.00 RESTRICTED STOCK UNITS

9.01 Nature of Award. Restricted Stock Units give a Participant the unfunded, unsecured right to receive a specified number of Shares (or cash equal to the Fair Market Value of those Shares) in the future if the terms and conditions described in the Plan and the associated Award Agreement are met during the Restriction Period. However, Restricted Stock Units will be forfeited to the extent that applicable terms and conditions have not been met before the end of the Restriction Period.

9.02 Granting Restricted Stock Units. At any time during the term of the Plan, the Board may grant Restricted Stock Units to Directors. The Award Agreement associated with each Restricted Stock Unit grant will describe the terms and conditions that must be met during the Restriction Period if the Award is to be earned and settled, the form in which the Award will be settled if it is earned and any other terms and conditions affecting the Restricted Stock Units.

9.03 Earning Restricted Stock Units. Restricted Stock Units will be:

[1] Forfeited, if the applicable terms and conditions have not been met; or

[2] Settled in the manner described in Section 9.04, if the applicable terms and conditions have been met.

9.04 Settling Restricted Stock Units. As soon as administratively feasible after the applicable terms and conditions have been met, but in no event later than the 15th day of the third month following the later of the end of the calendar year or the Company’s taxable year in which the Restricted Stock Units are no longer subject to a substantial risk of forfeiture, Restricted Stock Units will be settled [1] in full Shares equal to the number of Restricted Stock Units to be settled plus cash equal to the Fair Market Value of any fractional Share subject to a Restricted Stock Unit being settled, [2] for cash equal to the number of Restricted Stock Units to be settled, multiplied by the Fair Market Value of a Share on the settlement date, or [3] in a combination of Shares and cash computed under subsections 9.04[1] and [2]. The method of settling Restricted Stock Units will be described in the associated Award Agreement.

9.05 Rights Associated With Restricted Stock Units. Unless specified otherwise in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Shares underlying Restricted Stock Units that have not been settled.

10.00 STOCK APPRECIATION RIGHTS

10.01 Nature of Award. A SAR gives a Participant the right to receive the difference between the Exercise Price of the SAR and the Fair Market Value of a Share on the date the SAR is exercised, but only if the terms and conditions described in the Plan and the associated Award Agreement are met before the Expiration Date. However, a SAR will be forfeited to the extent that applicable terms and conditions have not been met before the Expiration Date or to the extent that the SAR is not exercised before the Expiration Date.

10.02 Granting SARs. At any time during the term of the Plan, the Board may grant SARs to Directors. The Award Agreement associated with each SAR grant will describe the Exercise Price, the Expiration Date (which may never be later than the tenth anniversary of the Grant Date), the first date that the SAR may be exercised, procedures for exercising the SAR, the form in which the SAR will be settled if the SAR is earned and any other terms and conditions affecting the SAR.

10.03 Exercise Price. Except to the extent necessary to implement Section 3.01[3], each SAR will bear an Exercise Price at least equal to the Fair Market Value of a Share on the Grant Date.

 Appendix II-9

10.04 Exercising and Settling SARs. SARs may be exercised only if all applicable terms and conditions have been met before the Expiration Date and only by sending to the Board (or its designee) a completed exercise notice (in the form prescribed by the Board). As soon as administratively feasible after the SARs are exercised, SARs will be settled in [1] full Shares equal to [a][i] the difference between the Fair Market Value of a Share on the date the SARs are exercised and the Exercise Price, multiplied by [ii] the number of SARs being exercised, and divided by [iii] the Fair Market Value of a Share on the date the SARs are exercised, plus [b] cash equal to the Fair Market Value of any fractional Share subject to the SARs being exercised, [2] cash equal to [a] the difference between the Fair Market Value of a Share on the date the SARs are exercised and the Exercise Price, multiplied by [b] the number of SARs being exercised or [3] a combination of full Shares and cash computed under subsections 10.04[1] and [2]. The method of settling SARs will be specified in the associated Award Agreement.

10.05 Rights Associated With SARs. Unless specified otherwise in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Shares underlying an unexercised SAR.

11.00 TERMINATION/BUY OUT

11.01 Effect of Termination on Awards. Unless specified otherwise in the associated Award Agreement or the Plan, the following treatment will apply to Awards upon a Termination:

[1] Death, Disability or Retirement. If a Participant Terminates due to death, Disability or Retirement:

[a] All Options and SARs then held by the Participant (whether or not then exercisable) will become fully vested and exercisable on the Termination date and may be exercised at any time before the earlier of [i] the Expiration Date specified in the Award Agreement or [ii] the third anniversary of the Termination date.

[b] All Restricted Stock and Restricted Stock Units granted to the Participant will become fully vested on the Termination date.

[c] All Whole Shares granted to the Participant will be subject to the terms and conditions, if any, described in the associated Award Agreement.

[2] Termination for Cause. If a Participant Terminates for Cause, all Awards that are outstanding (whether or not then exercisable) will be forfeited on the Termination date.

[3] Termination for any Other Reason. If a Participant Terminates for any reason not described in Section 11.01[1] or [2], [a] all Options and SARs that are outstanding on the Termination date and which are then vested and exercisable may be exercised at any time before the earlier of [i] the Expiration Date specified in the Award Agreement or [ii] the first anniversary of the Termination date and [b] all Options and SARs that are not then vested and exercisable and all other Awards that are outstanding will be forfeited on the Termination date. Notwithstanding the foregoing, the Board will have the right, in its sole discretion, to accelerate the vesting or exercisability of any Award upon a Participant’s Termination.

11.02 Code §409A. Regardless of any other provision in the Plan or the associated Award Agreement, if a Participant becomes entitled to the payment, exercise or settlement of any Award that is subject to Code §409A upon the Participant’s Termination, the payment, exercise or settlement of such Award will not be made or permitted before the Participant Separates from Service.

11.03 Other Limits on Exercisability or Settlement. Unless otherwise specified in the associated Award Agreement or other written agreement between the Participant and the Company or any Related Entity and regardless of any other Plan provision, all Awards granted to a Participant that have not been exercised or settled will be forfeited if the Participant:

[1] Without the Board’s written consent, which may be withheld for any reason or for no reason, serves (or agrees to serve) as an officer, director, consultant or employee of any proprietorship, partnership, corporation, limited liability company or other entity or becomes the owner of a business or a member of a partnership that competes with the Company or a Related Entity or renders any service to entities that compete with the Company or a Related Entity; or

[2] Deliberately engages in any action that the Board concludes could harm the Company or any Related Entity.

11.04 Buy Out of Awards. The Board, in its sole discretion, may offer to buy for cash or by substitution of another Award (but only to the extent that the offer and the terms of the offer do not, and on their face are not likely to, generate penalties under Code §409A, violate any other applicable law or violate the provisions of Section 4.04)

 Appendix II-10

any or all outstanding Awards held by any Participant, other than an Award subject to Code §409A, whether or not exercisable, by providing to that Participant written notice (“Buy Out Offer”) of its intention to exercise the rights reserved in this section and other information, if any, required to be included under applicable securities laws. If a Buy Out Offer is made, the Company will transfer to each Participant accepting the offer the value of the Award to be purchased or exchanged. The Company will complete any buy out made under this section as soon as administratively feasible, but no later than 60 days, after the date of the Participant’s acceptance of the Buy Out Offer. For purposes of this Section 11.04, the value of the Award subject to a Buy Out Offer shall be: (1) in the case of an Option or SAR, the difference between (a) the aggregate Fair Market Value, as of the date of the Buy Out Notice, of the Shares underlying each exercisable Option or SAR (or portion of each Option or SAR) to be cancelled and (b) the aggregate Exercise Price associated with each such exercisable Option or SAR (or portion thereof) to be cancelled, and (2) in the case of any other Award, the aggregate Fair Market Value, as of the date of the Buy Out Notice, of the Shares subject to the Award.

12.00 EFFECT OF BUSINESS COMBINATION OR CHANGE IN CONTROL

Upon a Business Combination or a Change in Control, and unless otherwise specified in the associated Award Agreement, all of a Participant’s Awards will become fully vested and exercisable.

13.00 AMENDMENT AND TERMINATION OF PLAN AND AWARD AGREEMENTS

13.01 Termination, Suspension or Amendment of the Plan. The Board may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy requirements imposed by [1] applicable law or [2] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no termination, suspension or amendment may, without the consent of the affected Participant (and except as specifically provided in the Plan or the Award Agreement), adversely affect any Award granted before the termination, suspension or amendment. However, nothing in this section will restrict the Board’s right to amend the Plan without any additional consideration to affected Participants to the extent necessary to avoid penalties to the Participants arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or any Award Agreement before those amendments are adopted.

13.02 Amendment and Termination of Award Agreements. Without the mutual, written consent of both the Company and the affected Participant, once issued, an Award Agreement may not be amended except as specifically provided in the Plan or the Award Agreement. However, nothing in this section will restrict the Board’s right to amend an Award Agreement without additional consideration to the affected Participant to the extent necessary to avoid penalties to the Participant arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Award Agreement before those amendments are adopted.

14.00 MISCELLANEOUS

14.01 Assignability. Except as described in this section or as provided in Section 14.02, an Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution and, during a Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. However, with the permission of the Board, a Participant or a specified group of Participants may transfer Awards to a revocable inter vivos trust of which the Participant is the settlor, or may transfer Awards to any member of the Participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant’s immediate family, any partnership or limited liability company whose only partners or members are members of the Participant’s immediate family or an organization described in Code §501(c)(3) (“Permissible Transferees”). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Board. A Permissible Transferee may not retransfer an Award except by will or the laws of descent and distribution and then only to another Permissible Transferee.

14.02 Beneficiary Designation. Each Participant may name a beneficiary or beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Unless otherwise provided in the beneficiary designation, each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Board and will be effective only when filed in writing with the Board. If a Participant has not made an effective beneficiary designation, the deceased Participant’s beneficiary will be his or her surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

 Appendix II-11

14.03 No Guarantee of Continuing Services. Except as otherwise specified in the Plan, nothing in the Plan may be construed as:

[1] Conferring on any Participant any right to continue as a Director;

[2] Guaranteeing that any Director will be selected to be a Participant; or

[3] Guaranteeing that any Participant will receive any future Awards.

14.04 Tax Withholding. The Company will withhold or collect any amount required to be remitted by the Company in advance payment of any taxes associated with the vesting, exercise or settlement of any Award. This amount may be [1] withheld from other amounts due to the Participant, [2] withheld from the value of any Award being settled or any Shares being transferred in connection with the exercise or settlement of an Award or from any compensation or other amount owing to the Participant or [3] collected directly from the Participant.

14.05 Indemnification. Each individual who is or was a member of the Board (or to whom any duties have been delegated under Section 4.02) is entitled, in good faith, to rely on or to act upon any report or other information furnished by any executive officer, other officer or other employee of the Company or any Related Entity, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Board members (and any Person to whom any duties have been delegated under Section 4.02) and any officer of the Company or any Related Entity acting at the direction or in behalf of the Board or a delegee will not be personally liable for any action or determination taken or made in good faith with respect to the Plan and will, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any act or determination just described.

14.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company or any Related Entity to establish other plans or to pay compensation to its directors, in cash or property, in a manner not expressly authorized under the Plan.

14.07 Requirements of Law. The grant of Awards and the issuance of Shares will be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Certificates for Shares delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Board believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or other recognized market or quotation system upon which the Shares are then listed or traded, or any other applicable federal or state securities law. The Board may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

14.08 Governing Law. The Plan, and all agreements and notices hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.

14.09 No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

14.10 Term of the Plan. The Plan will be effective on the Effective Date. Subject to Section 13.00, the Plan will terminate on the date following the tenth Annual Meeting at which Directors are elected succeeding the Effective Date; provided, however, that any Award outstanding on the day the Plan is terminated will continue to have force and effect in accordance with the provisions of the Plan and the Award Agreement.

14.11 Rights as Shareholders. Unless otherwise specified in the associated Award Agreement or as otherwise specifically provided in the Plan, Shares acquired through an Award [1] will bear all dividend and voting rights associated with all Shares and [2] will be transferable, subject to applicable federal securities laws, the requirements of any national securities exchange or other recognized market or quotation system on which Shares are then listed or traded or any blue sky or state securities laws.

14.12 Successors. The Plan will be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of the Participant and the executor, administrator or trustee of the estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

14.13 Code §409A. It is intended the Plan be exempt from Code §409A and the Treasury Regulations promulgated thereunder, and the Plan shall be interpreted, administered and operated accordingly. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant. None of the Company, the Board, or any other Person shall have any liability with respect to a Participant in the event the Plan fails to comply with the requirements of Code §409A.

 Appendix II-12

WORTHINGTON INDUSTRIES, INC. ATTN: SHAREOWNER SERVICES P.O. BOX 218 PORTLAND, OR 97228-2168

VOTE BY INTERNET

Before The Date Of The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on September 28, 2016. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/WOR16

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on September 28, 2016. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and then follow the instructions.

VOTE BY MAIL

If you received a printed copy of the proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E12991-P81817	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WORTHINGTON INDUSTRIES, INC.			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
The Board of Directors recommends a vote FOR each of the listed nominees for election as a director and FOR			☐	☐	☐
Proposals 2, 3 and 4.

1.	Election of three directors each to serve for a term of three years to expire at the 2019 Annual Meeting of Shareholders:

Nominees:

	01)	Kerrii B. Anderson
	02)	John P. McConnell
	03)	Mary Schiavo

								For	Against	Abstain

2.	Approval of advisory resolution on executive compensation.							☐	☐	☐

3.	Approval of the Second Amendment to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors.							☐	☐	☐

4.	Ratification of selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2017.							☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting.

Each of the foregoing proposals is more fully described in the Proxy Statement for the Annual Meeting.

This proxy will be voted as directed above. If no direction is made, except in the case of broker non-votes, this proxy will be voted FOR all nominees listed above and FOR Proposals 2, 3 and 4.

Please sign exactly as your name appears on this proxy card. Executors, administrators, trustees, guardians, attorneys and agents must give their full titles. If shareholder is a corporation, an authorized officer must sign in full corporate name. If shareholder is a partnership or other entity, an authorized person must sign in the entity’s full name. If the Common Shares represented by this proxy are held in joint tenancy, both holders must sign this proxy card.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

NOTICE OF VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, SEPTEMBER 29, 2016, AT 2:00 P.M., EDT

Access to this year’s virtual Annual Meeting of Shareholders will be available at
www.virtualshareholdermeeting.com/WOR16. A replay of the Annual Meeting of Shareholders will be available for one year.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Shareholders of Worthington Industries, Inc. to be Held on September 29, 2016:

The Notice of Annual Meeting of Shareholders, the Proxy Statement and the Company’s 2016 Annual Report
to Shareholders are available at www.proxyvote.com.

E12992-P81817

WORTHINGTON INDUSTRIES, INC.	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WORTHINGTON INDUSTRIES, INC. PLEASE COMPLETE, SIGN AND DATE THIS PROXY CARD WITHIN THE BOXES ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Each shareholder identified on this proxy card hereby constitutes and appoints John P. McConnell, B. Andrew Rose and Dale T. Brinkman, and each of them, with full power of substitution, the lawful agents and proxies of the shareholder to attend the Annual Meeting of Shareholders of Worthington Industries, Inc. (the “Company”) to be held via live webcast only at www.virtualshareholdermeeting.com/WOR16, on Thursday, September 29, 2016, at 2:00 p.m., Eastern Daylight Time, and to vote all of the Common Shares of the Company that the shareholder is entitled to vote at such Annual Meeting, as directed on the reverse side with respect to the matters set forth on the reverse side, and to vote such Common Shares with discretionary authority on all other matters which are properly brought before the Annual Meeting.

All proxies previously given or executed by each shareholder identified on this proxy card are hereby revoked.

Continued and to be signed on reverse side